PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

TRUSTEE.

Fortieth Supplemental Indenture

Dated as of September 1, 1954.

Relating to an Issue of First Mortgage Bonds, 3 1/2% Series

Due September 1, 1984.

Supplemental to and modifying First Mortgage

dated as of June 2, 1924.

(NOT PART OF INDENTURE)

PUGET SOUND POWER & LIGHT COMPANY

FORTIETH SUPPLEMENTAL INDENTURE DATED

AS OF SEPTEMBER 1, 1954

TABLE OF CONTENTS

Inserted for convenience only and not as a part of the Fortieth

Supplemental Indenture.

		PAGE
SEC. TWO.	Redemption Provisions for Bonds of the 1984 Series	29

SEC. THREE.	Sinking and Improvement Fund for Bonds of the 1984 Series	31

SEC. FOUR.	Depreciation Fund	36

SEC. FIVE.	Restriction on Payment of Dividends on Common Stock	41

SEC. SIX.	Duration of Effectiveness of Article II	42

ARTICLE III.

AMOUNT OF BONDS PRESENTLY TO BE OUTSTANDING.

SEC. ONE.	Bonds to be outstanding—certification of additional Bonds prior to modification effected by Part II	43

ARTICLE IV.

COVENANTS, RESTRICTIONS, CONDITIONS AND PROVISIONS ADDITIONAL TO THOSE CONTAINED IN THE FIRST MORTGAGE.

SEC. ONE.	Covenant as to title	44

SEC. TWO.	Warranty of title, etc	45

SEC. THREE.	Applicability of covenants in First Mortgage	45

SEC. FOUR.	Covenant to maintain lien	46

SEC. FIVE.	Amendment of §§ 5.16(a) and (c), 5.17, 5.19, 5.20(a), 5.22(a) and 5.26 of the Twenty-fifth Supplemental Indenture	46

SEC. SIX.	Amendment of Section 17 of Article I and of Subsection (1) of Section 2 of Article IV of the First Mortgage	46

SEC. SEVEN.	Amendment of Subsection (4) of Section 2 of Article IV, Clause (D) of Part II of Subdivision 1, Section 3 of Article IV and Part I of Section 5 of Article IV of the First Mortgage	46

SEC. EIGHT.	Amendment of §1.02 of the Twenty-fifth Supplemental Indenture; restrictions as to refundable underlying mortgages and bonds	47

SEC. NINE.	Restriction on effectiveness of Article VII and of §§8.09 and 8.10 of the Twenty-fifth Supplemental Indenture	48

SEC. TEN.	Restriction on certain provisions of the Fortieth Supplemental Indenture becoming operative	48

PART II.

Definition of “effective modification date”, steps to make such modification effective, release of certain excepted property and the Diamond Ice & Storage Co. capital stock.

ARTICLE ONE.

DEFINITIONS OF CERTAIN TERMS.

(See also alphabetical listing of Defined Terms, page xv.)

		PAGE
SEC. 1.01.	“Company”	51

SEC. 1.02.	“obligor”	51

SEC. 1.03.	“Trustee”	51

SEC. 1.04.	“corporation”	51

SEC. 1.05.	“person”	51

SEC. 1.06.	“affiliate”, “control”, etc	51

SEC. 1.07.	“Indenture”, “Fortieth Supplemental Indenture”, “Revised First Mortgage”, “effective modification	52

SEC. 1.08.	“supplemental indenture” and “indenture supplemental hereto”	52

SEC. 1.09.	“Parts”, “Articles”; “Sections”, etc. and “herein”, “hereof”, etc. and “Granting Clauses.	52

SEC. 1.10.	“Bond”, “Bonds”	53

SEC. 1.11.	“outstanding” with reference to Bonds	53

SEC. 1.12.	“Bondholders”, “holders of Bonds”, etc	54

SEC. 1.13.	“responsible officer”	54

SEC. 1.14.	“trust estate”, “mortgaged property”	55

SEC. 1.15.	“excepted property”	55

SEC. 1.16.	“trust moneys”	55

SEC. 1.17.	“sound accounting practice”	55

SEC. 1.18.	“written order” “request”, “notice” or “consent” of the Company	55

SEC. 1.19.	“Board of Directors”, “Board”, “certified resolution” or “resolution of the Board”	55

SEC. 1.20.	“officers’ certificate”	56

v

ARTICLE FOUR.

ISSUANCE OF BONDS PURSUANT TO REVISED FIRST MORTGAGE.

		PAGE
SEC. 4.01.	Incorporation by reference in Article Four of the provisions of the Bonds of the 1984 Series.	100

ARTICLE FIVE.

AUTHENTICATION AND DELIVERY OF ADDITIONAL BONDS.

SEC. 5.01.	Issue of Additional $25,000,000 principal amount of Bonds against property owned by the Company on August 31, 1954	101

SEC. 5.02.	General provisions for authentication and delivery of additional Bonds	101

SEC. 5.03.	Authentication and delivery of Bonds on the basis of unfunded net additions	103

SEC. 5.04.	Authentication and delivery of Bonds on the basis of the deposit of cash	103

SEC. 5.05.	Authentication and delivery of Bonds on the basis of unfunded Bond credits	104

SEC. 5.06.	Issuance of Bonds by Company—status of reacquired Bonds	105

ARTICLE SIX.

CONCERNING PLEDGED OBLIGATIONS.

SEC. 6.01.	General provisions as to pledged	105

SEC. 6.02.	Company entitled to receive interest; principal to be held as trust moneys	106

SEC. 6.03.	Disposition of pledged obligations upon payment of principal and interest to Trustee	106

SEC. 6.04.	Trustee to have rights of owner as to all obligations pledged with it	106

*	Not effective until Indenture is qualified under Trust Indenture Act.

x

		PAGE
SEC. 12.13.	Covenants of Company to pay Bonds and coupons, with interest if any is due; proof of debt by Trustee; recovery of judgment by Trustee and application of proceeds	155

SEC. 12.14.	Proceedings by Trustee to protect security	158

SEC. 12.15.	Payment by Trustee or Bondholders of amounts payable by Company	158

SEC. 12.16.	Waiver of stay or extension laws, etc	159

SEC. 12.17.	Waiver of service of process and consent to entry of judgment by Company	159

SEC. 12.18.	Personal property deemed real estate	160

SEC. 12.19.	Surrender of possession of trust estate to trustee or receiver	160

SEC. 12.20.	Rights of Bondholders to control proceedings by Trustee	161

SEC. 12.21.	Limitation on Bondholders’ right to sue	161

SEC. 12.22.	Waiver of period of grace by Company	162

SEC. 12.23.	Waiver of certain defaults by Bondholders	163

SEC. 12.24.	Delay or omission in exercising remedy not waiver of default	163

SEC. 12.25.	Effect of abandonment of foreclosure or other proceedings	163

SEC. 12.26.	Remedies cumulative	163

SEC. 12.27.	Rights of action enforceable by Trustee without possession or production of Bonds	164

SEC. 12.28.	Subordination of coupons or claims for interest after extension, separate transfer, etc.	164

SEC. 12.29.	Remedies in Article Twelve subject to applicable laws	165

ARTICLE THIRTEEN.

EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS.

SEC. 13.01.	Proof of execution of requests, etc., holding and ownership of Bonds	165

SEC. 13.02.	Effect of Bondholders’ action on subsequent holders	166

		PAGE
SEC. 15.11.	Certificate of officers as evidence of facts.	176

SEC. 15.12.	Trustee may give notices, etc	176

*SEC. 15.13.	A. Trustee acquiring conflicting interest must eliminate such interest or resign	176

	B. Trustee must give notice of failure to remove conflicting interest or resign.	177

	C. Bondholders may petition for removal of Trustee for failure to remove conflicting interest	177

	D. What constitutes conflicting interest	177

	E. Calculation of percentages of securities specified in Section 15.13 D	181

	F. Application of this Section to separate trustee or co-trustee	182

*SEC. 15.14.	A. Apportionment of preferential collections by Trustee in certain cases of default, transactions excepted from apportionment, application of apportionment to Trustee who has resigned	183

	B. Certain creditor relationships excluded from such apportionment	186

SEC. 15.15.	Resignation of Trustee	188

SEC. 15.16.	Removal of Trustee	188

SEC. 15.17.	Appointment of successor trustee	189

SEC. 15.18.	Right to appoint separate or co-trustee	190

SEC. 15.19.	Acceptance of trust by and conveyance to successor trustee	192

SEC. 15.20.	Effect of merger, consolidation, etc., of Trustee	193

ARTICLE SIXTEEN.

DEFEASANCE AND PAYMENT.

SEC. 16.01.	Discharge of Indenture	194

SEC. 16.02.	Payment of principal and interest to bearers or registered owners, surrender of Bonds by Company	195

SEC. 16.03.	Termination of lien upon deposit of funds	196

SEC. 16.04.	Repayment to Company of unclaimed moneys.	197

SEC. 16.05.	Transfer to Trustee of moneys held by paying agent	197

*	Not effective until Indenture is qualified under Trust Indenture Act.

ARTICLE SEVENTEEN.

LIMITATIONS OF LIABILITY.
		PAGE
SEC. 17.01.	Limitations of liability	198

ARTICLE EIGHTEEN.

SUPPLEMENTAL INDENTURES AND MODIFICATIONS OF INDENTURE.

SEC. 18.01.	Supplemental indentures	199

SEC. 18.02.	Modification of Indenture with consent of Bondholders	201

SEC. 18.03.	Effect of supplemental indentures	202

SEC. 18.04.	Opinion of counsel as evidence of compliance with this Article	203

SEC. 18.05.	Notations on Bonds—provision for new Bonds	203

SEC. 18.06.	Supplemental indentures to conform to Trust Indenture Act of 1939	203

ARTICLE NINETEEN.

SUNDRY PROVISIONS.

SEC. 19.01.	Covenants inure to benefit of successors and assigns	203

SEC. 19.02.	Parties in interest	204

SEC. 19.03.	Consent to undertaking for costs	204

SEC. 19.04.	Provisions required by Trust Indenture Act to control	204

SEC. 19.05.	References to Trust Indenture Act	205

SEC. 19.06.	Severability clause	205

SEC. 19.07.	Titles, etc., not part of Indenture	205

SEC. 19.08.	Date of execution of Indenture	205

SEC. 19.09.	Execution in several counterparts	205

ARTICLE TWENTY.

SCHEDULE OF EXCEPTED PROPERTIES.

SEC. 20.01.	Excepted Properties	205

ATTESTATION, EXECUTION AND ACKNOWLEDGMENT		208

INDEX OF DEFINED TERMS IN PART II

(Inserted for convenience only and not as a part of the Indenture)

Section
accountant	1.24
affiliate	1.06
affiliated	1.06
affiliation	1.06
amount	1.31
annual interest charges on bonded indebtedness	1.42
application	1.26
appraiser	1.23
Articles	1.09
Board	1.19
Board of Directors	1.19
Bondholders	1.12
Bond or Bonds	1.10
Bond credit application	1.37
Bond credits	1.34
certificate of available Bond credits	1.37
certificate of available net additions	1.37
certified resolution	1.19
Company	1.01
control	1.06
controlled by	1.06
controlling	1.06
corporation	1.04
cost	1.29
defaults	12.01
deposited obligations	2.11
earnings certificate	1.42
effective modification date	1.07
engineer	1.22
excepted property	1.15
fair value	1.30
Fortieth Supplemental Indenture	1.07
funded	1.35
governmental entity	7.04
Granting Clauses	1.09
hereby	1.09
herein	1.09
hereof	1.09
hereunder	1.09
holders	1.12
holders of Bonds	1.12

Section
Indenture	1.07
indenture supplemental hereto.	1.08
independent	1.25
minimum provision for depreciation	1.32
mortgaged property	1.14
net additions	1.33
net earnings available for interest	1.42
net property additions application	1.37
obligations	6.01
obligor	1.02
officers’ certificate	1.20
opinion of counsel	1.21
“outstanding” with reference to Bonds	1.11
“outstanding” with reference to prior lien indebtedness	1.39
Parts	1.09
permitted encumbrances	1.40
person	1.05
prior lien	1.38
prior lien indebtedness	1.38
prior lien debt	1.38
property additions	1.28
purchase money obligations	7.06
resolution of the Board	1.19
responsible officer	1.13
retirements	1.43
Revised First Mortgage	1.07
Sections	1.09
sound accounting practice	1.17
subdivision	1.09
successor corporation	14.01
supplemental indenture	1.08
title	1.41
trust estate	1.14
trust moneys	1.16
Trustee	1.03
unfunded	1.36
under common control with	1.06
utility property	1.27
written consent of the Company	1.18
written notice of the Company	1.18
written order of the Company	1.18
written request of the Company	1.18

Prefatory Statement.

[Inserted for convenience only and not as a part of the Indenture.]

This Fortieth Supplemental Indenture is divided into two parts, designated as Part I and Part II. Part I provides for the establishment of a new series of bonds and covenants, restrictions conditions, provisions and modifications to the extent permitted by the provisions of Article XIX of the Original Mortgage of June 2, 1924 as heretofore supplemented and modified, hereinafter sometimes called the “First Mortgage”. The First Mortgage as supplemented and modified by said Part I is hereinafter sometimes called the “Revised First Mortgage”. Part II provides for further modifications of the Original Mortgage, as heretofore supplemented and modified and hereby supplemented and modified in Part I of this Fortieth Supplemental Indenture, which shall become effective only upon obtaining approval of the holders of at least two-thirds of each class of stock of the Company outstanding and entitled to vote and the taking of other appropriate action as hereinafter provided to make such modifications effective. The Revised First Mortgage as modified by said Part II is hereinafter sometimes called “the Indenture” or “this Indenture”.

THIS FORTIETH SUPPLEMENTAL INDENTURE, made as of the first day of September, 1954, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (hereinafter sometimes called the “Company”), party of the first part; and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam,

Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee thirty-nine indentures supplemental to the Original Mortgage as follows: First Supplemental Indenture, dated August 22, 1924, Second Supplemental Indenture, dated September 26, 1924, Third Supplemental Indenture, dated October 31, 1924, Fourth Supplemental Indenture, dated February 28, 1925, a Supplemental Indenture, unnumbered, dated April 13, 1925, Fifth Supplemental Indenture, dated June 10, 1925, Sixth Supplemental Indenture, dated August 14, 1925, Seventh Supplemental Indenture, dated January 18, 1926, Eighth Supplemental Indenture, dated May 5, 1926, Ninth Supplemental Indenture, dated August 10, 1926, a Supplemental Indenture, unnumbered, dated August 16, 1926, Tenth Supplemental Indenture, dated November 24, 1926, Eleventh Supplemental Indenture, dated March 8, 1927, a Supplemental Indenture, unnumbered, dated June 23, 1927, Twelfth Supplemental Indenture, dated December 20, 1927, Thirteenth Supplemental Indenture, dated October 9, 1929, Fourteenth Supplemental Indenture, dated as of May 1, 1930, Fifteenth Supplemental Indenture, dated as of January 1, 1931, Sixteenth Supplemental Indenture, dated as of June 1, 1931, Seventeenth Supplemental Indenture, dated as of July 1, 1931, Eighteenth Supplemental Indenture, dated as of October 1, 1932, Nineteenth Supplemental Indenture, dated as of July 1, 1937, Twentieth Supplemental Indenture, dated as of April 15, 1938, Twenty-first Supplemental Indenture, dated as of November 1, 1941, Twenty-fifth Supplemental Indenture, dated as of December 1, 1942, Twenty-sixth Supplemental Indenture, dated as of December 1, 1943, Twenty-seventh Supplemental Indenture, dated as of December 1, 1944, Twenty-eighth Supplemental Indenture, dated as of December 1, 1945, Twenty-ninth Supplemental Indenture, dated as of December 1, 1946, Thirtieth

Supplemental Indenture, dated as of March 1, 1947, Thirty-first Supplemental Indenture, dated as of December 1, 1947, Thirty-second Supplemental Indenture, dated as of August 1, 1948, Thirty-third Supplemental Indenture, dated as of December 1, 1948, Thirty-fourth Supplemental Indenture, dated as of April 1, 1949, Thirty-fifth Supplemental Indenture, dated as of December 1, 1949, Thirty-sixth Supplemental Indenture, dated as of December 1, 1950, Thirty-seventh Supplemental Indenture, dated as of December 1, 1951, Thirty-eighth Supplemental Indenture, dated as of December 1, 1952, and Thirty-ninth Supplemental Indenture, dated as of December 1, 1953 (which Original Mortgage as so supplemented and modified is herein sometimes called the “First Mortgage”); and

WHEREAS, there have been duly executed, certified and delivered from time to time pursuant to the provisions of the Original Mortgage, as from time to time supplemented and modified, Bonds designated as Series A, Series B, Series C and Series D, Series E 6% (herein sometimes called “Series E Bonds”), First Mortgage Bonds, 4 1/4 % Series due December 1, 1972 (herein sometimes called “Bonds of the 1972 Series”) and First Mortgage Bonds, 3 1/4 % Series due March 1, 1977, all of which Bonds have been retired and cancelled or payment duly and irrevocably provided therefor, except (a) seven million dollars ($7,000,000) principal amount of Series E Bonds which have been certified and delivered by the Trustee and are now held by the Company but have not been sold or otherwise disposed of by the Company and which shall be used hereafter by the Company only pursuant to §5.04 and only for the purposes set forth in Clauses (1) and (2) of §5.05 of the Twenty-fifth Supplemental Indenture until required to be surrendered to and cancelled by the Trustee in accordance with the provisions of Part II of this Fortieth Supplemental Indenture, and (b) Twenty Million Six hundred Thirteen Thousand Dollars ($20,613,000) principal amount of Bonds of the 1972 Series which are now outstanding, and there are no outstanding underlying mortgages as defined in the First Mortgage; and

WHEREAS, it is provided in Section 17 of Article I and in Articles III, IV, and V of the First Mortgage that additional bonds of Series A and or other series duly established pursuant to the provisions of the First Mortgage may, upon compliance with the conditions therein set forth, be executed by the Company and certified and delivered by the Trustee from time to time; and

WHEREAS, the Board of Directors of the Company has established a new series of bonds to be designated First Mortgage Bonds, 3 1/2 % Series due September 1, 1984 (herein sometimes called “Bonds of the 1984 Series”) and has authorized an initial issue of Twenty-Five Million Dollars ($25,000,000) principal amount thereof and the Company has complied or will comply with all the provisions prerequisite to the issue of such additional bonds provided for in the First Mortgage as supplemented and modified by Part I of this Fortieth Supplemental Indenture (hereinafter sometimes called the “Revised First Mortgage”) ; and

WHEREAS, the Board of Directors of the Company has authorized an application to the Trustee to certify and deliver to or upon the written order of the Treasurer or an Assistant Treasurer of the Company Twenty-Five Million Dollars ($25,000,000) principal amount of Bonds of the 1984 Series, with terms and provisions as hereinafter set forth, and has stated that the application is for the certification and delivery of (a) Four Million Three Hundred Eighty-Seven Thousand Dollars ($4,387,000) principal amount of such Bonds of the 1984 Series, as residue bonds pursuant to Subdivision 1, Part I of Section 3 of Article IV of the First Mortgage, and (b) Twenty Million Six Hundred Thirteen Thousand Dollars ($20,613,000) principal amount of Bonds of the 1984 Series to anticipate the issue of bonds for the purpose of refunding an equivalent principal amount of the Bonds of the 1972 Series issued and outstanding as aforesaid, and proposes to deposit with the Trustee money equal to said principal amount pursuant to Section 2 of Article V of the First Mortgage; and

WHEREAS, the Company has elected to redeem all of the Bonds of the 1972 Series heretofore issued under the First Mortgage, now outstanding, and has directed or will direct the Trustee to apply the Twenty Million Six Hundred Thirteen Thousand Dollars ($20,613,000) to be deposited with the Trustee as aforesaid to the redemption of said Bonds of the 1972 Series and proposes to deposit with the Trustee for such purpose such additional amount as may be necessary so that there will be on deposit with the Trustee the entire amount required to be paid upon the redemption of said Bonds of the 1972 Series, including principal, premium and interest to the date fixed for redemption, and has delivered or will deliver to the Trustee a written instrument executed by the Company under its corporate seal, expressed to be irrevocable, advising the Trustee of its election to redeem such bonds and directing the Trustee, for and on behalf of the Company, to give notice of redemption of all of such bonds; and

WHEREAS, the Company has, since the execution and delivery of the Original Mortgage, acquired and/or constructed certain additional property and certain betterments, improvements, developments, extensions and additions to the property described in the Original Mortgage and indentures supplemental thereto heretofore executed and delivered to the Trustee by the Company; and

WHEREAS, the Trustee, without prejudice to its rights under the Original Mortgage and all previous indentures supplemental thereto, desires the detailed record of certain properties and the confirmation and assurance hereby given of its title to the properties conveyed and mortgaged or intended to be conveyed and mortgaged by the Original Mortgage and all previous supplemental indentures and the Trustee has requested the Company in accordance with the provisions of Section 9 of Article VII of the Original Mortgage to execute and deliver to it a supplemental indenture providing for the same; and

WHEREAS, it is provided in Article XIX of the Original Mortgage that the Company may execute and file with the Trustee and the Trustee at the request of the Company shall join in indentures supplemental thereto and which shall thereafter form a part thereof, for the purposes, among others, of adding to the covenants and agreements of the Company such further covenants or agreements as the Board of Directors of the Company shall consider to be for the protection of the trust estate and of the holders of bonds secured by the Original Mortgage although the freedom of action of the Company may be materially restricted thereby, and of making such provisions in regard to matters or questions arising under the Original Mortgage as may be necessary or desirable and not inconsistent with the Original Mortgage, and of providing for other limitations and conditions in addition to those contained in the Original Mortgage, whether applicable in respect of all bonds issued and to be issued under the Original Mortgage or in respect of one or more series thereof, or otherwise; and

WHEREAS, the Company also desires to modify, change, alter and eliminate certain provisions of the Revised First Mortgage, upon obtaining the approval of the holders of at least two-thirds of each class of stock of the Company outstanding and entitled to vote thereon at a meeting of stockholders of the Company to be called for the purpose, and such approval will not be obtained prior to the time the Company proposes to issue and sell Bonds of the 1984 Series; and

WHEREAS, Part I of this Fortieth Supplemental Indenture will provide for the establishment of the Bonds of the 1984 Series and covenants, restrictions, conditions, provisions and modifications relating to the First Mortgage as permitted pursuant to Article XIX of the Original Mortgage and Part II will provide for modifications of the Revised First Mortgage effective as soon as appropriate action has been taken as hereinafter provided in Part II to make such modifications effective; and

WHEREAS, the Bonds of the 1984 Series and all series of Bonds certified and delivered after the execution and delivery of this Fortieth Supplemental Indenture will, when the modifications in Part II hereof become effective, be subject to the provisions of the Revised First Mortgage as supplemented and modified in Part II of this Fortieth Supplemental Indenture (which Revised First Mortgage, as so supplemented and modified pursuant to said Part II, is herein sometimes called “the Indenture” or “this Indenture”); and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of and interest and premium, if any, on the initial issue of $25,000,000 of Bonds of the 1984 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the First Mortgage as modified and to be modified by this Fortieth Supplemental Indenture a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, THIS FORTIETH SUPPLEMENTAL INDENTURE WITNESSETH:

That, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Original Mortgage, as heretofore and hereby supplemented and modified, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal (and premium, if any) and interest of the bonds issued and to be issued under the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said bonds contained, and for the purpose of confirming the lien of the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, said Puget Sound Power & Light Company, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony Trust Company, as Trustee, and to its successor or successors in the trust created by the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Original Mortgage and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Original Mortgage, as heretofore and hereby supplemented and modified, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the

Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of the Fortieth Supplemental Indenture, is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Original Mortgage, as heretofore and hereby supplemented and modified, is excepted or to be excepted from the conveyance and mortgage thereby made or which has heretofore been released from the lien of the Original Mortgage, as heretofore and hereby supplemented and modified, or otherwise disposed of by the Company free from the lien of the Original Mortgage, as heretofore and hereby supplemented and modified, in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington, and described below, or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all eases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

KING COUNTY.
						Recorded
Section	Township	Range	Subdivision	Grantor	Date	Volume Deeds	Page
14	24	5E	A tract of land in NW 1/4 of NE 1/4	The Seaboard Lumber Company	5-13-54	3353	609

			A strip of land in Lots 3 and 4, Block 9, City of Renton .	Pacific Coast Railroad Company	1-25-54	3325	231

9	23N	5E	N. 150 feet of E 1/2 of SE 1/4 of SE 1/4 of SE 1/4, except W. 100 feet of S. 510 feet and except county roads; less all coal and minerals, and the right to explore for and mine the same	Amos E. Huseland and Nina M. Huseland, his wife	7-7-54	3373	167

KITSAP COUNTY.
						Recorded
Section	Township	Range	Subdivision	Grantor	Date	Volume Deeds	Page
3	25N	2E	That portion of S 1/2 of SW 1/4, of SW 1/4 lying southwesterly of State highway No. 21-A and southeasterly of County Road No. 18; except portion conveyed to State of Washington by deed recorded under Auditor’s file No. 532520, Records of Kitsap County, and except county roads	W. E. Van Wagoner, an unmarried man	6-7-54	589	36

PIERCE COUNTY.

			A tract of land on southeasterly side of intersection of 12th Street, N. W. and R/W of Northern Pacific and Great Northern Railways, in Mountain View Addition to Town of Puyallup	L. O. Johnson and Connie Marvin, now Connie Marvin Johnson, his wife	11-7-53	1049	205

SKAGIT COUNTY.

			Vacated Blocks 13 and 14 together with the vacated portion of Second Avenue and the north half of Wabasha Street, Railroad Addition to Anacortes	Oscar Foss and Esther C. Foss, his wife	3-29-54	261	584

			Lot 13, Block 1, Pape’s Addition to the City of Mount Vernon	Sadie Gordon, Administratrix of estate of Henry Gordon	4-2-54	262	43

WHATCOM COUNTY.

			Lots 13, 14, 15 and 16, Block 36, Amended Plat of Fairhaven	Mike Monson and Nellie Monson, his wife	5-26-54	398	55

31	39	5E	A .35 acre tract of land in Lot 5	Standard Oil Company of California	2-2-54	394	444

TO HAVE AND TO HOLD all and singular the said premises, properties, shares, franchises, rights and income and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Original Mortgage or otherwise, has or shall hereafter become subject to the Original Mortgage, as heretofore and hereby supplemented and modified and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the bonds and interest obligations issued and to be issued under and secured by the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, and to secure the payment of such bonds and the interest thereon, in accordance with the provisions of said bonds and of the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, without priority or distinction as to lien or otherwise of any bonds over any other bonds so that, except as otherwise expressly provided, the principal (and premium, if any) and interest of every such bond shall be equally and proportionately secured by the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, as if all said bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, and under and subject to the provisions and conditions and for the uses hereinafter and in the Original Mortgage, as heretofore supplemented and modified, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, set forth; it being hereby agreed as follows, to wit:

PART I.

ARTICLE I.

Definitions.

SECTION ONE. For the period from August 31, 1954 to the effective date, if any, of the modifications provided for in Part II of this Fortieth Supplemental Indenture, except as the context may otherwise require, (i) the terms hereinbelow in this Section One defined shall have the meanings specified in this Section One; (ii) unless otherwise defined in this Part I, all terms used herein which are defined in the Original Mortgage as heretofore supplemented and modified shall have the meanings so defined; (iii) to the extent not inconsistent with the provisions of the foregoing clauses (i) and (ii), all terms used in this Part I which are defined in Part II of this Fortieth Supplemental Indenture shall have the meanings specified in said Part II; and (iv) all other terms used herein which are defined in the Trust Indenture Act of 1939 shall (except as herein otherwise expressly provided) have the meanings assigned to such terms in said Act as in force on the date of the execution of this Fortieth Supplemental Indenture.

(a) The term “Trustee” shall mean and include Old Colony Trust Company and also any successor trustee, and, subject to the provisions of §8.12 of the Twenty-fifth Supplemental Indenture, any co-trustee which shall become such pursuant to Section 5 of Article XVIII of the Revised First Mortgage.

(b) The term “Original Mortgage” shall mean the above mentioned First and Refunding Mortgage of the Company dated as of June 2, 1924, and the term “First Mortgage” shall mean said First and Refunding Mortgage as heretofore supplemented and modified, and the term “Revised First Mortgage” shall mean the First Mortgage, as supplemented and modified by Part I of this Fortieth Supplemental Indenture.

(c) The term “funded” when applied to mortgaged property, shall mean

(1) All property owned by the Company on August 31, 1954 which is subject to the lien of the Revised First Mortgage; provided, that any net amount of Additional Property not theretofore funded (as defined in §1.02 of the Twenty-fifth Supplemental Indenture as modified by Section 3.05 of the Thirtieth Supplemental Indenture) may be used as the basis for the certification and delivery of not exceeding Four Million Three Hundred Eighty Seven Thousand Dollars ($4,387,000) principal amount of Bonds of the 1984 Series as residue bonds as provided in Section One of Article III of this Part I and shall not be deemed to be funded until so used;

(2) Additional Property to the extent of the amount thereof or net amount thereof which shall have been used and was requisite as a basis for the certification of bonds or the release of property or money from the lien of the Revised First Mortgage or to offset net retirements in accordance with any of the applicable provisions of the Revised First Mortgage or to offset any deficiency arising pursuant to Section 6 of Article IV of the Revised First Mortgage;

(3) Additional Property in an amount equal to any net additions made the basis of a credit to the sinking and improvement fund for the Bonds of the 1984 Series provided for in Section Three of Article II of Part I of this Fortieth Supplemental Indenture; and

(4) Additional Property in an amount equal to the excess of (i) the aggregate amount or cost of Additional Property made the basis of credits to the depreciation fund provided for in Section Four of Article II of Part I of this Fortieth Supplemental Indenture over (ii) the aggregate net retirements, for the period from August 31, 1954 to a date not more than 60 days prior to the date as of which the determination of the existing net amount of Additional Property not theretofore funded is being made. (For the purposes of this Clause (4), “amount”, “cost” and “Additional Property” shall have the same meanings and shall be computed on the same bases as “amount”, “cost” and “property additions”, respectively, as such terms are defined in Sections 1.31, 1.29 and 1.28 of Part II of this Fortieth Supplemental Indenture.) Any such excess shall not be a fixed deduction in future determinations of the net amount of Additional Property not theretofore funded but such net amount shall in each and every case be redetermined in the manner provided in this Subsection (c).

(d) The term “funded” when applied to Bonds or Bond credits shall mean

(1) Bonds, other than the Seven Million Dollars ($7,000,000) principal amount of Series E Bonds referred to in Section One of Article III of this Part I, heretofore certified and delivered pursuant to the First Mortgage; provided that any Bonds of the 1972 Series issued and outstanding at the date of the execution of this Fortieth Supplemental Indenture may, upon provision for the retirement thereof, be used as the basis for the certification and delivery of not exceeding Twenty Million Six Hundred Thirteen Thousand Dollars ($20,613,000) principal amount of Bonds of the 1984 Series as provided in Section One of Article III of this Part I and shall not be deemed to be funded until so used;

(2) Bonds of any series delivered to the Trustee to meet the requirements of the sinking and improvement fund pursuant to Section Three or the depreciation fund pursuant to Section Four of Article II of Part I of this Fortieth Supplemental Indenture or of any sinking fund, depreciation fund or analogous fund established pursuant to any subsequent supplemental indenture if so provided therein;

(3) Bonds of any series used as a basis for a credit to the sinking and improvement fund pursuant to Section Three or the depreciation fund pursuant to Section Four of Article II of Part I of this Fortieth Supplemental Indenture, or used as a basis for a credit to, or withdrawal of money in, any sinking fund, depreciation fund or analogous fund established pursuant to any subsequent supplemental indenture if so provided therein;

(4) Bonds of any series purchased, redeemed or otherwise retired pursuant to Subdivision 6 or Subdivision 7 of Section 2 of Article X of the Revised First Mortgage, or with sinking and improvement fund money pursuant to Section Three or with depreciation fund money pursuant to Section Four of Article II of Part I of this Fortieth Supplemental Indenture, or with any moneys in any sinking fund, depreciation fund or analogous fund established pursuant to any subsequent supplemental indenture if so provided therein;

(5) Bonds of any series used as the basis for the certification and delivery of Bonds as provided in Section 6 of Article III of the Revised First Mortgage or Bonds purchased, redeemed or otherwise retired with cash deposited pursuant to Sections 2 or 3 of Article V of the Revised First Mortgage; and

(6) Bonds of any series used as the basis for the withdrawal of trust moneys pursuant to Subdivisions 4 and 5 of Section 2 of Article X of the Revised First Mortgage.

(e) If and to the extent so provided herein or in any supplemental indenture establishing Bonds of any future series under the Revised First Mortgage, Additional Property, property additions, Bonds and Bond credits to the amount or net amount thereof, as the case may be which have become funded as provided in Subsections (c) and (d) of this Section One shall cease to be so funded when none of the Bonds of the 1984 Series or of such future series remain outstanding. The provisions of Subsection (d) shall also be subject to the provisions for the reinstatement of Bonds or Bond credits in Section Four of Article II of Part I of this Fortieth Supplemental Indenture or any similar provisions contained in any supplemental indenture.

(f) The term “unfunded” shall apply to and include any Additional Property, property additions, Bonds and Bond credits to an amount or net amount thereof not theretofore funded in any of the ways described in Subsections (c) and (d) of this Section One, or which have become unfunded as provided in Subsection (e) of this Section One, and any Bonds and Bond credits theretofore funded which have been reinstated pursuant to Section Four of Article II of Part I of this Fortieth Supplemental Indenture or as provided in any supplemental indenture.

(g) The term “officers’ certificate” shall mean a certificate signed by the President or a Vice President and the Treasurer or

an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

From and after the effective date of the modifications provided for in Part II of this Fortieth Supplemental Indenture, except as the context may otherwise require, all terms used in this Part I which are also defined in said Part II shall have the meanings specified in said Part II.

ARTICLE II.

Bonds of the 1984 Series and Certain Provisions Relating Thereto.

SECTION ONE. A. Terms of Bonds of the 1984 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 3 1/2% Series due 1984” (herein referred to as the “Bonds of the 1984 Series”). The aggregate principal amount of the Bonds of the 1984 Series shall not be limited, except as provided in Section 1 of Article I of the Original Mortgage, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 1984 Series shall be coupon Bonds of the denomination of $1,000, registerable as to principal, and registered Bonds without coupons of the denominations of $1,000 or any multiple thereof.

The coupon Bonds of the 1984 Series will be dated as of September 1, 1954, which date will be the date of the commencement of the first interest period for all Bonds of the 1984 Series, and the registered Bonds of the 1984 Series without coupons will be dated as of the date of issue. All Bonds of the 1984 Series shall mature September 1, 1984, and will bear interest at the rate of 3 1/2% per annum until the payment of the principal thereof, such interest to be payable semiannually on March 1 and September 1 in each year. The principal of, the premium, if any, and interest on, the Bonds of the 1984 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts or of its successor in trust, or, at the option of the holders of the Bonds of the 1984 Series, at the office or agency of the Company in the Borough of Manhattan, City and State of New York.

The definitive Bonds of the 1984 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

As permitted by the provisions of Section 13 of Article I of the Original Mortgage and upon payment at the option of the Company of the charges provided in Section 15 of Article I of the Original Mortgage, or as provided by Section 3.10 of Part II of this Fortieth Supplemental Indenture after the modifications in Part II become effective and upon payment at the option of the Company of the charges provided in Section 3.11 of said Part II, registered Bonds of the 1984 Series without coupons may be exchanged for a new registered Bond or Bonds of different authorized denominations of like aggregate principal amount or for a like aggregate principal amount of coupon Bonds of said series, with coupons attached representing interest from the last interest payment date to which interest has been paid on the registered Bonds surrendered in exchange, or both, and coupon Bonds of the 1984 Series may be exchanged for a like aggregate principal amount of registered Bonds of the said series without coupons of the same or a different authorized denomination or denominations.

The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of and premium, if any, and interest on the Bonds of the 1984 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1984 Series.

The Company may enter into an agreement with the holder of any registered Bond of the 1984 Series without coupons providing for the payment to such holder of the principal of and the premium, if any, and interest on such Bond or any part thereof at a place other than the offices or agencies therein specified, and for the making of notation, if any, as to principal payments on such Bond by such holder or by an agent of the Company or of the Trustee. The Trustee is authorized to approve any such agreement, and shall not be liable for any act or omission to act on the part of the Company, any such holder or any agent of the Company in connection with any such agreement.

B. Forms of Bonds of the 1984 Series. The coupon Bonds of the 1984 Series, the interest coupons to be attached thereto, the registered Bonds of said series, and the Trustee’s authentication certificate to be executed on all of the Bonds of said series, shall, subject to the provisions of the last paragraph of this Subsection B, be in substantially the following forms, respectively:

[FORM OF COUPON BOND OF THE 1984 SERIES]

No. M	$1,000

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 3 1/2% SERIES DUE 1984

DUE SEPTEMBER 1, 1984

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer or, if this bond be registered, to the registered owner hereof, the sum of One Thousand Dollars ($1,000) on September 1, 1984, or earlier as hereinafter provided, with interest thereon from September 1, 1954, at the rate of 3 1/2% per annum, payable semi-annually on the first days of March and September in each year until the principal becomes due and payable but, as to interest due at or prior to maturity, only upon surrender of the appropriate coupons attached hereto as they severally become due.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by an Indenture of Mortgage dated as of June 2, 1924, executed and delivered by the

Company to Old Colony Trust Company as Trustee, as modified by the Fourteenth Supplemental Indenture, dated as of May 1, 1930, by the Sixteenth Supplemental Indenture, dated as of June 1, 1931, by the Twenty-fifth Supplemental Indenture, dated as of December 1, 1942, by the Thirtieth Supplemental Indenture, dated as of March 1, 1947, and by the Fortieth Supplemental Indenture, dated as of September 1, 1954, and all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued. Part II of the Fortieth Supplemental Indenture provides that certain modifications of the Indenture binding on the holder of this bond shall become effective only after approval of such modifications by the holders of two-thirds of each class of stock of the Company outstanding and entitled to vote.

This bond is to be treated as negotiable, subject to the requirements for registration as to principal hereinbelow provided, and all persons are invited by the Company and the holder for the time being hereof to act accordingly. The principal and interest hereby secured, will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity, as a whole at any time or in part from time to time (a) at the option of the Company, upon Payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, (b) for the sinking and improvement fund and the depreciation fund provided for in the Indenture upon payment of the called principal amount thereof (the “Sinking Fund Redemption Price”), and (c) by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning September 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning September 1	Regular Redemption Price %	Special Redemption Price %
1954	104.00	102.00	1969	101.95	100.97
1955	103.85	101.92	1970	101.80	100.90
1956	103.70	101.85	1971	101.65	100.82
1957	103.60	101.80	1972	101.50	100.75
1958	103.45	101.72	1973	101.40	100.70
1959	103.30	101.65	1974	101.25	100.62
1960	103.15	101.57	1975	101.10	100.55
1961	103.05	101.52	1976	100.95	100.47
1962	102.90	101.45	1977	100.85	100.42
1963	102.75	101.37	1978	100.70	100.35
1964	102.60	101.30	1979	100.50	100.27
1965	102.50	101.25	1980	100.40	100.20
1966	102.35	101.17	1981	100.30	100.15
1967	102.20	101.10	1982	100.15	100.07
1968	102.05	101.02	1983	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for four successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper printed in the English language, customarily published at least five days a week and of general circulation in the City of Boston, Massachusetts, and in a similar newspaper published and of general circulation in the Borough of Manhattan, City and State of New York; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond is duly designated for redemption, if payment of the principal hereof, together with accrued interest and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

The Fortieth Supplemental Indenture provides that after the modifications provided for in Part II thereof become effective, (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond, with all appropriate coupons, is either singly, or together with other coupon bonds of the same series as this bond, exchangeable at the option of the holder, upon surrender thereof in bearer form and upon payment of a reasonable charge, but subject to the terms, conditions and limitations expressed in said Indenture, for a registered bond or bonds without coupons of the same series as this bond, and of the same aggregate principal amount of any denomination or denominations authorized by the Indenture.

This bond shall pass by delivery except while registered as to principal.

This bond, but not its coupons, may from time to time be registered as to principal at the option of the holder on the books of the Company at the principal corporate trust office of the Trustee, and if so registered shall pass only by transfer on such books, unless such transfer shall have been made and registered to bearer, in which case it shall again pass by delivery until again registered. Registration shall not affect the negotiability of the coupons, which shall continue to be transferable by delivery, and the payment of any coupon to the bearer thereof shall be a discharge of the Company in respect of the interest therein mentioned.

It is a part of the contract herein contained that each bolder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

In Witness Whereof, Puget Sound Power & Light Company has caused these presents to be executed in its corporate name and behalf by its President or one of its Vice Presidents, and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, and has likewise caused the annexed coupons to be authenticated by a facsimile of the signature of its Treasurer, all as of the first day of September, 1954.

PUGET SOUND POWER & LIGHT COMPANY,

By
President.

And by
Treasurer.

[GENERAL FORM OF INTEREST COUPON APPURTENANT TO

COUPON BONDS OF THE 1984 SERIES]

$17.50	No

On the first day of             , 19    , PUGET SOUND POWER & LIGHT COMPANY, upon surrender hereof, unless the bond mentioned below shall previously have become due and payable and payment shall have been duly provided therefor, will pay to the bearer at the principal corporate trust office of Old Colony Trust Company, in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the bolder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, Seventeen Dollars and Fifty Cents ($17.50) in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months’ interest then due on its First Mortgage Bond, 3 1/ 2% Series due 1984, No. M            .

Treasurer.

[FORM OF REGISTRATION]

Notice: No writing below except by a Bond Registrar.

Date of Registration	Name of Registered Owner	Signature of Bond Registrar

[FORM OF REGISTERED BOND OF THE 1984 SERIES WITHOUT COUPONS]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 3 1/2% SERIES DUE 1984

DUE SEPTEMBER 1, 1984

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, promises to pay to                                                               or registered assigns, the sum of                                         dollars ($                    ) on September 1, 1984, or earlier as hereinafter provided, with interest thereon from the first day of March or the first day of September, as the case may be, next preceding the date hereof, or from the date hereof, if it be a first day of March or a first day of September at the rate of 3 1/2% per annum, payable semi-annually on the first days of March and September in each year.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the registered holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by an Indenture of Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as modified by the Fourteenth Supplemental Indenture, dated as of May 1, 1930, by the Sixteenth Supplemental Indenture, dated as of June 1, 1931, by the Twenty-fifth Supplemental Indenture, dated as of December 1, 1942, by the Thirtieth Supplemental Indenture, dated as of March 1, 1947, and by the Fortieth Supplemental Indenture, dated as of September 1, 1954, and all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued. Part II of the Fortieth Supplemental Indenture provides that certain modifications of the Indenture binding on the holder of this bond shall become effective only after approval of such modifications by the holders of two-thirds of each class of stock of the Company outstanding and entitled to vote.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder for the time being hereof to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, (b) for the sinking and improvement fund and the depreciation fund provided for in the Indenture upon payment of the called principal amount thereof (the “Sinking Fund Redemption Price”), and (c) by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning September 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning September 1	Regular Redemption Price %	Special Redemption Price %
1954	104.00	102.00	1969	101.95	100.97
1955	103.85	101.92	1970	101.80	100.90
1956	103.70	101.85	1971	101.65	100.82
1957	103.60	101.80	1972	101.50	100.75
1958	103.45	101.72	1973	101.40	100.70
1959	103.30	101.65	1974	101.25	100.62
1960	103.15	101.57	1975	101.10	100.55
1961	103.05	101.52	1976	100.95	100.47
1962	102.90	101.45	1977	100.85	100.42
1963	102.75	101.37	1978	100.70	100.35
1964	102.60	101.30	1979	100.50	100.27
1965	102.50	101.25	1980	100.40	100.20
1966	102.35	101.17	1981	100.30	100.15
1967	102.20	101.10	1982	100.15	100.07
1968	102.05	101.02	1983	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for four successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week and of general circulation in the City of Boston, Massachusetts, and in a similar newspaper published and of general circulation in the Borough of Manhattan, City and State of New York; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only o_ the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds, in either registered or coupon form (but only of authorized denominations of the same series), for the unredeemed balance of the principal amount of this bond.

The Fortieth Supplemental Indenture provides that after the modifications provided for in Part II thereof become effective, (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however; that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived ; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner: of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations or coupon bonds of the same series of the denomination of One Thousand Dollars, bearing coupons representing interest from the last interest payment date to which interest has been paid on this bond, or both such registered bonds and coupon bonds, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

Payment of interest by the Company to the registered holder of this bond will be a discharge of the Company with respect to such interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by its President or one of its Vice Presidents, and by its Treasurer

or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, all as of

PUGET SOUND POWER & LIGHT COMPANY,

By
President.

And by
Treasurer.

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfers unto                      the within bond, and all rights thereunder, hereby irrevocably constituting and appointing                     attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

In the presence of:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF STAMP TAX LEGEND FOR ALL BONDS

OF THE 1984 SERIES]

United States Internal Revenue tax stamps required by law on the issue of the Bonds have been affixed to the within mentioned Indenture and duly cancelled.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE

FOR ALL BONDS]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

OLD COLONY TRUST COMPANY
Trustee,

By
Authorized Officer.

Bonds of the 1984 Series or of any subsequent series created prior to the effective date of the modifications of the Revised First Mortgage provided for in Part II of this Fortieth Supplemental Indenture which are authenticated and delivered after the effective date of such modifications may, at the option of the Company, either (a) bear a notation as to such modifications having become effective or (b) be issued in such modified form, and contain such terms and provisions, not inconsistent with the provisions of the Revised First Mortgage as modified pursuant to said Part II, as the Board of Directors of the Company with the approval of the Trustee may determine.

SECTION TWO. Redemption Provisions for Bonds of the 1984 Series. The Bonds of the 1984 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the forms of the Bonds of the 1984 Series set forth in Section One of Article II of Part I of this Fortieth Supplemental Indenture; or

(b) upon payment of the called principal amount thereof (the “Sinking Fund Redemption Price”)

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section Three of this Article II, or

(ii) for use as a basis for credit, as provided in said Section Three, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section Four of this Article II; or

(c) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the forms of the Bonds of the 1984 Series set forth in Section One of Article II of Part I of this Fortieth Supplemental Indenture through the application of any trust moneys representing the proceeds of property sold or taken in any transaction to which the provisions of §5.05 of the Twenty-fifth Supplemental Indenture are applicable or representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of Part II of this Fortieth Supplemental Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless such notice is waived by the holders of all bonds of such series) given by publication at least once each week for four successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week and of general circulation in the City of Boston, Massachusetts, and in a similar newspaper published and of general circulation in the Borough of Manhattan, City and State of New York; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication.

Whenever less than all the outstanding Bonds of the 1984 Series are to be redeemed, the principal amount of such Bonds to be redeemed shall be prorated in units of $1,000 each among the holders of the Bonds of the 1984 Series in the proportion that their respective holdings bear to the aggregate principal amount of Bonds of the 1984 Series outstanding on the date of selection, the holders of any coupon Bonds of the 1984 Series not registered as to principal to be treated collectively as one holder for the purposes of such proration, and the particular coupon Bonds of the 1984 Series not registered as to principal to be redeemed to be determined by the Trustee by lot in any manner deemed by the Trustee to be appropriate. In case any holder of two or more registered Bonds of the 1984 Series, shall so request in a writing filed with the Trustee, the Trustee, until further notice from said holder, shall, for the purposes of proration as aforesaid, treat each such registered Bond held by said holder as if it were held by a separate and distinct holder. The principle of pro rata redemption provided for herein shall be maintained in successive partial redemptions, as well as in any single partial redemption, so that at all times the aggregate principal amount of Bonds of the 1984 Series registered in the name of any holder of such amount of registered Bonds which has been redeemed shall, so far as practicable, be equal to the principal amount of Bonds of the 1984 Series registered in the name of such holder which would have been redeemed if redemptions in multiples of $1,000 were not required. Such allocations as may be requisite for the purposes of the two next preceding sentences shall be made by the Trustee in its uncontrolled discretion.

Subject to the specific provisions set forth hereinabove in this Section Two and in the forms of the Bonds of the 1984 Series in Section One of this Article II, the provisions of the Revised First Mortgage shall govern any redemption of the Bonds of the 1984 Series prior to the effective date of the modifications set forth in Part II of this Fortieth Supplemental Indenture and the provisions of Article Ten of Part II of this Fortieth Supplemental Indenture shall govern any redemption of the Bonds of such Series on or after such effective date.

SECTION THREE. Sinking and Improvement Fund for Bonds of the 1984 Series. As a sinking and improvement fund for the benefit of the Bonds of the 1984 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before August 31 in each year, beginning with 1955 and continuing to and including August 31, 1983, pay to the Trustee in cash, an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 1984 Series outstanding on the July 15 next preceding such August 31.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section Three and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 1984 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section Three of Article II of Part I of the Fortieth Supplemental Indenture to the above-mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on August 31, 19 (here there should be specified the August 31 next succeeding the date of filing of the certificate) computed as provided in Section Three of Article II of Part I of said Supplemental

Indenture (but before deduction of credits): is                                        $

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows :

(i) Bonds of the 1984 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to                                        $

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 1984 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Sinking Fund Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section Two of Article II of Part I of the Fortieth Supplemental Indenture, of a principal amount equal to                                        $

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 1984 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section Two of Article II of Part 1 of the Fortieth Supplemental Indenture, of a principal amount equal to                                        $

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications and/or officers’ certificates in lieu thereof heretofore or concurrently herewith filed with the Trustee, equal to $                    , to satisfy the sinking and improvement fund obligation, to the extent of 60% of said amount, i.e.                                         $

Total credits pursuant to Item 2                                         $

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of the Fortieth Supplemental Indenture or in Section 2.03 of Part II of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item I hereof, minus the total credits set forth in Item 2 hereof, is                                        $

[Here insert statements as to compliance with conditions precedent required by paragraph (j) of §1.01 of the Twenty-fifth Supplemental Indenture or Section

2.04 of Part II of the Fortieth Supplemental Indenture.]

Dated:

President

Treasurer or Secretary, of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 1984 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 1984 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net amounts of Additional Property and net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 1984 Series are outstanding. All Bonds so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

In the event that the Company shall file with the Trustee any sinking and improvement fund certificate prior to the effective date of the modification of the Revised First Mortgage as provided in Part II of this Fortieth Supplemental Indenture, it may file with the Trustee in lieu of a net property additions application or Bond credit application (as defined in Sections 2.01 and 2.02, respectively, of Part II of this Fortieth Supplemental Indenture) officers’ certificates containing the information required for a certificate of available net additions or a certificate of available Bond credits, as the case may be, accompanied by the applicable documents and instruments required as a part of such application.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, subject to the provisions of Section Two of this Article II, the Trustee shall proceed to select for redemption, in the manner provided in Article VI of the Revised First Mortgage (or, after the modifications provided for in Part II of this Fortieth Supplemental Indenture shall have become effective, in the manner provided in Article Ten of said Part II), a principal amount of Bonds of the 1984 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section Two of Article II of Part I of this Fortieth Supplemental Indenture of the redemption for the sinking and improvement fund, on the then next ensuing September 1; of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such. September 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, on Bonds of the 1984 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 1984 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1984 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1984 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION FOUR. Depreciation Fund. For the purpose of creating a depreciation fund, the Company shall on or before May 31 in each year, commencing May 31, 1956, pay to the Trustee cash and/or deliver to the Trustee Bonds of any series (taken for such purpose at the principal amount thereof) to an aggregate amount equal to the excess, if any, of the minimum provision for depreciation, as defined and computed in Section 1.32 of Part II of this Fortieth Supplemental Indenture for the preceding calendar year (which for the first certificate shall be the period from September 1, 1954 to and including December 31, 1955), over the sum of the credits shown by the annual depreciation fund certificate hereinafter provided for.

The Company shall file with the Trustee on or before May 31 in each year, commencing on May 31, 1956, an officers’ certificate (herein referred to as an “annual depreciation fund certificate”) substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL DEPRECIATION FUND CERTIFICATE

The undersigned, one of whom is an accountant, in compliance with the provisions for a depreciation fund contained in Section Four of Article II of Part I of the Fortieth Supplemental Indenture to the above-mentioned Mortgage, do hereby certify as follows:

1. The minimum provision for depreciation for the calendar year last preceding the date of this certificate, namely, the calendar year (for first year insert period from September 1, 1954 to December 31, 1955, inclusive) 19 , computed as provided in Section 1.32 of Part II of the Fortieth Supplemental Indenture, and as shown in Exhibit A hereto annexed, is                                        $

2. (a) The aggregate amount of property additions, as defined in Section 1.28 of Part II of the Fortieth Supplemental Indenture, acquired or constructed by the Company after August 31, 1954 and prior to , 19 (not earlier than the end of the preceding calendar year), shown by all net property additions applications and/or officers’ certificates in lieu thereof heretofore or concurrently herewith filed with

the Trustee, is $                     , and (b) the aggregate cost of property additions not included in a net property additions application or an officers’ certificate which have been acquired or constructed by the Company prior to the last mentioned date, is $                    , the sum of said amounts being                                         $

3. The aggregate amount of net additions (as defined in Section 1.33 of Part II of the Fortieth Supplemental Indenture) and/or aggregate cost of property additions, heretofore funded, is                                        $

4. (a) The aggregate amount of property additions (included pursuant to Item 2(a) above) and (b) the aggregate cost of property additions (included pursuant to Item 2(b) above) used as a credit in all previous depreciation fund certificates, is                                        $

5. The balance of unfunded property additions available for the purposes set forth in Item 7 of this certificate, namely, the total shown pursuant to Item 2 above minus the sum of the amounts shown in Items 3 and 4 above, is                                        $

6. The unfunded Bond credits shown in a Bond credit application and/or officers’ certificate in lieu thereof, if any, filed with the Trustee herewith, aggregate                                         $

(There may be omitted from the certificate Item 6 if the Company decides not to use it.)

7. The Company hereby elects to use as a credit $ of the unfunded property additions as shown in Item 5 above and $ of unfunded Bond credits as shown in Item 6 above, as follows:

(i) to meet the depreciation fund requirement for the calendar year with respect to which this certificate is being filed                                         $

(ii) to reinstate Bond credits heretofore taken against, and Bonds purchased or redeemed for, the depreciation fund and not heretofore reinstated                                         $

(iii) to withdraw cash or Bonds (taken at the principal amount thereof) now held by the Trustee in the depreciation fund                                         $

(Here specify Bonds to be reinstated or withdrawn.)

8. No interest on any bonds now outstanding under the Indenture is due and unpaid and no default exists under the Indenture. (This statement need be included only if Bonds or Bond Credits are to be reinstated pursuant to Clause (ii) of Item 7 or cash or Bonds are to be withdrawn pursuant to clause (iii) of Item 7.)

9. The balance, if any, to be paid by the Company in cash or Bonds for account of the depreciation fund in respect of the period mentioned in Item 1, namely, the amount set forth in Item 1 hereof minus the amount of the credits set forth in Clause (i) of Item 7 hereof, is                                         $

[Here insert statements as to compliance with conditions precedent required by paragraph (j) of §1.01 of the Twenty-fifth Supplemental Indenture or by Section 2.04 of Part II of the Fortieth Supplemental Indenture.]

Dated:

President

Treasurer or Secretary, of PUGET SOUND POWER & LIGHT COMPANY”

In the event that the Company shall file with the Trustee any depreciation fund certificate prior to the effective date of the modification of the Revised First Mortgage, as provided in Part II of this Fortieth Supplemental Indenture, it may file with the Trustee in lieu of a net property additions application or Bond credit application (as defined in Sections 2.01 and 2.02, respectively, of Part II of this Fortieth Supplemental Indenture) officers’ certificates containing the information required for a certificate of available net additions or a certificate of available Bond credits, as the case may be, accompanied by the applicable documents and instruments required as a part of such application.

The Company may file with the Trustee at any time or from time to time an interim depreciation fund certificate or certificates, which, with appropriate modifications, shall be in the general form of and signed in the same manner as the annual depreciation fund certificate, except that Item 1 thereof may be omitted, and upon such filing shall be entitled to take any action which, on the basis of the facts and figures so certified, would be permitted under Item 7 of the annual depreciation fund certificate.

The Trustee, upon receipt of an officers’ certificate and opinion of counsel as to compliance with conditions precedent, shall pay over or deliver to the Company the cash and/or Bonds specified in Clause (iii) of Item 7 of any annual or interim depreciation fund certificate. Any Bonds delivered to the Company as aforesaid shall upon such delivery be reinstated as unfunded. Any Bond credits or Bonds specified in Clause (ii) of Item 7 of any annual or interim depreciation fund certificate shall be deemed to be reinstated as unfunded forthwith upon the filing of such annual or interim depreciation fund certificate.

Subject, until the modifications provided for in Part II of this Fortieth Supplemental Indenture become effective, to the provisions of Clause (4) of Subsection (c) of Section One of Article I of Part I of the Fortieth Supplemental Indenture, the use of any property additions as a credit in any annual or interim depreciation fund certificate shall not prevent the subsequent inclusion of such property additions in any net property additions application (or officers’ certificate in lieu thereof) thereafter filed with the Trustee, but property additions used as such a credit under this Section shall be deemed to be funded for the purpose of release of trust moneys or of reinstatement of Bonds or Bond credits.

Unmatured Bonds delivered to the Trustee for the depreciation fund in uncancelled form shall not be cancelled except as herein provided. The Trustee shall, however, as interest becomes due and payable on any such Bonds, cut off, cancel and return to the Company the maturing coupons and in the case of interest maturing on any fully registered Bonds so held, make or cause to be made a notation thereon of the release of such interest, without payment by the Company of such interest.

Any cash deposited in the depreciation fund may, upon the written order and election of the Company, be applied to the redemption of Bonds of any series at the price at which the same are then redeemable for the depreciation fund or to the purchase of Bonds of any series at not exceeding such redemption price; provided that in case a default, or condition or event which after notice or lapse of time or both could become a default, exists hereunder and there is more than one series of Bonds outstanding, such cash shall be applied only to the redemption of Bonds pro rata among the respective series of Bonds outstanding.

So long as any of the Bonds of the 1984 Series are outstanding, Bonds delivered, redeemed or purchased pursuant to this Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in this Section or in Section 2.03 of Part II of this Fortieth Supplemental Indenture.

SECTION FIVE. Restriction on Payment of Dividends on Common Stock. The Company shall not (a) declare or pay any dividend (other than dividends payable in Common Stock of the Company) or make any other distribution on any shares of Common Stock, or (b) make any expenditures for the purchase, redemption or other retirement for a consideration of any shares of stock of the Company (other than in exchange for, or from the net proceeds of, other and new shares of stock of the Company and other than any shares of any class of stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock), if the aggregate amount of all such dividends, distributions and expenditures made after August 31, 1954, would exceed the aggregate amount of the Company’s net income available for dividends on its Common Stock, accumulated after August 31, 1954, plus the sum of Five Million Dollars ($5,000,000).

Net income of the Company available for dividends on its Common Stock for the purpose of this Section shall mean the total operating revenues of the Company, and other income, less all proper deductions for expenses, taxes (including without limitation income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance and provision for retirements, depreciation or obsolescence which shall be the amount actually charged by the Company on its books of account (but not less than the minimum provision for depreciation, as defined in Section 1.32 of Part II of this Fortieth Supplemental Indenture), and after provision for all dividends accrued (whether or not paid) on any outstanding stock of the Company having preference over the Common Stock as to dividends, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the sum of (i) the principal amount or par or stated value of securities redeemed or retired and (ii) the unamortized balance of any premium received on the sale of such securities, and also including, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, any interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (b) profits or losses from sales of property or other assets carried in plant or investment accounts of the Company or from the reacquisition of any securities of the Company, or taxes on or in respect of any such profits; (c) any change in or adjustment of the book value of any assets owned by the Company arising from a revaluation thereof; (d) charges to surplus on account of the amortization or elimination of utility plant adjustment or acquisition accounts or intangibles; (e) any earned surplus adjustment (including tax adjustments) applicable to any period prior to September 1, 1954.

SECTION SIX. Duration of Effectiveness of Article II. This Article shall be of force and effect only so long as any Bonds of the 1984 Series are outstanding.

ARTICLE III.

Amount of Bonds Presently to Be Outstanding.

SECTION ONE. The total aggregate principal amount of First Mortgage Bonds of the Company presently to be issued and outstanding under the provisions of and secured by the Revised First Mortgage (exclusive of the Seven Million Dollars ($7,000,000) principal amount of Series E Bonds heretofore certified and delivered by the Trustee but not sold or disposed of by the Company and which may hereafter be used by the Company only pursuant to §5.04 and only for the purposes set forth in Clauses (1) and (2) of §5.05 of the Twenty-fifth Supplemental Indenture until said Revised First Mortgage is further modified as provided in Part II of this Fortieth Supplemental Indenture) will be Twenty-Five Million Dollars ($25,000,000) designated as First Mortgage Bonds, 3 1/2% Series due 1984 in the forms substantially as set forth in Section One of Article II of Part I of this Fortieth Supplemental Indenture.

Four Million Three Hundred Eighty-Seven Thousand Dollars ($4,387,000) principal amount of said Bonds of the 1984 Series are to be certified as residue bonds by the Trustee upon compliance by the Company with the provisions of Subdivision 1, Part I of Section 3 of Article IV of the Revised First Mortgage and Twenty Million Six Hundred Thirteen Thousand Dollars ($20,613,000) principal amount thereof are to be certified by the Trustee upon the deposit of cash in anticipation of the refunding of an equivalent principal amount of Bonds of the 1972 Series outstanding, upon compliance by the Company with the provisions of Section 2 of Article V of the Revised First Mortgage.

No Bonds of any series shall be certified prior to the date the modifications of the Revised First Mortgage provided for in Part II of this Fortieth Supplemental Indenture become effective, other than (a) Bonds of the 1984 Series certified by the Trustee pursuant to the second paragraph of this Section One and (b) additional Bonds of the 1984 Series and Bonds of other series established after the execution and delivery of this Fortieth Supplemental Indenture, certified from time to time upon compliance by the Company with the provisions of Section 6 of Article III, of Subdivision 1, Part I of Section 3 of Article IV, or of Article V of the Revised First Mortgage; and any

cash deposited pursuant to Sections 2 or 3 of Article V shall be released or applied only upon compliance by the Company with the provisions of Clauses (2) and (3) of Section 4 of Article V of the Revised First Mortgage.

After the Revised First Mortgage has been supplemented and modified as provided in Part II of this Fortieth Supplemental Indenture, Bonds of the 1984 Series and of all other series subsequently established and then outstanding will be secured by and be subject to the provisions of the Revised First Mortgage, as supplemented and modified by Part II of this Fortieth Supplemental Indenture, and additional Bonds of any series established after the Revised First Mortgage has been so supplemented and modified shall be issued by the Company only upon compliance with the provisions of the Revised First Mortgage, as so supplemented and modified by Part II.

ARTICLE IV.

Covenants, Restrictions, Conditions and Provisions Additional

to Those Contained in the First Mortgage.

Pursuant to the provisions of Article XIX of the Original Mortgage, it is hereby covenanted, agreed and provided as follows:

SECTION ONE. The Company covenants that (subject to encumbrances of the character mentioned as permitted in Subdivision 1, Part I of Section 3 of Article IV of the Revised First Mortgage, and to the rights, if any, of condemnors in actions of condemnation now pending or judgments hereafter entered therein, and to the rights of the United States of America or municipalities, public utility districts or other authorized agencies, by franchise or license, or by provision of law, to condemn, purchase or appropriate or recapture the property affected thereby) it is well seized of the premises, property and rights conveyed or confirmed by this Fortieth Supplemental Indenture or intended so to be and made the basis of the certification of bonds or the release of property or the withdrawal of cash under the Revised First Mortgage, and as the same may be modified pursuant to Part II of this Fortieth Supplemental Indenture, and has full right and title to and ownership of the shares of stock of Diamond Ice & Storage Co. now pledged hereunder, and has good right, full power and lawful authority to grant, bargain and sell, and to convey, mortgage and pledge, and confirm all of said property in the manner and form by and in the First Mortgage and the Fortieth Supplemental Indenture done or intended, and that it has and subject to the provisions of the Revised First Mortgage will preserve, good and indefeasible title to all said property and will warrant and forever defend the same to the Trustee against the claims of all persons whomsoever except as hereinbefore and in the Revised First Mortgage specifically otherwise stated.

SECTION TWO. The Company further covenants that the property conveyed or confirmed by this Fortieth Supplemental Indenture or intended so to be and made or to be made the basis of the certification of bonds or the release of property or the withdrawal of cash under the Revised First Mortgage, and the shares of stock referred to in Section One of this Article IV, are free and clear from all liens and encumbrances of every nature having priority over or being on a parity with or which may become entitled to priority over or become on a parity with the lien of the Revised First Mortgage, except as stated in Section One of this Article IV, and that it will warrant and forever defend the same to the Trustee against the claims of all persons, except as aforesaid.

Anything in the First Mortgage to the contrary notwithstanding, there are expressly excepted and excluded from the lien and operation of the Revised First Mortgage the types of property specifically described in paragraph C of Section 20.01 of Part II of this Fortieth Supplemental Indenture; provided, however, that if upon the happening of any default as herein defined, the Trustee or a receiver or trustee shall enter upon and take possession of the trust estate, the Trustee or such receiver or trustee may, to the extent permitted by law, at the same time likewise take possession of all such property then on hand and use and administer the same to the same extent as other property described in the Granting Clauses, constituting part of the trust estate, unless and until such default shall be remedied or waived and possession of the trust estate restored to the Company.

SECTION THREE. The Company further covenants and agrees that all covenants in the First Mortgage contained relating to property therein described or referred to shall, except as expressly modified by Part I of this Fortieth Supplemental Indenture, be applicable to all the property in this Fortieth Supplemental Indenture described or referred to, as fully and with like effect as if set forth herein in full.

SECTION FOUR. The Company covenants that, promptly after the execution and delivery of this Fortieth Supplemental Indenture, it will cause this Fortieth Supplemental Indenture to be recorded and filed in such manner and in such places as may be necessary to make effective the lien intended to be created hereby and that promptly after such recording and filing have been completed it will furnish to the Trustee an opinion of counsel containing the statements required by paragraph (j) of §1.01 of the Twenty-fifth Supplemental Indenture and stating that in the opinion of such counsel this Fortieth Supplemental Indenture has been properly recorded and filed so as to make effective the lien intended to be created hereby and reciting the details of such action.

SECTION FIVE. The words and figures “September 30, 1942” inserted in the First Mortgage by modifications made in §§ 5.16(a) and (c), 5.17, 5.19, 5.20(a), 5.22(a) and 5.26 of the Twenty-fifth Supplemental Indenture are hereby stricken out and the words and figures “August 31, 1954” inserted in lieu thereof.

SECTION SIX. The last paragraph of Section 17 of Article I of the First Mortgage is hereby amended by adding after the word “Company” in the first line the following: “or the holders of 5% in interest of the outstanding bonds have notified the Company and the Trustee or the co-trustee, if any,”.

The words “gas and steam heat” in the second sentence of Subsection (1) of Section 2 of Article IV of the First Mortgage are hereby stricken out.

SECTION SEVEN. The formula for computing the amount of depreciation of the mortgaged property contained in Subclause (4) of the accountant’s certificate provided for in the next to last paragraph of Subsection (4) of Section 2 of Article IV and in Clause (D) of Part II of Subdivision 1 of Section 3 of Article IV of the First Mortgage, shall for the purpose of such certificates and of any certificate required to conform to the requirements of said Clause (D), be stricken out and a new Subclause (4) inserted, reading as follows :

“(4) the amount of depreciation of the mortgaged property for the period between the end of the last calendar year and the date to which retirements are shown pursuant to (3) above, in the amount by which fifteen per centum (15%) of the gross operating revenues of the Company derived from the operation of the mortgaged property (less an amount equal to the cost of electricity purchased, including any standby or service charges or similar charges for electricity and net cost of electricity interchanged, and all rental and lease payments) exceeds the charges for maintenance, repairs and renewals of such mortgaged property included in operating expenses,”.

Part I of Section 5 of Article IV of the First Mortgage shall be modified by striking out the second set of words in parentheses in the fourth paragraph of said Part I and inserting in lieu thereof the following:

“(which shall be in an aggregate amount not leis than fifteen per centum (15%) of the gross operating revenues of the Company derived from the operation of the mortgaged property after deducting from such operating revenues an amount equal to the cost of electricity purchased, including any standby or service charges or similar charges for electricity and net cost of electricity interchanged, and all rental and lease payments)”.

SECTION EIGHT. The definitions of the terms “funded” and “not theretofore funded” appearing in §1.02 of the Twenty-fifth Supplemental Indenture, as modified by Section 3.05 of the Thirtieth Supplemental Indenture, are hereby stricken out. Wherever in the First Mortgage the terms “funded” or “not theretofore funded” appear with reference to mortgaged property they shall hereafter have the meanings respectively assigned to the term “funded” when applied to mortgaged property set out in Subsection (c), and the term “unfunded” with reference to Additional Property or property additions as set out in Subsection (f), of Section One of Article I of this Part I.

The Company covenants that after the execution and delivery of the Fortieth Supplemental Indenture (a) no property which is subject to a refundable underlying mortgage shall be Additional Property or included in any amount of Additional Property or net amount of Additional Property used, and no amount of refundable underlying bonds retired shall be used, (i) as a basis for the certification of Bonds, (ii) as a basis for the release of property or money from the lien of the

Revised First Mortgage or (iii) as a credit to the sinking and improvement fund provided in Section Three or the depreciation fund provided in Section Four of Article II of this Part I, and (b) no Additional Property subject to the first lien of the Revised First Mortgage shall be released from the lien thereof for the purpose of subjecting it to the lien of any refundable underlying mortgage, and (c) no provisions of the Revised First Mortgage permitting such use or release shall be operative under the Revised First Mortgage; provided that no retirement of property which is subject to a refundable underlying mortgage shall be used in computing net retirements for any purpose under the Revised First Mortgage.

SECTION NINE. Notwithstanding the provisions of §9.02 of the Twenty-fifth Supplemental Indenture and the fact that the First Mortgage has been qualified under the Trust Indenture Act of 1939 in respect of the Bonds of the 1972 Series, the provisions of Article VII and §§8.09 and 8.10 of the Twenty-fifth Supplemental Indenture shall be operative under the Revised First Mortgage only if and when the Revised First Mortgage as supplemented and modified by any and all subsequent supplemental indentures shall have been qualified under the Trust Indenture Act of 1939 in respect of any Bonds outstanding or to be issued thereunder, and prior to such time said provisions shall be of no force and effect.

SECTION TEN. Until the Twenty Million Six Hundred Thirteen Thousand Dollars ($20,613,000) principal amount of the Bonds of the 1972 Series which are outstanding on the date of the execution and delivery of this Fortieth Supplemental Indenture shall have been called for redemption and payment duly provided for in accordance with the provisions of the Original Mortgage, as heretofore supplemented and modified, no provision of this Fortieth Supplemental Indenture which would impair any of the rights of the holders of said Bonds of the 1972 Series shall become or be operative. When said Bonds of the 1972 Series shall have been called for redemption and payment so duly provided, the Trustee shall forthwith pay the Company the sum of Seven Hundred and Eighty Thousand Dollars ($780,000) held by the Trustee, being the amount of the March 1 and September 1, 1954 sinking fund payments made by the Company to the Trustee for the benefit of the Bonds of the 1972 Series pursuant to §3.02 of the Twenty-fifth Supplemental Indenture.

PART II.

Notwithstanding the provisions of the Revised First Mortgage, it is hereby agreed by the Company, the Trustee and the holders of the Bonds of the 1984 Series and holders of any additional Bonds of any series hereafter established and issued prior to the date of the modification of the Revised First Mortgage as hereinafter provided that the Revised First Mortgage shall be further modified — by striking out (a) the provisions relating to property excepted from the lien of the Original Mortgage, as heretofore and by Part I of the Fortieth Supplemental Indenture supplemented and modified, contained in the Granting Clauses of the Original Mortgage, as heretofore and by Part I of the Fortieth Supplemental Indenture supplemented and modified, and (b) all Articles of the Original Mortgage and all Articles contained in the First to the Thirty-ninth Supplemental Indentures, inclusive, and Articles I, III and IV of Part I of the Fortieth Supplemental Indenture, and substituting in lieu of said provisions and Articles, Articles One to Twenty, inclusive, of this Part II of the Fortieth Supplemental Indenture—upon receipt by the Trustee of the following:

A. A certificate by the Clerk, Secretary or Assistant Secretary of the Company, that the holders of two-thirds of each class of stock of the Company outstanding and entitled to vote, at a meeting duly called for the purpose, have duly adopted a vote (which vote shall be set out in the certificate) authorizing the further modifications described above;

B. All Series E Bonds for cancellation by the Trustee; and

C. An opinion of counsel as to compliance with conditions precedent which shall also state that the Company has taken all the necessary corporate action to authorize the modification of the Revised First Mortgage as provided in Part II of this Fortieth Supplemental Indenture.

The modifications provided for in this Part II shall become effective as of the close of business on the day on which the receipt by the Trustee of the certificate, Series E Bonds, and opinion of counsel provided for in Subdivisions A, B and C above, shall have been completed (herein generally called the “effective modification date”). Thereafter the holders of all Bonds of any series then issued and outstanding shall be subject to and be bound by such modifications.

The Company covenants and agrees that as soon as practicable after the effective modification date it will cause to be filed as a chattel mortgage and recorded as a real estate mortgage in the offices of the County Auditors in all counties in the State of Washington in which this Fortieth Supplemental Indenture has been filed or recorded an instrument duly executed and acknowledged by the President or any Vice President and the Secretary or any Assistant Secretary of the Company stating that the modifications provided for in this Part II have become effective and specifying the effective modification date. Promptly after the completion of the filing of such instrument for record as aforesaid, the Company will deliver to the Trustee an opinion of counsel that such filing has been effected and that the lien of the Indenture is effective. The Company covenants that promptly after the completion of the filing of such instrument for record it will notify, by registered mail, each holder of registered Bonds outstanding under the Indenture of the fact that Part II has become effective.

Upon written request of the Company at any time on or after the effective modification date, the Trustee shall execute and deliver to the Company an instrument of release substantially in the form of the proposed instrument of release, (a copy of which is being delivered to the Trustee by the Company contemporaneously with the execution and delivery of this Fortieth Supplemental Indenture) releasing from the lien of the Revised First Mortgage, as modified by this Part II, all properties of the character to be excepted as provided in Article Twenty, including all shares of capital stock of Diamond Ice & Storage Co. then held in pledge under the Revised First Mortgage, as so modified.

In the event that any or all of said capital stock of Diamond Ice & Storage Co. shall have been released from the lien of the Revised First Mortgage prior to the effective modification date, the Trustee shall pay over to the Company upon its written request at any time on or after the effective modification date any of the proceeds of the release of such stock then held by the Trustee.

ARTICLE ONE.

Definitions of Certain Terms.

Unless the context otherwise requires, the terms defined in this Article One shall for all purposes of the Indenture and of any indenture supplemental thereto and in all certificates, applications and opinions have the meanings herein specified, such definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are defined therein by reference to the Securities Act of 1933, as amended, shall (except as herein otherwise expressly provided or as the context may otherwise require) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as they were in force on the date of the execution of the Fortieth Supplemental Indenture.

SECTION 1.01. The term “Company” shall mean the party of the first part hereto, Puget Sound Power & Light Company and, subject to the provisions of Article Fourteen, shall also include its successors and assigns.

SECTION 1.02. The term “obligor”, when used with respect to Bonds issued or issuable under this Indenture, shall mean every person who is liable thereon.

SECTION 1.03. The term “Trustee” shall mean the party of the second part hereto, Old Colony Trust Company, and also any successor trustee and, subject to Section 15.18, any co-trustee which shall become such in the manner prescribed in Article Fifteen.

SECTION 1.04. The term “corporation” shall also include any voluntary association, joint stock company, business trust or other similar organization.

SECTION 1.05. The term “person” shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

SECTION 1.06. The term “affiliate” as used with respect to any person shall mean any other person who or which, directly or indirectly, controls or is controlled by or is under common control with such person.

The term “control” as used with respect to any person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract, or otherwise. The terms “affiliated”, “affiliation”, “controlling”, “controlled by” and “under common control with” shall have meanings correlative with the foregoing.

SECTION 1.07. The terms “Indenture” and “this Indenture” shall mean the First and Refunding Mortgage, dated as of June 2, 1924, as heretofore modified by the Fourteenth Supplemental Indenture, dated as of May 1, 1930, by the Sixteenth Supplemental Indenture, dated as of June 1, 1931, by the Twenty-fifth Supplemental Indenture, dated as of December 1, 1942, by the Thirtieth Supplemental Indenture, dated as of March 1, 1947, and by Part I and Part II of the Fortieth Supplemental Indenture, dated as of September 1, 1954, and as otherwise supplemented prior to the effective modification date and as it may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof. The “Fortieth Supplemental Indenture” shall mean the above mentioned Fortieth Supplemental Indenture dated as of September 1, 1954. The term “Revised First Mortgage” shall mean said First and Refunding Mortgage as modified by the above mentioned Fourteenth, Sixteenth, Twenty-fifth and Thirtieth Supplemental Indentures and by Part I of the Fortieth Supplemental Indenture and as otherwise supplemented, but before the further modifications provided for in Part II of the Fortieth Supplemental Indenture shall have become effective as provided in the first two paragraphs of said Part II. The term “effective modification date” shall mean the date upon which said further modifications shall so become effective.

SECTION 1.08. The term “supplemental indenture” or “indenture supplemental hereto” shall mean any indenture duly entered into between the Company and the Trustee pursuant to the provisions hereof.

SECTION 1.09. All references herein to “Parts”, “Articles”, “Sections” and other subdivisions are to the corresponding Parts, Articles, Sections or subdivisions of this Indenture; and the words “herein”, “hereof”, “hereby”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Part, Article, Section or subdivision hereof.

The term “Granting Clauses” shall mean the granting clauses contained in the First and Refunding Mortgage, dated as of June 2, 1924, and in all indentures supplemental thereto executed and delivered prior to the effective modification date.

SECTION 1.10. The term “Bond” or “Bonds” shall mean any bond or bonds, Bond or Bonds, as the case may be, authenticated and delivered under this Indenture.

SECTION 1.11. The term “outstanding” when need with reference to Bonds shall, except as hereinafter in this Section provided, mean, as of any particular time, all Bonds theretofore authenticated and delivered by the Trustee under the Revised First Mortgage and under this Indenture except

(a) Bonds theretofore or concurrently therewith cancelled by the Trustee or surrendered to the Trustee for cancellation;

(b) Bonds held uncancelled by the Trustee under any of the provisions of this Indenture, including any so held in any sinking, depreciation or analogous fund provided for herein, provided, however, that any such Bond shall be considered as outstanding for the purpose of determining the annual interest charges on bonded indebtedness to be shown in any earnings certificate as defined in Section 1.42;

(c) Bonds for the payment or redemption of which money in the necessary amount shall have theretofore been or shall concurrently therewith be deposited in trust with the Trustee or a paying agent in compliance with the provisions of Section 16.03 with irrevocable direction to apply the same (subject to the provisions of Section 16.04) ; provided that if such Bonds are to be redeemed, notice shall have been duly given or waived or irrevocable provision therefor satisfactory to the Trustee shall have been made; and

(d) Bonds in lien of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to the terms of Section 3.12.

In determining the percentage of the principal amount of Bonds outstanding or of Bonds of a particular series outstanding entitling the holders thereof to take any action under this Indenture, or in determining whether the holders of the required percentage of the principal amount of Bonds outstanding or of Bonds of a particular series outstanding have concurred in any direction to the Trustee or in any consent or other action hereunder, or in connection with any distribution on or after any enforcement of this Indenture, Bonds owned legally or equitably by the Company or by any other obligor on the Bonds or by any affiliate of the Company or of any such other obligor shall be disregarded, except that, subject to the provisions of Sections 15.02 and 15.03, for the purpose of determining whether the Trustee shall be protected in relying on any such direction or consent, or making any such distribution, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purpose of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not an obligor on the Bonds or an affiliate of the Company or of any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 1.12. The term “Bondholders” or “holders of Bonds” or “holders”, whenever used herein with respect to a fully registered Bond or to a Bond which shall be registered as to principal, shall mean the person in whose name such Bond shall be registered, and whenever employed herein with respect to a coupon or other bearer Bond which shall not be registered as to principal, or a coupon, shall mean the bearer of such Bond or coupon.

SECTION 1.13. The term “responsible officer” of any Trustee shall mean and include the chairman of the Board of Directors, the president, every vice president, every trust officer, every assistant trust officer, the cashier, every assistant cashier, the treasurer, every assistant treasurer, the secretary, every assistant secretary and every officer and assistant officer of such Trustee, other than those specifically above mentioned, to whom any corporate trust matter is referred by the Trustee because of his knowledge of, and familiarity with, a particular subject.

SECTION 1.14. The term “trust estate” or “mortgaged property” shall mean as of any particular time all of the property, rights, privileges and franchises (except property held by the Trustee separately in trust for the payment or redemption of particular Bonds or coupons) which at such time is subject or intended to be subject to the lien of this Indenture whether such lien be created by the Granting Clauses hereof or by subsequent conveyance or delivery to or pledge with the Trustee hereunder or otherwise.

SECTION 1.15. The term “excepted property” shall mean the property described in Article Twenty.

SECTION 1.16. The term “trust moneys” shall have the meaning specified in Section 8.01.

SECTION 1.17. The term “sound accounting practice” shall mean recognized principles of accounting practice followed by companies engaged in a business similar to that of the Company, provided that any applicable rules, regulations or orders of the Washington Public Service Commission or other public regulatory authority having jurisdiction over the accounts of the Company, shall be controlling, except to the extent that the Company, at the time, may be contesting in good faith the validity or applicability to the Company of any such rule, regulation or order.

SECTION 1.18. The terms “written order of the Company”, “written request of the Company”, “written notice of the Company” and “written consent of the Company” shall mean, respectively, a written order, request, notice or consent signed in the name and on behalf of the Company by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

SECTION 1.19. The terms “Board of Directors” and “Board” shall mean the Board of Directors or Executive Committee of the Company. The term “certified resolution” or “resolution of the Board” shall mean a copy of a resolution or vote of the Board of Directors or of the Executive Committee certified by the Secretary or an Assistant Secretary or by the Clerk or an Assistant Clerk of the Company to have been duly adopted by said Board or Executive Committee and to be in full force and effect on the date of such certification.

SECTION 1.20. The term “officers’ certificate” shall mean a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Each officers’ certificate shall, if required by Section 2.04, contain the statements provided for in said Section.

SECTION 1.21. The term “opinion of counsel” shall mean a written opinion of counsel, who or which may be counsel for the Company, acceptable to the Trustee. Each opinion of counsel shall, if required by Section 2.04, contain the statements provided for in said Section.

SECTION 1.22. The term “engineer” shall mean any person engaged in the engineering profession or otherwise qualified to pass upon engineering questions, who or which, unless required by any provision hereof to be independent, may be an officer of or employed by or in any way affiliated with the Company.

SECTION 1.23. The term “appraiser” shall mean any person engaged in the business of appraising property or securities or otherwise competent to determine the value of the particular property or securities in question, who or which, unless required by any provision hereof to be independent, may be an officer of or employed by or in any way affiliated with the Company.

SECTION 1.24. The term “accountant” shall mean any person engaged in the accounting profession or otherwise qualified to pass upon accounting questions, who or which need not be a certified or licensed or public accountant and, unless required by any provision hereof to be an independent public accountant, may be an officer of or employed by or in any way affiliated with the Company.

SECTION 1.25. The term “independent”, when applied to any engineer, appraiser, accountant or other expert, shall mean such a person who (1) is in fact independent, and who in the case of a public accountant may be regularly employed by the Company to audit or examine its books, (2) does not have any substantial interest, direct or indirect, in the Company or in any other obligor upon the Bonds or in any affiliate of the Company or of any such other obligor, and (3) is not connected with the Company or any such other obligor or any affiliate of the Company or of any such other obligor, as an officer, employee, promoter;

underwriter, trustee, partner, director or person performing similar functions.

Whenever the Company is required to furnish to the Trustee pursuant hereto an opinion or certificate of an independent engineer, appraiser, accountant or other expert, the independent engineer, appraiser, accountant or other expert signing such certificate or opinion shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care.

The acceptance by the Trustee of a certificate or opinion of an independent engineer, appraiser, accountant or other expert shall be sufficient evidence that the signer or signers have been approved by the Trustee. Each certificate or opinion of an independent engineer, appraiser, accountant or other expert shall state that the signer has read the definition herein contained of the term “independent” and that the signer is independent within the meaning of such definition, and, if required by Section 2.04, shall contain the statements provided for in said Section.

SECTION 1.26. An “application” for action by the Trustee hereunder shall consist of, and shall not be deemed complete until the Trustee shall have been furnished with, such resolutions, certificates, opinions, cash, Bonds and other instruments as are required to establish the right of the Company to such action and the date of such application shall be deemed to be the date upon which all such instruments shall have been furnished.

SECTION 1.27. The term “utility property” shall mean and comprise property of the Company, located in the State of Washington or in any State contiguous thereto which (except as provided below) is used by or useful to the Company in the business of generating, transmitting, distributing, utilizing, purchasing, furnishing and/or disposing of electricity, for heat, light, power, or refrigeration or other uses, or in any business which is incidental thereto, including, without limiting the generality of the foregoing, all properties necessary or appropriate for generating, transmitting, distributing, utilizing, purchasing, furnishing and/or disposing of electricity, together with betterments, improvements, additions, replacements, or alterations of, upon or to such property of the Company.

Utility property shall not be deemed to include any property excepted from the lien hereof by Article Twenty.

SECTION 1.28. The term “property additions” shall mean and comprise only utility property which the Company may lawfully own and operate and which it shall have purchased, constructed or otherwise acquired (including property additions acquired by merger or consolidation) subsequent to August 31, 1954, and the cost of which is under sound accounting practice properly chargeable to plant accounts, and shall include property in the process of construction on said date in so far as the same is actually constructed subsequent to such date. All property of the character herein described as property additions owned by any successor corporation immediately prior to the time it shall become such successor corporation as provided in Article Fourteen which shall have been subjected to the lien of this Indenture as provided in Section 14.04 shall be deemed to be property additions acquired by such successor corporation at the date upon which it became such and for the purposes of Section 1.42 and of Section 2.01 shall be treated as property used or operated by others in a business similar to that in which it is used or operated by the Company.

Property additions need not consist of a specific or complete accession, addition or improvement or complete new property but may include construction work in progress if carried in plant accounts in accordance with sound accounting practice, whether capable of complete description and identification or not.

Property additions may include:

(1) the interest of the Company in property owned jointly or in common with other parties (and the Company’s undivided interest in the title thereto shall be deemed title for the purposes of this Indenture) ; and

(2) paving, grading and other improvements to public highways, streets and alleys and other public lands required for or in connection with the installation or replacement of overhead, surface or underground facilities of the Company and paid for by the Company (notwithstanding the fact that title to such paving, grading and other improvements may not be in the Company).

Property additions shall not be deemed to include (a) any plant, system or other property in which the Company shall acquire only a leasehold interest, nor betterments, extensions, improvements or additions thereto or other property used by the Company in connection therewith unless such betterments, extensions, improvements, additions or other property shall be movable physical property and shall constitute personal property which is removable by the Company at (or before) the termination of the leasehold; (b) any going concern value or good will, or governmental or municipal franchises, permits or similar rights, as such, separate and distinct from the property operated thereunder, but there shall not be excluded from property additions any equipment or other property of the Company by reason of the fact that it may be located in, upon or under any public highway or customers’ premises or other places not owned by the Company; (c) any property subject to a lien or encumbrance other than permitted encumbrances; (d) any property to which the Company shall not have title except as provided in Subparagraphs (1) and (2) above.

Any property additions to be acquired or becoming such concurrently with the granting of any application may, at the Company’s option, be treated hereunder as already acquired for the purpose of computing property additions and net additions hereunder.

Utility property purchased, constructed or otherwise acquired by the Company after August 31, 1954, subject to any prior lien shall not be deemed to be property additions unless and until such prior lien is satisfied or otherwise discharged, or all prior lien debt secured thereby has ceased to be outstanding as defined in Section 1.39 and provision shall have been made that no prior lien debt may then or thereafter be created, authenticated or issued under such prior lien.

SECTION 1.29. The term “cost” as applied to property additions constructed or acquired by the Company after August 31, 1954 shall, subject to the specific provisions hereinafter in this Section set forth, mean the sum of (1) the amount of cash expenditures made or agreed to be made by the Company therefor, (2) the aggregate principal amount of any debt issued or assumed by the Company in respect of the acquisition thereof or subject to which the same is acquired, (3) the fair value (as of the date of delivery) of any securities, other than debt securities of the Company, delivered by the Company as consideration therefor, (4) the fair value (as of the date of transfer) of any property or such part thereof as may be transferred by the Company in payment therefor, (5) with respect to property constructed by or for the Company, such allowances or charges for interest during construction, taxes, engineering, legal expenses, superintendence, insurance, casualties and other items during construction as, in the opinion of the signers of any certificate hereunder wherein the cost of such property is required to be stated, shall be proper under sound accounting practice in respect of the particular property specified in such certificate, and (6) general overhead expense to the extent that it is properly chargeable under sound accounting practice to the cost of such property.

The cost of any new plant or system shall include the cost of any franchises, rights and intangible property simultaneously acquired with the same, for which no separate or distinct consideration shall have been paid or apportioned or shall be readily ascertainable.

In determining cost in eases in which property consists partly of utility property and partly of other property, or in cases in which cost is not allocated between various items of property, and the determination of the cost of any or all of such items is required under any provision of this Indenture, cost may be allocated to the various parts and items of property in accordance with sound accounting practice. For the purpose of making any such allocation the persons signing any officers’ certificate in connection therewith may rely on and accept; if they deem it proper so to do, any action duly taken by the Company with respect to such allocation and any valuation and other reports available to them with respect to the property affected including the certificate or opinion of an engineer, appraiser, accountant or other expert filed with the Trustee with respect to the fair value of the property so acquired.

Notwithstanding any other provision of this Indenture, in any case where property (i) shall have been acquired by the Company upon the merger of another: corporation into it, (ii) shall have been acquired (otherwise than by construction) without any consideration consisting of cash, property or securities or the incurring or assumption of indebtedness, or (iii) shall have been owned by a successor corporation immediately prior to its becoming such successor corporation as provided in Article Fourteen, no determination of cost shall be required, and for all purposes of this Indenture the cost of such property shall be deemed to be the fair value thereof.

SECTION 1.30. The term “fair value” when applied to property additions when certified to the Trustee, except as otherwise provided in Section 2.03 (c) and Section 8.04, shall mean the fair value to the

Company of such property additions when the same shall have first become properly chargeable to its plant accounts after August 31, 1954 determined as if such property additions were free of liens securing debt, if any.

SECTION 1.31. The term “amount” as applied to any property additions shall mean the cost thereof or the fair value thereof, whichever is less. The term “amount” when applied to Bond credits in a certificate of available Bond credits shall mean the principal amount of the Bonds or part thereof described or referred to therein.

SECTION 1.32. So long as there are outstanding any Bonds of the 1984 Series or any Bonds of any other series subsequently authenticated and delivered hereunder as to which it is so provided in the supplemental indenture establishing said Bonds or modifying this Indenture, the term “minimum provision for depreciation” for each calendar year (or monthly fractions thereof) in the period being computed, shall mean an amount by which 15% of the gross operating revenues of the Company derived from the operation of its utility property subject to the lien of the Indenture (less an amount equal to the cost of electricity purchased, including any standby or service charges or similar charges for electricity and net cost of electricity interchanged, and all rentals and lease payments) exceeds the charges for maintenance, repairs and renewals of such mortgaged utility property included or which should be included in operating expenses pursuant to sound accounting practice.

SECTION 1.33. The term “net additions” shall mean the amount thereof evidenced by net property additions applications and shown in certificates of available net additions filed with the Trustee.

SECTION 1.34. The term “Bond credits” shall mean credits for the retirement of Bonds of any Series authenticated and delivered hereunder subsequent to the execution of the Fortieth Supplemental Indenture which have been established by the filing with the Trustee of Bond credit applications pursuant to Section 2.02.

SECTION 1.35. (1) The term “funded” when applied to property shall mean all property (other than excepted property) owned by the Company on August 31, 1954, and when applied to property additions shall mean property additions:

(i) to the aggregate amount then or theretofore made the basis for the reinstatement of Bonds or Bond credits as provided in Section 2.03(e);

(ii) to the aggregate amount then or theretofore made the basis for a credit to, or withdrawal of moneys in, any sinking fund or analogous fund established pursuant to any supplemental indenture if so provided therein;

(iii) which shall consist of repairs or additions to, or replacements or restorations of, utility property, made by the application of the proceeds of insurance which shall not have been paid to the Trustee; or

(iv) to the aggregate amount then or theretofore made the basis for the withdrawal of trust moneys pursuant to Section 8.04, or made the basis for the release of property or money from the lien of the Revised First Mortgage prior to the effective modification date.

(2) The term “funded” when applied to net additions shall mean net additions to the amount thereof shown as having been and as being used and funded in the most recent certificate of available net additions filed with the Trustee:

(i) as a basis for the reinstatement of Bonds or Bond credits as provided in Section 2.03 (b) ;

(ii) as a basis for a credit to the sinking and improvement fund provided in Section Three of Article II of Part I of the Fortieth Supplemental Indenture, or as a basis for a credit to, or withdrawal of moneys in, any sinking fund or analogous fund established pursuant to any supplemental indenture if so provided therein;

(iii) as a basis for the authentication of Bonds pursuant to Section 5.03, or pursuant to the provisions of the Revised First Mortgage prior to the effective modification date;

(iv) as a basis for a credit as authorized by Section 7.06 E in lieu of the deposit of money with the Trustee; or

(v) as a basis for the withdrawal of trust moneys pursuant to Section 8.02 or as a basis for the release of property or money from the lien of the Revised First Mortgage prior to the effective modification date.

(3) The term “funded” when applied to Bonds or Bond credits shall mean

(i) all Bonds certified and delivered under the Company’s First Mortgage prior to the execution and delivery of the Fortieth Supplemental Indenture;

(ii) Bonds then or theretofore delivered to the Trustee or redeemed and used as a credit to meet the requirements of the sinking and improvement fund provided for in Section Three of Article II of Part I of the Fortieth Supplemental Indenture, the depreciation fund provided in Section Four of Article II of Part I of the Fortieth Supplemental Indenture or of any sinking fund, depreciation fund or analogous fund established pursuant to any supplemental indenture if so provided therein;

(iii) Bonds then or theretofore purchased, paid, redeemed or otherwise retired with trust moneys pursuant to Section 8.05, or with sinking and improvement fund moneys pursuant to Section Three or with depreciation fund moneys pursuant Section Four of said Article II of Part I of the Fortieth Supplemental Indenture, or with any sinking fund moneys, depreciation fund moneys or moneys in any analogous fund established pursuant to any other supplemental indenture if so provided therein, and Bonds which prior to the effective modification date have been purchased, paid, redeemed otherwise retired pursuant to Subdivisions 6 or 7 of Section 2 of Article X of the Revised First Mortgage or with cash deposited pursuant to Sections 2 or 3 of Article V of the Revised First Mortgage; or

(iv) Bond credits established pursuant to Section 2.02 by Bond credit applications filed with the Trustee to the amount thereof shown in certificates of available Bond credits filed with the Trustee or an officers’ certificate filed in lien thereof prior to the effective modification date as having been or being funded (a) as the basis for the authentication of Bonds pursuant to Section 5.05; (b) as the basis for a credit as authorized by Section 7.06 F in lieu of the deposit of moneys with the Trustee; (c) as the basis for the withdrawal of trust moneys pursuant to

Section 8.03; or (d) as the basis for a credit to the sinking and improvement fund provided in Section Three of Article II of Part I of the Fortieth Supplemental Indenture, or as a basis for a credit to, or withdrawal of moneys in, the depreciation fund provided in Section Four of Article II of Part I of the Fortieth Supplemental Indenture, or any sinking fund, depreciation fund or analogous fund established pursuant to any supplemental indenture if so provided therein; or

(v) Bonds which prior to the effective modification date have been used as the basis for the certification and delivery of Bonds as provided in Section 6 of Article III of the Revised First Mortgage or used as the basis for the withdrawal of trust moneys pursuant to Subdivisions 4 and 5 of Section 2 of Article X of the Revised First Mortgage.

For the purposes of this Section 1.35 property additions, net additions, Bonds and Bond credits and the funding thereof shall he computed as if the effective modification date had been August 31, 1954, and Additional Property, property additions, net additions, Bonds and Bond credits to the amount or net amount thereof, as the case may be, which have been or have become funded pursuant to any of the provisions of Section One of Article I of Part I of the Fortieth Supplemental Indenture during the period after August 31, 1954 and prior to the modification date shall, after the effective modification date be funded only to the extent that the same would have been funded pursuant to this Section had it been in effect during such period.

If and to the extent so provided herein or in any supplemental indenture establishing Bonds of any future series under the Indenture, property additions, net additions, Bonds and Bond credits which have become funded as provided in this Section 1.35 above shall cease to be so funded when none of the Bonds of the 1984 Series or of such future series, remain outstanding. The provisions of this Section 1.35 above shall also be subject to the provisions for the reinstatement of Bonds or Bond credits contained in Section Four of Article II of Part I of the Fortieth Supplemental Indenture, or in Section 2.03 or contained in any similar provisions in any supplemental indenture.

SECTION 1.36. The term “unfunded” shall apply to and include any property additions, net additions, Bonds and Bond credits to an amount thereof not theretofore funded in any of the ways described in

Section 1.35, or which have become unfunded as provided in the first sentence of the last paragraph of Section 1.35, and any Bonds and Bond credits theretofore funded which have been reinstated pursuant to Section Four of Article H of Part I of the Fortieth Supplemental Indenture or Section 2.03 or as provided in any supplemental indenture hereto.

SECTION 1.37. The terms “net property additions application”, “certificate of available net additions”, “Bond credit application” and “certificate of available Bond credits”, shall have the respective meanings specified in Sections 2.01 and 2.02.

SECTION 1.38. The term “prior lien indebtedness” or “prior lien debt” shall mean indebtedness secured by mortgage or other lien, charge, title retention agreement or other encumbrance (except a permitted encumbrance) existing on property constituting a part of the trust estate acquired by the Company after August 31, 1954, whether or not assumed by the Company or placed thereon to secure unpaid portions of the purchase price at the time of such acquisition; and the term “prior lien” shall mean any lien securing outstanding prior lien indebtedness or prior lien debt.

SECTION 1.39. The term “outstanding”, with reference to prior lien indebtedness, shall mean as of any particular time all indebtedness authenticated and delivered by the trustee under the prior lien securing the same or, if there be no such trustee, all indebtedness theretofore issued or incurred under any such prior lien, except (a) prior lien indebtedness theretofore cancelled, (b) lost, destroyed or mutilated prior lien indebtedness in lieu of or in substitution for which other prior lien indebtedness shall have been issued, (c) prior lien indebtedness pledged hereunder under conditions such that no transfer of ownership or possession thereof is permissible except upon discharge of the lien hereof or, upon default hereunder, to a purchaser at a sale held pursuant to Article Twelve hereof, (d) prior lien indebtedness held uncancelled by the trustee under a prior lien (on the same property as that securing the prior lien indebtedness so held) under conditions such that no transfer of ownership or possession thereof is permissible, except to the Trustee hereunder or to the trustee or other holder of another prior lien on the same property for cancellation or to be held uncancelled under like conditions under the terms of such other lien, and (e) prior lien indebtedness for the payment or redemption or other retirement of which provision shall have been irrevocably made by the deposit of cash in trust with the Trustee hereunder or with the trustee under the lien securing the same, provided that if such prior lien indebtedness is to be redeemed, notice of such redemption shall have been duly given or provision satisfactory to the Trustee for the giving of such notice shall have been made.

SECTION 1.40. The term “permitted encumbrances” shall mean, any of the following:

(1) Liens for taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; liens for workmen’s compensation awards and similar obligations not then delinquent; mechanics, laborers’, materialmen’s and similar liens not then delinquent; and any of such liens, whether or not delinquent, whose validity is at the time being contested in good faith by the Company as provided in Section 9.07;

(2) Liens and charges incidental to construction or current operation which have not at such time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are insignificant in amount;

(3) Liens, securing obligations not assumed by the Company and on account of which it has not paid and does not expect to pay interest directly or indirectly, existing upon real estate over or in respect of which the Company has a right of way or other easement for transmission or distribution purposes; provided that the loss of all such easements would not materially adversely affect the operations of the Company;

(4) Any right which the United States of America or any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to recapture or to purchase, or designate a purchaser of or order the sale of, any property of the Company upon payment of reasonable compensation therefor, or upon reasonable compensation or conditions to terminate any franchise, license or other rights before the expiration date thereof or to regulate the property and business of the Company;

(5) Liens of judgments covered by insurance, or upon appeal and covered by supersedeas bond, or if not so covered not exceeding at any one time $200,000 in aggregate amount;

(6) Easements or reservations in respect of any property of the Company for the purpose of transmission and distribution lines and other rights-of-way, including overhead and underground transmission and distribution lines, and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel are such as to interfere with the proper operation and development of the property affected thereby;

(7) Any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee hereunder or with the trustee or mortgagee under the instrument evidencing such lien or encumbrance, with irrevocable authority to the Trustee hereunder or to such other trustee or mortgagee to apply such moneys to the discharge of such lien or encumbrance to the extent required for such purpose;

(8) Any exceptions, reservations and other matters described in the description of the mortgaged properties in this Indenture and, with respect to any property which the Company may hereafter acquire, any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same, none of which, in the opinion of counsel, materially adversely affects or will affect the property to which the same relates or the operation thereof by the Company;

(9) Any lien reserved as security for rent or for compliance with other provisions of the lease in case of any leasehold estate; and

(10) The lien of this Indenture.

SECTION 1.41. The term “title”, for the purpose of any provision hereof requiring an opinion of counsel that the Company has title to any property, shall mean such title, whether fairly deducible of record or based on prescriptive rights, (or as to personal property, based on such evidence as counsel shall determine to be sufficient) as, in the opinion of counsel, is satisfactory and is sufficient for the use thereof in connection with the operations of the Company. Counsel in giving such opinion may disregard irregularities or deficiencies in the record evidence of title which, in the opinion of such counsel, can without substantial expense be cured by proceedings within the power of the Company or which, in the opinion of counsel, are not such as to interfere with the proper operation and development of the property affected thereby in the utility business of the Company, and may base such opinion on his own investigation and/or upon affidavits, certificates, statements and/or investigations made by persons in whom he has confidence and/or upon examination of a certificate or guarantee of title or a policy of title insurance in which he has confidence.

SECTION 1.42. The term “earnings certificate” shall mean a certificate which shall be, subscribed by an accountant and conform (to the extent applicable) to the requirements of Section 2.06 hereof, dated not more than 30 days prior to the date upon which application is made for the authentication and delivery of Bonds in connection with or on the basis of such certificate and in any event dated subsequent to the last previous date upon which any. Bonds have been authenticated and delivered hereunder (other than in connection with any transfer, exchange or substitution of outstanding Bonds), containing the statements required by Section 2.04 and setting forth in reasonable detail:

(1) The “net earnings available for interest”, for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the calendar month in which the application for authentication and delivery of Bonds is made;

(2) The “annual interest charges on bonded indebtedness”, which term shall mean the aggregate annual interest charges on

(a) all Bonds outstanding hereunder at the date of said certificate;

(b) all Bonds whose authentication and delivery are applied for in such application or in any other pending application; and

(c) all prior lien indebtedness outstanding at the date of said certificate;

excluding, however, from such computation the annual interest charges on any Bond or prior lien indebtedness which is to be paid, redeemed or otherwise retired or provision for the retirement of which is to be made, so that the same will cease to be outstanding as herein defined, prior to or concurrently with the authentication and delivery of the Bonds applied for;

(3) That such net earnings available for interest are at least twice the aggregate of such annual interest charges on bonded indebtedness; and

(4) That such net earnings available for interest have been computed as provided in this Section.

Net earnings available for interest shall be computed in accordance with sound accounting practice (a) by deducting, from the total operating revenues of the Company for the period in question derived from the trust estate, an amount equal to the total operating expenses applicable to the trust estate for such period, including (i) all taxes other than income, excess profits and other taxes imposed on or measured by net income or undistributed earnings or income or any income in the computation of which interest is deductible; (ii) rentals, insurance, current repairs and maintenance; (iii) provision for retirements, depreciation or obsolescence of the trust estate which shall be the amount actually charged by the Company on its books of account (but not less than the minimum provision for depreciation as defined in Section 1.32), but excluding any charges on account of interest on indebtedness, or on account of debt discount and expense, and any credits on account of debt premium; and (b) by adding or deducting (if there is a loss) net income or loss from the operation of properties other than the trust estate and any other income received by the Company, provided that the amount to be added shall in no event exceed 10% of the total of net earnings available for interest, including such income so added. Profits or losses from the sale, abandonment, or other disposition of property or other assets carried in plant or investment accounts of the Company, or from the reacquisition of any securities of the Company, or taxes in respect of any such profits, or any amortization or elimination of intangibles or adjustment accounts shall not be taken into account in determining net earnings available for interest.

In case any item of income or expense is not segregated on the books of the Company as between the operation of property which is and property which is not a part of the trust estate, the Company may allocate such expense or income in any reasonable manner consistent with sound accounting practice.

If the Company shall have acquired, within or after the period for which net earnings available for interest is being determined, or will acquire in connection with the issuance of the Bonds being applied far, properties which within six months prior to such acquisition were used or operated in a business similar to that in which they are or are to be used or operated by the Company, and if the earnings of such properties can be separately determined or fairly estimated in accordance with sound accounting practice, then, in computing net earnings available for interest, the net earnings of such properties for the whole of such period shall be included as if such properties had been owned by the Company during the whole of such period; and if, within or after said period, any portion of the properties of the. Company exceeding $250,000 in value shall have been disposed of by the Company, or will be disposed of in connection with the issuance of the Bonds being applied for, and if the earnings of such properties can be separately determined or fairly estimated in accordance with sound accounting practice, then, in computing net earnings available for interest, the net earnings of such properties for the whole of such period shall be excluded.

SECTION 1.43. The term “ retirements “, subject to the other provisions of this Section 1.43, shall include any utility property which, subsequent to August 31, 1954, shall have been sold, exchanged or otherwise disposed of, or taken by eminent domain, abandoned; lost, destroyed or retired from service, or shall have become obsolete or worn out, or shall have permanently ceased to be used or useful in the business of the Company, or shall, for any reason, have been removed from the plant account of the Company, or should have been so removed in accordance with sound accounting practice or is deemed to be retired pursuant to Section 2.06(4).

The amount of retirements in respect of utility property retired, otherwise than by release, taking or other disposal in accordance with the provisions of Sections 7.03, 7.04 or 7.05, shall be the excess of

(a) in the case of utility property owned by the Company at the close of business on August 31, 1954, 85% of the book value thereof,

(b) in the case of property additions which have been included in a certificate of available net additions, the amount at which the same were so included, and/or

(c) in the case of property additions which have not been included in a certificate of available net additions, the cost thereof,

over the amount of any insurance moneys deposited with the Trustee in respect of such properties or applied by the Company in accordance with Section 9.09 hereof to the repair, restoration or replacement of, or other addition to, the trust estate.

The amount of retirements in respect of utility property released, taken or disposed of in accordance with the provisions of Sections 7.03, 7.04 or 7.05 shall be the excess of the total of the amounts specified in (a), (b) and/or (c) above for all such property, the retirements in respect of which are being determined, over the total of any cash deposited with the Trustee in connection with the release of any of such property pursuant to the provisions of any of said Sections or the deposit of which is not required because of compliance with Subsections A, B, E and F of Section 7.06.

Utility property subject to any prior lien or liens shall not be included in retirements unless and until such prior lien or liens are paid or otherwise satisfied and discharged, or all prior lien debt secured thereby shall cease to be outstanding as defined in Section 1.39 and no prior lien debt may then or thereafter be created, authenticated or issued under such prior lien.

No reduction in book values of property recorded in the Company’s plant accounts or transfer of any amount appearing in any such account to intangible or adjustment accounts, arising from adjustments required to be made by or under a system of accounts prescribed by any regulatory body, nor the elimination of any amount so transferred, otherwise than in connection with an actual retirement of physical property as described in the first paragraph of this Section 1.43, shall be taken into account in determining retirements.

Property renewed or replaced through expenditures properly included in operating expenses shall not be taken into account in determining retirements.

If the amount or cost to the Company of any particular property is not separately shown by the books of the Company, an estimate may be used.

In respect of units of property, the cost of which is less than $5,000 each, retirements may be determined on the basis of such average costs as may be determined in any manner consistent with sound accounting practice, from the books of the Company, without regard to the cost of the particular units of property in question.

ARTICLE TWO.

Certain Provisions for Action.

SECTION 2.01. Method of Evidencing Acquisition, Availability and Use of Net Additions. In order to evidence the acquisition, availability and use of net additions as the basis for the authentication and delivery of additional Bonds, the release or other disposition of mortgaged property, the satisfaction of sinking and improvement fund obligations, the withdrawal of trust moneys or the reinstatement of Bonds or Bond credits or for any other purpose permitted by the provisions hereof or of any indenture supplemental hereto, the Company at any time or from time to time may file with the Trustee the following instruments (herein sometimes collectively called a “net property additions application”), namely:

A. An officers’ certificate (herein called “certificate of available net additions”), substantially in the following form which shall be subscribed by an accountant conforming to the requirements (to the extent applicable) of Section 2.06 in respect of all Items other than fair value in Item (4) and in respect of the fair value in Item (4) shall be subscribed by an engineer conforming to the requirements (to the extent applicable), of Section 2.06 hereof.

PUGET SOUND POWER & LIGHT COMPANY

CERTIFICATE OF AVAILABLE NET ADDITIONS

The undersigned, one of whom is an accountant, with a view to showing the amount of net additions available and to be used as the basis for

(Here describe action or credit applied for.)

under the Company’s Indenture of First Mortgage dated as of June 2, 1924, as supplemented and modified do hereby certify as follows:

(1) That the Company has purchased, constructed or otherwise acquired, or will acquire prior to or contemporaneously with the granting of the application for action or credit above described, property additions which are briefly described in an exhibit attached hereto, (which may be by reference to the appropriate subdivisions of the Company’s plant accounts to which the cost of the same has been or will be charged), and has heretofore filed or is concurrently filing with the Trustee the opinion and instruments, if any, required by Subsections B and C of Section 2.01 of said Indenture to establish such property additions as a basis for action or credit permitted pursuant to said Section. (Such certificate shall state whether the property additions being certified in this Item (1) include property acquired or being acquired which within six months prior to the date of acquisition thereof by the Company shall have been used or operated by others than the Company in a business similar to that in which it has been or is to be used by the Company and if such property is included it shall be described separately. The certificate shall also state whether such property additions were acquired or are being acquired by the Company for a consideration consisting in whole or in part of securities (other than debt securities of the Company) or property; and if so, such property additions, and the securities or properties paid therefor, shall be described separately.)

(If no property additions are described in this Item (1), Items (1) to (4) may be answered by inserting the words “None” or “Not Applicable”.)

(2) That the latest date as of which any of such property additions has been or will be charged to the Company’s plant accounts is                    , 19        ;

(3) That all of such property additions constitute, or will upon acquisition constitute, property additions as said term is defined in Section 1.28 of said Indenture and none of such property additions has been previously included in any certificate of available net additions or previously funded;

(4) That the aggregate amount of such property additions, the cost thereof and the fair value thereof (the certification of which, if made by an engineer other than an officer or employee of the Company, shall be annexed as a separate exhibit to this certificate) are as follows:

Amount                                    $

Cost                               $

Fair Value                     $

(5) The aggregate amount of property additions included in all net property additions applications and in all officers’ certificates filed with the Trustee prior to the effective modification date, in lieu of net property additions applications, or for the purpose of evidencing a net amount of Additional Property to the Trustee, is                    $

(6) That the aggregate amount of the minimum provision for depreciation from August 31, 1954 to the end of a calendar month (namely,            ), not more than 62 days prior to the date hereof, is $            ; the amount, if any, by which retirements for the same period exceed the aforesaid aggregate amount of the minimum provision for depreciation, is $            ; and the sum of said amounts is                    $

(7) That the aggregate amount of net additions heretofore or concurrently being certified to the Trustee (Item (5) above minus Item (6) above) is                    $

(8) That the aggregate amount of net additions stated in Item (7) above heretofore and now funded is                    $

(If any amount of net additions heretofore funded has become unfunded, show the amount thereof and how such net additions became unfunded.)

(9) That the aggregate amount of unfunded net additions available for use as a basis for the action or credit above described (Item (7) above minus Item (8) above) is                    $

(10) That the aggregate amount of unfunded net additions in Item (9) above now being funded as the basis for the action or credit above described is                    $

(11) That the aggregate amount of unfunded net additions available as a basis for subsequent action or credit permitted under the Indenture (Item (9) above minus Item (10) above) is                    $

The undersigned further certify that the amount of unfunded net additions shown in Item (11) above, plus the aggregate cost of property additions acquired or constructed by the Company prior to: the date of this certificate (which have not been included in this or any other net property additions application or officers’ certificate in lieu thereof or officers’ certificate evidencing a net amount of Additional Property as the basis for action or credit by the Trustee, and which are net at this time funded) is, in the opinion of the undersigned officers of the Company, at least equal to the amount by which the greater of (1) the aggregate amount of retirements (including retirements to be Made concurrently or incidental to property additions in connection with which this certificate is made) or (ii) the aggregate amount of the minimum provision for depreciation, computing such retirements and such provision for depreciation from August 31, 1954 to the end of the latest calendar month preceding the date of this certificate, exceeds the final amount shown in Item (6) above.

(Here insert statements required by Section 2.04.)

Dated: (To be dated not more than 15 days prior to the date of filing with the Trustee.)

President

Treasurer of
PUGET SOUND POWER & LIGHT COMPANY

Engineer

B. An opinion of counsel (which may expressly exclude from the statements contained therein any property which has been retired or otherwise disposed of and any property additions consisting of paving, grading and other improvements to public highways, streets or alleys or other public lands),

(1) stating that (except as to property which has been retired or otherwise disposed of and except as to paving, grading and other improvements to public highways, streets or alleys or other public lands) the Company has title to all of the property additions described in the certificate of available net additions previously acquired by it which are still owned at the date of such opinion, and, as to any of said property additions which the Company is acquiring prior to or contemporaneously with the granting of any application in connection with which such opinion is being delivered to the Trustee, that it will have title thereto upon the delivery to the Company of deeds or other instruments, if any, specified in such opinion; and that all such property additions are or upon such acquisition will be free of all liens, charges and encumbrances prior to the lien of this Indenture other than permitted encumbrances;

(2) stating that the Company has lawful power and all necessary permission from governmental authorities to acquire, own and use in its utility business all of said property additions theretofore acquired by it and which it still owns at the date of said opinion or which it is acquiring as aforesaid, and, to the extent that any franchises, permits, licenses, rights-of-way or easements are necessary for the maintenance and use of such property additions, that the Company, either alone or jointly with some other person, lawfully holds or will hold such franchises, permits, licenses, rights-of-way or easements, and that each such franchise, permit, license, right-of-way or easement is in the opinion of such counsel adequate for the operations of the Company and does not contain any provisions materially prejudicial to the interests of the Bondholders, or if the Company does not have all the necessary franchises, permits, licenses, rights-of-way and easements, that the absence of such thereof as the Company does not have will not materially adversely affect any material part of the operations, business or properties of the Company as a whole; and

(3) stating that said property additions (except such thereof as have been retired or otherwise disposed of prior to the date of such opinion) are then, or upon the acquisition thereof by the Company will be, subject to the direct first mortgage lien of this Indenture, subject only to permitted encumbrances, upon the execution and delivery to the Trustee and recording of the supplemental indenture or indentures or other instruments specified in such opinion (and stating also that the same have been recorded or that provision assuring prompt and valid recording has been made), or without the execution of any such supplemental indenture or other instrument.

C. The supplemental indenture or other instruments, if any, specified in Clauses (1) and (3) of the opinion of counsel required by the foregoing Subsection B.

Net property additions applications may be filed by the Company with the Trustee from time to time whether or not the Company is concurrently filing any application for any particular purpose with the Trustee. The Company may include in any such net property additions applications any property additions acquired or constructed by it without also including any other property additions that may have been theretofore acquired by it and by so doing it shall not lose the right later to file a further net property additions application including such other property additions.

SECTION 2.02. Method of Evidencing Availability and Use of Bonds and Bond Credits. In order to evidence or provide for the retirement of Bonds issued hereunder and to evidence and provide for the use of Bond credits arising from such retirement as the basis for the authentication and delivery of additional Bonds, the release or other disposition of mortgaged property; the satisfaction of sinking and improvement fund obligations or depreciation fund obligations, or the withdrawal of trust moneys, or for any other purpose permitted by the provisions hereof or of any indenture supplemental hereto, the Company may at any time or from time to time file with the Trustee the following instruments (herein sometimes collectively called a “Bond credit application”) namely:

A. An officers’ certificate (herein called “certificate of available Bond credits”), substantially in the following form, which shall be subscribed by an accountant conforming to the requirements (to the extent applicable) of Section 2.06.

PUGET SOUND POWER & LIGHT COMPANY

CERTIFICATE OF AVAILABLE BOND CREDITS

The undersigned, one of whom is an accountant, with a view to showing the amount of Bond credits available and to be used as the basis for

(Here describe action or credit applied for.)

under the Company’s Indenture of First Mortgage dated as of June 2, 1924, as supplemented and modified, do hereby certify as follows:

(1) (a) That Bonds heretofore authenticated and delivered under said Indenture have been or are concurrently being delivered to the Trustee as required by Subsection B of Section 2.02 of said Indenture for retirement as therein provided, of a principal amount of                    $

(Here specify Bonds being delivered.)

(b) That Bonds heretofore authenticated and delivered under said Indenture have been paid or redeemed and heretofore delivered to the Trustee for retirement, of a principal amount                    $

(Here specify the Bonds which have been so retired.)

(c) That cash in the amount of has been or is concurrently being irrevocably deposited with the Trustee as required by Subsection C of Section 2.02 of said Indenture and is or is to be held by the Trustee under said Indenture in trust for the purpose of paying or redeeming Bonds heretofore authenticated and delivered under the Indenture, of a principal amount                    $

(Here specify the Bonds to be paid or redeemed.)

(d) That Bonds or Bond credits heretofore funded have been reinstated or have become unfunded (but have not been included in any certificate of available Bond credits subsequent to such reinstatement or unfunding and are now unfunded), of a principal amount of                    $

(Here specify Bonds or Bond credits reinstated or unfunded.)

Total amount of credits in Item (1)                    $

That (i) none of the Bonds specified in this Item (1) above as retired or to be retired or reinstated nor any Bond credit therefor has been previously included in any Bond credit application or officers’ certificate in lieu thereof and no amount thereof has been funded as defined in Paragraph (3) of Section 1.35 of said Indenture, or (ii) if heretofore so included or funded, such Bonds or Bond credits, if any, have become unfunded (by virtue of the provisions of the first sentence of the last paragraph of said Section 1.35) or have been reinstated as provided in Section 2.03.

(2) That the amount of unfunded Bond credits shown in Item (5) of the latest certificate of available Bond credits previously filed with the Trustee is                    $

(3) That the amount of unfunded Bond credits available for use as the basis for action or credit above described (sum of Items (1) and (2) above) is                    $

(4) That the amount of unfunded Bond credits shown in Item (3) which are being funded as the basis for the action or credit above described is                    $

(5) That the amount of unfunded Bond credits available as a basis for subsequent action or credit permitted under said Indenture (Item (3) above minus Item (4) above) is                    $

(Here insert statements required by Section 2.04.)

Dated: (To be dated not more than 15 days prior to the date of filing with the Trustee.)

President

Treasurer of
PUGET SOUND POWER & LIGHT COMPANY

B. Any Bonds specified in clause (a) of Item (1) of the certificate of available Bond credits provided for in the foregoing Subsection A and stated to be concurrently delivered to the Trustee which may be either matured or unmatured and cancelled or uncancelled.

C. Cash sufficient to pay or redeem the Bonds specified in clause (c) of Item (1) of the certificate of available Bond credits provided for in the foregoing Subsection A and stated to be concurrently irrevocably deposited in trust for such purpose, together with, in case of a redemption of Bonds, proof satisfactory to the Trustee that notice of such redemption of Bonds has been given or waived or a written instrument executed by the Company irrevocably directing the Trustee to give such notice for or on behalf of the Company.

Every Bond and its Coupons delivered uncancelled to the Trustee pursuant to this Section shall be immediately cancelled by the Trustee and shall upon written request of the Company be delivered by the Trustee to the Company. No Bonds shall be issued in exchange for or in place of or in lieu of any Bonds the retirement or provision for the retirement of which shall have been evidenced to the Trustee pursuant to this Section and no action shall be taken or credit allowed hereunder on the basis thereof except pursuant to some provision of this Indenture permitting action or credit on the basis of Bond credits.

SECTION 2.03. Reinstatement of Bonds and Bond Credits. So long as no default exists hereunder and no interest on any Bonds outstanding hereunder is overdue and unpaid, the Company, upon filing with the Trustee an officers’ certificate as to compliance with conditions precedent, may reinstate, as unfunded, Bonds or Bond credits which have theretofore become funded pursuant to the provisions of (i) Section Four of Article II of Part I of the Fortieth Supplemental

Indenture, (ii) Section 8.03, (iii) Section 8.05, (iv) Section 7.06F or (v) any depreciation fund or any analogous fund established by any indenture supplemental hereto if so provided therein, by making substitution therefor in an amount equal to (x) the principal amount of the Bonds or Bond credits to be reinstated plus (y) if any of such Bonds were purchased or redeemed with trust moneys the amount, if any, by which the cost of such Bonds so purchased or redeemed exceeded the principal amount thereof, in any of the following ways:

(a) by depositing an equal amount of cash with the Trustee to be held as trust moneys hereunder, or

(b) by filing with the Trustee a certificate of available net additions, funding an equal amount of available net additions, or

(c) in the case of Bonds or Bond credits funded pursuant to Sections 8.03, 8.05 and 7.06F by filing with the Trustee a written order, certificates, opinions and other documents similar to those required to withdraw cash pursuant to Section 8.04 (with appropriate changes to show that the purpose is for reinstatement of Bonds or Bond credits rather than the withdrawal of cash) showing that the Company has acquired, subsequent to the funding of the Bonds or Bond credits being reinstated, an equal amount of property additions (taken at the cost or then fair value thereof, whichever is less) and is funding such property additions, or

(d) in the case of Bonds or Bond credits funded pursuant to the provisions of Section Four of Article II of Part I of the Fortieth Supplemental indenture or of any depreciation or analogous fund subsequently created permitting such reinstatement, by filing with the Trustee an annual or interim depreciation fund certificate showing that the Company elects to use and is funding an equal amount of unfunded property additions.

Nothing contained in this Section 2.03 shall permit the Company to reinstate Bonds or Bond credits funded pursuant to Section Three of Article II of Part I of the Fortieth Supplemental Indenture or pursuant to any sinking fund for any series of Bonds subsequently created precluding such reinstatement, or by the application or withdrawal of cash deposited pursuant to Section 5.04.

SECTION 2.04. Statements in Certificates and Opinions as to Compliance with a Condition or Covenant. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of the signer, he has made or caused to be made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; (4) a statement as to whether or not, in the opinion of the signer, such condition or covenant has been complied with; (5) when appropriate, the statements required by Section 1.25 and Section 2.05; and (6) a statement that the terms used by the signer are used in accordance with definitions thereof contained in this Indenture.

SECTION 2.05. Certificates and Opinions as to Compliance with Conditions Precedent. Wherever it is required herein that there be filed in connection with a written request or application by the Company for action by the Trustee an opinion of counsel or an officers’ certificate as to compliance with conditions precedent, such opinion or certificate shall state that in the signers’ opinion all conditions precedent to such action provided for in this Indenture have been or upon delivery to the Trustee of specified documents, instruments or other things will be complied with, and shall include the statements required by Section 2.04.

SECTION 2.06. General and Special Provisions Regarding Certificates and Opinions, etc. Any certificate or opinion of an engineer, appraiser, accountant or other expert required to be delivered to the Trustee under any provision of this Indenture may be signed by an engineer, appraiser, accountant or other expert who is an officer or employee of the Company or of an affiliate of the Company or of an obligor, except that certificates or opinions to be furnished the Trustee in the following cases as evidence of compliance with conditions precedent (including any covenants, compliance with which constitutes a condition precedent), shall be signed by an independent engineer, appraiser, accountant or other expert:

(1) A certificate or opinion of an accountant as a condition precedent to the authentication and delivery of Bonds, if the aggregate principal amount of such Bonds and of other Bonds authenticated and delivered since the commencement of the then current calendar year (excluding Bonds with respect to which a certificate or opinion of an independent accountant has been previously furnished or with respect to which a certificate or opinion of an accountant is not required) is ten per centum (10%) or more of the aggregate amount of Bonds at the time outstanding; but no certificate or opinion need be made by any person other than an officer or employee of the Company who is an accountant, as to (a) dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports, or (b) the amount and value of property additions exempt as provided in paragraph (4) of this Section 2.06, or (c) the adequacy of depreciation, maintenance or repairs;

(2) A certificate or opinion of an engineer, appraiser, or other expert as to the fair value of any property or securities to be released from the lien of the Indenture, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by Article Seven, is ten per centum (10%) or more of the aggregate principal amount of the Bonds at the time outstanding; but such a certificate or opinion of an independent engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by Article Seven is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of the Bonds at the time outstanding;

(3) A certificate or opinion of an engineer, appraiser, or other expert as to the fair value to the Company of any securities (other than Bonds and purchase money obligations), the deposit of which with the Trustee is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the lien of this Indenture, if the fair value to the Company of such securities and of all other such securities made the basis of any such authentication and delivery, withdrawal, or release since the commencement of the then current calendar year, as set forth in the certificates or opinions required by the provisions of this Indenture, is ten per centum (10%) or more of the aggregate principal amount of Bonds at the time outstanding and, in the case of the authentication and delivery of Bonds, such certificate or opinion shall also cover the fair value to the Company of all other such securities so deposited since the commencement of the then current calendar year and as to which a certificate or opinion of an independent engineer, appraiser or other expert has not previously been furnished; but such a certificate or opinion of an independent engineer, appraiser or other expert shall not be required with respect to any securities so deposited, if the fair value thereof to the Company as set forth in the certificate or opinion required by the provisions of this Indenture is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of the Bonds at the time outstanding;

(4) A certificate or opinion of an engineer, appraiser, or other expert as to the fair value to the Company of any property the subjection of which to the lien of this Indenture is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the lien of this Indenture, if

(a) within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(b) the fair value to the Company of such property as set forth in such certificate or opinion is not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the Bonds at the time outstanding.

In the case of the authentication and delivery of Bonds, such certificate shall also cover the fair value to the Company of any property so used or operated which has been so subjected to the lien of the Indenture since the commencement of the then current calendar year, and as to which a certificate or opinion of an independent engineer, appraiser, or other expert has not previously been furnished. If the aggregate of the fair value of the property referred to in the preceding sentence is less than the aggregate amount at which such property was previously certified in any certificate of available net additions, the difference shall be deemed to be a retirement.

Any certificate or opinion of an officer or officers of the Company, or of an engineer, appraiser, accountant or other expert may be based, in so far as it relates to legal matters, upon a certificate or opinion of counsel unless the maker of such certificate knows or, in the exercise of reasonable care, should have known that the certificate or opinion with respect to the matters upon which his certificate or opinion may be based as aforesaid is erroneous. Any such certificate or opinion of counsel may be based, in so far as it relates to factual matters information with respect to which is in the possession of the Company, upon the certificate or opinion of or representations in writing by an officer or officers of the Company, and, in so far as it relates to matters required under this Indenture to be covered by a certificate or opinion of an engineer, appraiser or accountant, upon the certificate or opinion of such person, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or, in the exercise of reasonable care, should have known that the same were erroneous.

The same officer or officers, engineer, accountant, appraise; expert, or counsel or other person, as the case may be, need not certify to all the matters required to be certified under any provisions hereof, but different persons may certify to different matters, respectively.

Where any person or persons are required to make, give or execute two or more applications, requests, consents, certificates, statements or other instruments under this Indenture, any such instruments ms but need not, be consolidated and form one instrument.

Whenever a clerical, typographical, inadvertent or unintentional error or omission shall be discovered in any instrument filed with the Trustee, a new instrument in corrected form, executed as prescribed herein for that originally filed and which may bear the same date as the instrument originally filed, may be substituted therefor with the same force and effect as if the instrument originally filed had been filed in the corrected form, or in lieu of such substitution an appropriate adjustment may be made in a like instrument filed with the Trustee after such discovery. To the extent that action has been taken hereunder which could not have been taken if the original instrument had bee filed in the corrected form, such action shall be validated and rendered effective if the substituted or adjusting instrument shall indicate that any deficiency has been fully satisfied since the filing of the original instrument.

SECTION 2.07. General Provisions as to Giving Notice and Waive of Notice. Whenever it is provided in this Indenture that any notice shall be given by publication in any particular city or cities, such notice shall be published, unless otherwise provided in any particular case at least once each week (on any business day of each such week) for three successive calendar weeks, in a newspaper printed in the English language, customarily published on at least five days a week, excluding legal holidays, and of general circulation in the city or cities specified.

In case, by reason of the temporary or permanent suspension of publication of any newspaper or any other cause, it shall be impossible to make publication of any notice required hereby in a newspaper of newspapers as herein provided, then such publication in lieu thereof as the Trustee, or the Company with the approval of the Trustee, shall make, shall be sufficient. Such publication shall, so far as possible, approximate the terms and conditions of the publication in lieu of which it is given.

If all of the Bonds at the time outstanding, the holders of which are entitled to any notice hereunder, shall be registered Bonds without coupons and/or coupon Bonds registered as to principal, such notice shall be sufficiently given if mailed, registered mail, postage prepaid, to each such registered owner of Bonds at his address as the same shall appear on the Bond register, on or before the date on which the first publication of such notice would otherwise have been required, and in such event no publication of such notice shall be necessary. If such notice is given to holders of Bonds by publication, however, notice shall also be mailed, in the manner aforesaid, to each registered owner of Bonds, the holders of which are entitled to such notice; but in such case, failure so to mail such notice, or any defect in the notice so mailed, shall not affect the proceedings in connection with which such notice is being given.

Whenever notice is herein required to be given a specified number of days prior to the event in connection with which it is given, such number of days shall be computed from the day of the first publication thereof if published and the day of mailing thereof if mailed.

Whenever notice by publication, mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to such notice. Any such waiver of notice by the holders of Bonds shall be filed with the Trustee.

SECTION 2.08. Notices, etc., to Trustee and to Company. Any notice, demand, request, consent or waiver by any Bondholder or the Company to be submitted to the Trustee shall be sufficient if submitted in writing at the principal corporate trust office of the Trustee. Any notice or demand to or upon the Company shall be sufficiently given or served by being deposited postage prepaid in a postal letter box addressed (until another address is filed by the Company with the Trustee for the purpose of this Section), as follows: Puget Sound Power & Light Company, 860 Stuart Building, Seattle, Washington, or by delivery to the President, any Vice President, Treasurer or any Assistant Treasurer of the Company.

SECTION 2.09. Form in Which Bonds are to be Delivered to the Trustee. All coupon Bonds surrendered to the Trustee, whether by the Company or by any other holder thereof, shall be accompanied by all unmatured coupons, if any, appertaining thereto, as well as all matured coupons thereto appertaining and representing interest not paid or made available, for payment on the Bonds so surrendered, unless the Trustee shall be furnished with indemnity satisfactory to it against any claims in respect of any coupons not so surrendered. All registered Bonds so surrendered, if registered otherwise than in the name of the Company, shall (if required by the Trustee) be accompanied by written instruments of transfer in form approved by the Trustee, duly executed by the registered owner in person or by attorney authorized in writing, except that no such written instrument of transfer shall be required upon the surrender of any Bonds by the registered owner thereof in exchange for similarly registered Bonds of the same series in other forms or denominations, or for payment or redemption.

SECTION 2.10. Cancellation or Cremation of Bonds. All Bonds and coupons surrendered to the Trustee upon payment or upon redemption thereof (except as provided in Section 10.04 with respect to partially redeemed Bonds on which a notation of partial payment shall be made) or upon exchange or transfer thereof, and, except as specifically provided herein, any Bonds or coupons delivered in uncancelled form by the Company to the Trustee or purchased by the Trustee pursuant to any provision hereof, shall be cancelled by the Trustee and such Bonds and coupons, together with any Bonds or coupons delivered to the Trustee in cancelled form, shall be delivered to the Company; provided, however, that in lieu of such cancellation and delivery, the Trustee may, upon the written request of the Company, cremate any such Bonds and coupons (in the presence of an officer of the Company, if the Company shall so require), and deliver a certificate of such cremation to the Company. No bonds or coupons shall be issued under this Indenture in lieu of any cancelled or cremated Bonds or coupons except as expressly permitted by the provisions hereof.

SECTION 2.11. Provisions Regarding Government Obligations. The Company may at any time deposit in lieu of any cash required to be deposited by it hereunder, or may withdraw any cash held by the Trustee upon depositing hereunder in lieu of such cash, or the Trustee may, upon the written request of the Company, apply any deposited cash to the purchase of, direct and unconditional obligations of the United States of America maturing not more than five years after the date of such purchase (hereinafter called “deposited obligations”) of a principal amount, and with a market value at the time of the deposit or purchase thereof, at least equal to the amount of such cash;

provided, however, that the Company shall not be entitled to make any such deposit in lieu of cash, or request any such application of deposited cash, at any time within ten days prior to any interest payment date, redemption date or maturity date of any Bonds, or any date upon which such cash is due to be paid to the holders of Bonds or coupons or is to be applied by the Trustee under any of the provisions hereof, and provided further that the Company forthwith, upon the written request of the Trustee, shall pay over to the Trustee any amounts paid by the Trustee as a premium, commission, tax or accrued interest in connection with purchasing or selling such deposited obligations. Any deposited obligations so deposited shall be in transferable form or registered in the name of the Trustee and shall have attached thereto all unmatured interest coupons and shall be held by the Trustee in all respects as would be held the cash for which such obligations are so substituted. Any deposited obligations so deposited shall be sold by the Trustee upon written order of the Company at such prices as shall be fixed by the Company and approved by the Trustee, provided, however, that the Trustee, without any such order, shall be entitled, in its sole discretion and at such prices as may be determined by it, to sell at public or private sale any deposited obligations so held by it at any time within ten days prior to any interest payment date, redemption date or maturity date of any Bonds upon which the cash in lieu of which such deposited obligations are held is payable, or prior to any date upon which such cash is to be applied by the Trustee under any of the provisions hereof. If the net proceeds from any such sale or maturity shall be less than the amount of cash for which the deposited obligations sold or matured were substituted, or if the market value of any deposited obligations hereunder shall, in the judgment of the Trustee, at any time be less than the amount of cash in lieu of or for which they were substituted, in either event the Company shall, and hereby covenants that upon written request by the Trustee it will forthwith deposit hereunder with the Trustee cash sufficient to make up the deficiency. If the not proceeds from any such sale or maturity shall be greater than the amount of cash for which the deposited obligations sold or matured wore substituted, any such excess of any such proceeds shall, unless interest on any Bonds outstanding hereunder shall be due and unpaid or a default shall exist, be paid over forthwith by the Trustee to the Company. Cash deposited by the Company to make up the deficiency in the market value of any deposited obligations may at any time thereafter be withdrawn by the Company if at the time of withdrawal the market value of such deposited obligations shall, in the judgment of the Trustee, be not less than the amount of cash for which they were deposited. The Trustee shall collect from time to time all interest upon the: deposited obligations as such interest matures and, unless interest on any Bonds outstanding hereunder shall be due and unpaid or a default shall exist, shall pay the same to the Company as and when received. Subject to the foregoing, the net proceeds of the sale or maturity of deposited obligations (including cash deposited to make up any deficiency as aforesaid) shall be paid out or applied by the Trustee in like manner the cash for which such obligations were substituted. The deposited and for like purposes as is provided in this Indenture in respect of obligations while held by the Trustee, and the net proceeds of the sale or maturity thereof (including cash deposited to make up any deficiency as aforesaid) until so paid out or applied shall constitute part of the trust estate.

ARTICLE THREE.

The Bonds.

SECTION 3.01. The aggregate principal amount of Bonds which may be authenticated, delivered and issued hereunder is not limited except as restricted by the provisions of this Indenture and except as it may be limited by law; and this Indenture shall be and constitute a continuing lien to secure the payment of the principal of and premium, if any, and interest on all Bonds which may, from time to time, be executed, authenticated and delivered hereunder and issued by the Company.

SECTION 3.02. The Bonds issuable under this Indenture shall be issued in series as from time to time shall be authorized by the Board of Directors, without further action by the stockholders of the Company, and may be issued as coupon Bonds and/or as registered Bonds without coupons.

SECTION 3.03. The Bonds of all series shall be known and entitled generally as the “First Mortgage Bonds” of the Company. The Company may incorporate in the title of the Bonds of any particular series the rate of interest borne by the Bonds of such series, the maturity date and/or any other words, letters or figures descriptive thereof or of the security therefor as the Board of Directors may determine.

SECTION 3.04. The Bonds of each series (subject, as to the Bonds of the 1984 Series, to the provisions of Section One of Article II of Part I of the Fortieth Supplemental Indenture and Article Four hereof), shall bear such date or dates, shall be payable at such place or places, shall mature on such date or dates, shall bear interest at such rate or rates payable in such instalments and on such dates, and may be redeemable before maturity at such price or prices and upon such terms and conditions, as shall be fixed and determined by the Board of Directors, and as shall be appropriately expressed in the Bonds of such series. The Board of Directors may, at the time of the creation of any particular series of Bonds or at any time thereafter, make, and the Bonds of such series may contain or refer to or be entitled to the benefit of, any provisions not inconsistent with the terms hereof, including, without limitation,

(a) provision for the payment of the principal of and/or the interest on the Bonds of such series without deduction for specified taxes, assessments or other governmental charges; and/or

(b) provision for refunding or reimbursing to the holders of the Bonds of such series specified taxes, assessments or other governmental charges, but the obligation of the Company to refund or reimburse any such taxes, assessments or other governmental charges need not be made a part of the indebtedness secured hereby; and/or

(c) provision to the extent permitted by law for the exchange or conversion of the Bonds of such series for or into new Bonds issuable hereunder of a different series and/or shares of stock of the Company and/or other securities; and/or

(d) provision for sinking, amortization, improvement, depreciation, renewal, maintenance, replacement or other analogous funds; and/or

(e) provision limiting the aggregate principal amount of the Bonds of such series;

all as the Board of Directors may determine and fix. All Bonds of the same series having the same date of maturity shall be identical as to rate of interest and terms of redemption if redeemable. All coupon Bonds of any one series shall be dated the same date.

The definitive Bonds of each series and the coupons to be attached to the coupon Bonds, may, at option of the Company, be fully engraved or printed or lithographed on steel engraved borders, and shall be in such forms not inconsistent with the terms of this Indenture as shall be fixed and determined by the Board of Directors, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange or to conform to any usage in respect thereof. The form of the Bonds of each series (except the Bonds of the 1984 Series) shall be established by an indenture supplemental hereto creating such series, delivered to the Trustee.

The coupons for interest attached to Bonds of any series representing interest instalments, and any payments of interest on registered Bonds without coupons, may vary to the extent of one cent to the end that the amount payable shall not be less than the amount due for interest in a year.

SECTION 3.05. The Bonds of each series shall be issued in such denominations as the Board of Directors may determine (except that Bonds of the 1984 Series shall be initially issued in the denominations provided for in Section One of Article II of Part I of the Fortieth Supplemental Indenture). They shall be numbered or otherwise distinguished in such manner or in accordance with such plan as the officers executing such Bonds may determine, such determination by said officers to be evidenced by their signing the Bonds.

Registered Bonds without coupons shall bear interest from, and (except in the case of the Bonds of the 1984 Series) shall be dated as of, the interest date next preceding the date on which the same shall be authenticated by the Trustee, or, if such date of authentication shall be an interest date, such Bonds shall bear interest from, and shall be dated as of, such interest date, or, if such date of authentication shall be a date prior to the first interest payment date for Bonds of the series being authenticated, such Bonds shall bear interest from, and shall be dated as of, the commencement of the first interest period for such series; provided, however, that if at the time of authentication of any registered Bond without coupons of any series, interest is in default on outstanding Bonds of such series, such Bond shall bear interest from, and shall be dated as of, the interest date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of such series; provided further, that in the case of the authentication of registered Bonds without coupons upon an original issue hereunder, such registered Bonds may be dated the date of authentication thereof and in such case shall beat interest from such date of authentication.

SECTION 3.06. Bonds issued hereunder shall be executed on behalf of the Company by its President or a Vice President, and by its Treasurer or an Assistant Treasurer and its corporate seal thereto affixed, or by such other form of execution permitted by law as may be prescribed from time to time by as resolution of the Board delivered to the Trustee. So far as may be lawful, the signatures of the President or Vice President and the Treasurer or Assistant Treasurer, or any one of them on any Bond may be facsimile signatures and the Company may adopt and use for such purpose the facsimile signatures of any persons who shall have been such officers, notwithstanding the fact that they may not have been such officers at the date of such Bond or that they may have ceased to be such officers at the time that such Bond shall have been actually authenticated and delivered. The corporate seal of the Company may be affixed to any Bond by printing, engraving, lithographing, stamping or otherwise making, placing or affixing upon such Bond, any impression, facsimile or other representation of said corporate seal. In case any officer of the Company who shall have signed or sealed any Bond shall cease to be such officer of the Company before the Bond so signed or sealed shall have been actually authenticated and delivered by the Trustee, such Bond, nevertheless, may be authenticated and delivered and issued as though the person who had signed or sealed such Bond had not ceased to be an officer of the Company; and also any Bond may be signed and sealed on behalf of the Company by such person as at the actual date of the execution of such Bond shall be the proper officer of the Company, although at the date of such Bond such person shall not have been an officer of the Company. The coupons to be attached to any coupon Bond shall be authenticated by the facsimile signature of the present or any future Treasurer of the Company. The Company may adopt and use for that purpose the facsimile signature of any person who shall have been such Treasurer, notwithstanding the fact that he may not have been such Treasurer at the date of such Bond or that he may have ceased to be such Treasurer at the time when such Bond shall be actually authenticated and delivered.

SECTION 3.07. The Bonds when executed shall be delivered to the Trustee for authentication by it; and the Trustee shall authenticate and deliver said Bonds as in this Indenture provided and not otherwise. Only such Bonds as shall bear thereon an authentication certificate substantially in the form recited in Section One of Article II of Part I of the Fortieth Supplemental Indenture, executed by the Trustee, shall be secured by this Indenture or be entitled to any lien, right or benefit hereunder. No Bond and no coupon thereunto appertaining shall be or become valid or obligatory for any purpose until such authentication certificate shall have been duly executed on such Bond; and such authentication by the Trustee upon any Bond shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder. Before authenticating and delivering any Bond, the Trustee shall, except as otherwise provided in Sections 3.12 and 3.13, detach and cancel all coupons thereto appertaining then matured representing instalments of interest on such Bond which shall have been paid or for which payment shall have been provided, and such coupons shall thereafter be cremated by the Trustee.

SECTION 3.08. Pending the preparation of definitive Bonds of any series, the Company may execute and the Trustee shall authenticate and deliver, in lieu of such definitive Bonds and subject to the same provisions, limitations and conditions, one or more temporary printed, lithographed or typewritten Bonds, of any authorized denomination specified in the written order of the Company for the authentication of such series, substantially of the tenor of the definitive Bonds issued as hereinbefore recited, in registered form or in bearer form, with or without one or more coupons, and with or without provision for the registration thereof as to principal, and with such omissions, insertions and variations as the officers executing such Bonds may determine. There may be omitted from any temporary Bond a statement of the specific redemption price or prices therefor and in lieu thereof such temporary Bond may contain an appropriate reference to the applicable redemption provisions set forth herein or in any indenture supplemental hereto. The text of a temporary Bond, any coupon attached thereto and any designation of the Bond contained in the text, need not specify the rate or amount of interest but instead may refer to the interest rate specified in the title of the Bond or the amount of interest specified in the heading of the coupon. The Company shall without unreasonable delay, at its own expense, prepare, execute and deliver to the Trustee, and thereupon, upon the surrender of temporary Bonds, the Trustee shall authenticate and deliver in exchange therefor, definitive Bonds of the same series and maturity and for the same principal amount in the aggregate as the temporary Bonds surrendered. Until exchanged for definitive Bonds, each temporary Bond shall in all respects be entitled to the lien and security of this Indenture, and interest thereon, when and as payable, shall be paid to the bearer of such Bond upon presentation thereof for notation of such payment thereon, unless such temporary Bond shall be a fully registered Bond or shall bear a coupon for such interest.

SECTION 3.09. The Company shall keep or cause to be kept at the office of the Trustee books for the registration and transfer of Bonds issued hereunder; and, upon presentation for such purpose, the Company shall, under such reasonable regulations as it may prescribe, register or transfer or discharge from registration or cause to be registered or transferred or discharged from registration any of the Bonds issued hereunder and entitled to be so registered or transferred.

Similar books shall also be kept at such other place or places as may be required by the terms of the Bonds of any particular series, and at such other place or places, if any, as the Board of Directors may determine, in which Bonds of such series may be registered and transferred as in this Section provided.

All books for the registration and transfer of Bonds shall at all times be open to inspection by the Trustee.

All coupon Bonds issued hereunder shall be transferable by delivery except while registered as to principal in the manner hereinafter provided. The holder of any coupon Bond which is expressed to be registerable as to principal may have the ownership thereof registered on said books, and such registration shall be noted on the Bond by the Registrar. After such registration, no transfer shall be valid unless made on said books by the registered owner in person, or by attorney duly authorized in writing, and similarly noted on the Bond; but such Bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored, but such Bond may again and from time to time be registered or transferred to bearer as before. Such registration, however, shall not affect the negotiability of the coupons, and every such coupon shall continue to be transferable by delivery merely, and shall remain payable to bearer, and payment thereof to the bearer shall fully discharge the Company in respect of the interest therein mentioned, whether or not the Bond be registered as to principal.

Any registered Bond without coupons may be transferred at the office or agency of the Company specified for such purpose herein or in the Bond or in a resolution of the Board upon surrender thereof by the registered owner in person or by attorney duly authorized in writing at said office or agency for cancellation and thereupon the Company shall issue in the name of the transferee or transferees and the Trustee shall authenticate and deliver a new registered Bond or Bonds without coupons of the same series and maturity in authorized denominations for a like aggregate principal amount. No transfer of any registered Bond without coupons shall be valid unless made on the books of the Company at said office or agency of the Company by the registered owner in person or by attorney duly authorized in writing.

The Company and the Trustee and any paying agent may deem and treat the bearer of any coupon Bond or any temporary Bond with or without coupons, which shall not at the time be registered in the name of the owner thereof as hereinbefore provided, and the holder of any coupon for interest appertaining to any Bond, whether or not such Bond shall be registered, as the absolute owner of such Bond or coupon, as the case may be, for the purpose of receiving payment of such Bond or coupon or on account thereof and for all other purposes, whether or not such Bond or coupon shall be overdue, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

The Company and the Trustee and any paying agent may deem and treat the person in whose name any registered Bond without coupons, temporary or definitive, shall be registered upon the books of the Company as hereinbefore provided as the absolute owner of such Bond for the purpose of receiving payment of or on account of the principal of and interest on such Bond and for all other purposes, whether or not such Bond shall be overdue, and they may deem and treat the person in whose name any coupon Bond, temporary or definitive, shall be registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, whether or not such Bond shall be overdue, except receiving payment of interest represented by outstanding coupons; and all such payments so made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

Neither the Company nor the Trustee shall be bound to recognize any person, other than the original purchasers of the initial issue of $25,000,000 of Bonds of the 1984 Series, as the holder of a Bond outstanding hereunder unless and until his Bond is submitted for inspection, if required, and his title thereto established satisfactorily to the Trustee, if disputed.

SECTION 3.10. To the extent provided in Section One of Article II of Part I of the Fortieth Supplemental Indenture as to the Bonds of the 1984 Series, and if and to the extent that the Company, by resolution of the Board delivered to the Trustee or by an indenture supplemental hereto duly authorized, shall so determine, either at the time of the creation of any series of Bonds or at any time thereafter,

(a) Bonds of any series may, at the option of the holders thereof, be exchanged for Bonds of the same series and maturity, of the same aggregate principal amount, but of a different authorized denomination or denominations,

(b) coupon Bonds of any series may, at the option of the holders thereof, be exchanged for registered Bonds without coupons of the same series and maturity, of the same aggregate principal amount, and of the same or of a different authorized denomination or denominations, and

(c) registered Bonds without coupons of any series may, at the option of the registered owners thereof, be exchanged for coupon Bonds of the same series and maturity, of the same aggregate principal amount, and of the same or of a different authorized denomination or denominations and with coupons representing interest from the last interest payment date to which interest has been paid on such registered Bonds.

SECTION 3.11. In all cases in which the privilege of exchanging Bonds or transferring registered Bonds without coupons exists and is exercised, the Bonds to be exchanged or transferred shall be surrendered for cancellation at the office or agency of the Company specified for such purpose in the Bonds or in this Indenture, with all unmatured coupons (if any) attached and, in the case of coupon Bonds registered as to principal or registered Bonds without coupons, accompanied by such duly executed instruments of transfer as may be required by the Company and the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Bonds, with appropriate coupons attached, which the person making the exchange or transfer shall be entitled to receive.

Upon any exchange of Bonds or upon any transfer of any registered Bond with or without coupons, the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto and, in addition thereto, a further sum not exceeding $2 for each new Bond issued upon such exchange or transfer. No charge except for taxes or governmental charges shall be made against the holder for the registration or transfer of coupon Bonds. No charge shall be made against the bolder for an exchange of a temporary Bond for a definitive Bond.

SECTION 3.12. In case any Bond, with the coupons, if any, belonging thereto, shall be mutilated, lost or destroyed, then, upon the receipt of such mutilated Bond and its coupons, if any, or upon the receipt of evidence satisfactory to the Company and the Trustee of the loss or destruction of such Bond and its coupons, if any, and of the ownership and authenticity thereof, and upon receipt also of indemnity satisfactory to each of them (naming as obligees, the Company, the Trustee, and if requested by the Company, any paying agent or registrar), the Company in its discretion may execute, and thereupon the Trustee shall authenticate and deliver, a new Bond and coupons in exchange for, and upon cancellation of, the mutilated Bond and its coupons, or in lieu of the Bond and its coupons so lost or destroyed, or, if any such mutilated, lost or destroyed Bond or coupon shall have matured or be about to mature, instead of issuing a substituted Bond or coupon the Company, with the consent of the Trustee, may pay the same, without surrender thereof in the case of any such lost or destroyed Bond or coupon. Any new Bond and coupons issued under this Section in lieu of any Bond and coupons alleged to have been lost or destroyed shall constitute an additional original contractual obligation of the Company, whether or not the Bond and coupons alleged to have been lost or destroyed be at any time enforceable by anyone; and such new Bond and coupons shall be entitled to the benefits and security of this Indenture equally and ratably with all other Bonds and coupons issued hereunder, subject to the provisions of Section 12.28. The Company and the Trustee, in their discretion, may place upon any such new Bond a distinguishing mark or legend to comply with the rules of any securities exchange or to conform to any usage with respect thereto, but such mark or legend shall in no wise affect the validity of such new Bond. The Company may at its option require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge, and any expenses incurred by the Company or the Trustee in connection with the issuance of any such new Bond, and also a further sum not exceeding $2 for each such new Bond.

The provisions of this Section shall not be construed as requiring the Company or the Trustee, and neither the Company nor the Trustee shall be required, to treat both the original and duplicate Bonds as outstanding hereunder for the purposes of determining the principal amount of Bonds which may be issued within any limitation as to principal amount herein or hereafter fixed or of determining any percentage of the principal amount of Bonds outstanding hereunder.

SECTION 3.13. Each Bond delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon the transfer of, the whole or any part, as the case may be, of, one or more other Bonds shall carry all of the rights to interest accrued and unpaid and to accrue which were carried by the whole or such part, as the case may be, of such one or more other Bonds and notwithstanding anything contained in this Indenture each such Bond shall be so dated, or have attached thereto such coupons, that neither gain nor loss in interest shall result from any such exchange, substitution or transfer.

ARTICLE FOUR.

Issuance of Bonds Pursuant to Revised First Mortgage.

SECTION 4.01. Bonds of the 1984 Series. Section One of Article II of Part I of the Fortieth Supplemental Indenture establishes a new series of Bonds designated as First Mortgage Bonds, 3 1/2% Series due 1984 (Bonds of the 1984 Series). Sections One to Six, inclusive, of said Article II of Part I set forth the terms and forms of the Bonds of the 1984 Series, and provisions relating to Redemptions, Sinking and Improvement Fund, Depreciation Fund, Restriction on Payment of Dividends on Common Stock and Duration of Effectiveness of said Article II in respect of the Bonds of such Series. Article III of Part I of the Fortieth Supplemental Indenture provides for the certification and delivery to the Company of Twenty-five Million Dollars ($25,000,000) principal amount of Bonds of the 1984 Series and for the certification and delivery to the Company of additional Bonds of the 1984 Series and of other series established pursuant to the provisions of the Revised First Mortgage upon compliance with the provisions thereof prior to the effective modification date.

The provisions set forth in Article 11 of Part I of the Fortieth Supplemental Indenture and any similar provisions set forth in any subsequent supplemental indenture establishing the Bonds of any other series issued pursuant to the provisions of the Revised First Mortgage prior to the effective modification date are hereby incorporated by reference in this Article Four.

ARTICLE FIVE.

Authentication and Delivery of Additional Bonds.

SECTION 5.01. Issue of Additional $25,000,000 Principal Amount of Bonds Against Property Owned by the Company on August 31, 1954. In addition to the Twenty-five Million Dollars ($25,000,000) principal amount of Bonds of the 1984 Series referred to in Section 4.01, Twenty-five Million Dollars ($25,000,000) aggregate principal amount of Bonds of such Series or of any other series duly created pursuant to the provisions of Article Three may be executed by the Company and delivered to the Trustee for authentication at any time or from time to time and shell be authenticated and delivered by the Trustee as directed by a written order of the Company upon furnishing to the Trustee only the documents (with modifications appropriate for the issue of bonds under this Section 5.01) specified in Subsections B, C, D, E and F of Section 5.02 and an earnings certificate. Bonds so authenticated and delivered and the proceeds thereof, subject to the provisions of Section 9.04, may be used by the Company for any of its lawful corporate purposes.

SECTION 5.02. General Provisions for the Authentication and Delivery of Additional Bonds. In addition to the Bonds the authentication and delivery of which is provided for in Section 5.01, the Company may at any time or from time to time execute and deliver to the Trustee and thereupon the Trustee shall authenticate and deliver as directed by a written order of the Company hereinafter in this Section provided for, additional Bonds of the 1984 Series or Bonds of any other series duly created pursuant to the provisions of Article Three, upon the bases permitted by, and upon compliance by the Company with the provisions of, Section 5.03 (on the basis of unfunded net additions), Section 5.04 (on the basis of the deposit of cash) and/or Section 5.05 (on the basis of unfunded Bond credits).

Such additional Bonds shall be authenticated and delivered by the Trustee only upon receipt by the Trustee, in addition to the documents and other things required to be furnished pursuant to Section 5.03, Section 5.04 and/or Section 5.05, as the case may be, of the following:

A. A written order of the Company for the authentication and delivery of such Bonds.

B. A resolution of the Board (and, if specified in the opinion of counsel pursuant to Subsection E below, a resolution of the stockholders certified by the Clerk, an Assistant Clerk, the Secretary or an Assistant Secretary of the Company) authorizing the authentication and delivery pursuant to the provisions of Section 5.03, Section 5.04 and/or Section 5.05, as the case may be, of a specified principal amount of Bonds of a designated series, and if the designated series is a new series, authorizing the execution and delivery of an indenture supplemental hereto creating such series.

C. An indenture supplemental hereto, duly authorized and executed by the Company, creating the series of Bonds designated as required by Subsection B of this Section, if such series is a new series.

D. An officers’ certificate, dated not more than 15 days prior to the application for the authentication and delivery of the Bonds, as to compliance with conditions precedent, which shall also state that no default, and no condition or event, which after notice or lapse of time or both, could become a default, exists hereunder.

E. An opinion of counsel as to compliance with conditions precedent, which shall also

(1) specify the instruments and resolutions required under this Section 5.02 which when delivered to the Trustee will conform to the requirements of law, the charter of the Company, and this Indenture and will constitute sufficient authority under this Indenture for the Trustee to authenticate and deliver the Bonds applied for;

(2) specify the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of the Bonds then applied for, or state that there are no such legal requirements;

(3) specify the certificate or other evidence which will be sufficient to show the authorization, approval or consent of or to the issuance by the Company of the Bonds then applied for, by any governmental regulatory body or commission at the time having jurisdiction in the premises, or state that no such authorization, approval or consent is required; and

(4) state that the issuance of the Bonds, the authentication and delivery of which is then applied for, will not cause the limit of indebtedness, if any, of the permitted by law, or its charter, to be exceeded, that the execution, authentication and delivery of the Bonds applied for have been sufficiently and duly authorized by all necessary corporate action on the part of the Company and that said Bonds, when executed by Company and authenticated and delivered by the Trustee and when issued by the Company, will be valid and binding obligations of the Company, entitled to the security of this Indenture to the same extent as and on a parity, as to all of the trust estate, with all Bonds theretofore issued and then outstanding hereunder.

F. The certificates and other evidence, if any, specified in the opinion of counsel required by the foregoing Subsection E.

SECTION 5.03. Authentication and Delivery of Bonds on the Basis of Unfunded Net Additions. Upon compliance with the provisions of Section 5.02, additional Bonds may from time to time be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee upon the written order of the Company, in an aggregate principal amount not exceeding 60% of the amount of unfunded net additions being funded as the basis thereof, as shown in the certificate of available net additions provided for in Subsection A of this Section, upon receipt by the Trustee of the following:

A. A certificate of available net additions.

B. An earnings certificate.

SECTION 5.04. Authentication and Delivery of Bonds on the Basis of the Deposit of Cash. Upon compliance with the provisions of Section 5.02,

additional Bonds may from time to time be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee upon the written order of the Company, in an aggregate principal amount not exceeding the amount of cash deposited with the Trustee as provided in Subsection A of this Section upon receipt by and deposit with the Trustee of the following:

A. Cash equal to the aggregate principal amount of the Bond the authentication and delivery whereof is then applied for.

B. An earnings certificate.

SECTION 5.05. Authentication and Delivery of Bonds on the Basis of Unfunded Bond Credits. Upon compliance with the provisions of Section 5.02, additional Bonds may from time to time be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee upon the written order of the Company, in an aggregate principal amount not exceeding the principal amount of unfunded Bond credits being funded as the basis thereof, as shown in the certificate of available Bond credits Provided for in Subsection A of this Section, upon receipt by the Trustee of the following:

A. A certificate of available Bond credits.

B. Either (1) an earnings certificate, if

(i) an earnings certificate, excluding the annual interest requirements on any of the Bonds whose retirement (or provision therefor) is reflected in the certificate of available Bond credits filed pursuant to Subsection A of this Section, shall have been filed with the Trustee after such Bonds were retired or their retirement provided for; or

(ii) any such Bonds whose retirement is so shown bore a lower rate of interest than the Bonds applied for, and had not been bona fide sold, pledged or otherwise negotiated to persons other than affiliates of the Company;

or (2) an officers’ certificate stating that none of the conditions set forth in Clauses (i) and (ii) of this Subsection exists.

SECTION 5.06. Issuance of Bonds by Company—Status of Reacquired Bonds. Whenever any Bonds shall have been authenticated and delivered to or on the written order of the Company by the Trustee, the Company may issue such Bonds or any thereof by selling, pledging or otherwise negotiating the same upon such terms as may be authorized or approved from time to time by its Board of Directors; provided, however, that no Bonds shall be entitled to the lien and security hereof until such Bonds shall have been so issued by the Company. The Company may reacquire any of the Bonds so issued by it and may reissue any of the Bonds so reacquired (including a Bond issued by way of pledge or for other limited purposes and thereafter returned to the Company); but until the same shall have been so reissued by the Company, the Bonds so reacquired shall not be entitled to the lien or security hereof. The Company, however, shall not reissue any Bond which is prohibited from being reissued by any other provision of this Indenture. Nothing in this Section, however, is intended or shall be construed in such a way as to affect or impair the transferability of any of the Bonds or the negotiability of any of the coupon Bonds or as entitling the Company or any other party or parties to deny or contest the status as fully issued and outstanding hereunder and entitled to the lien and security aforesaid of any Bond bearing the authentication certificate of the Trustee, in the hands of any bona fide holder in due course thereof other than the Company or an affiliate.

ARTICLE SIX.

Concerning Pledged Obligations.

SECTION 6.01. All evidences of indebtedness (herein sometimes called “obligations”) pledged hereunder or intended so to be (exclusive of deposited obligations referred to in Section 2.11 hereof) shall be held and dealt with by the Trustee as hereafter in this Article provided. All such obligations shall be delivered to the Trustee in such form that the same shall be transferable and deliverable by it. The Trustee may in its discretion cause any obligations pledged hereunder and delivered to it to be registered in its name, or in the names of its nominee or nominees.

SECTION 6.02. Unless the interest on any of the Bonds then outstanding is due and unpaid, or a default exists, the Company shall be entitled to receive all interest and other income paid in cash upon all obligations pledged under this Indenture; and from time to time the Trustee shall deliver to the Company suitable orders in favor of the Company, or its nominee or nominees, for the payment of such interest and other income, and/or any coupons representing the same, in order that the Company may receive payment thereof for its own use, and the Company may collect such interest and other income by legal proceedings in any manner which shall not be in violation of the provisions of this Indenture or prejudicial to the interests of the Bondholders.

All sums which shall be paid or distributed on account of the principal of any obligations pledged hereunder shall be paid and delivered to and received by the Trustee and shall be treated as trust moneys and paid over to the Company or applied pursuant to the provisions of Article Eight.

SECTION 6.03. Unless the interest on any of the Bonds then outstanding is due and unpaid, or a default exists, upon delivery by or on behalf of the Company, or by any obligor thereon, to the Trustee of cash in an amount equivalent to the principal amount due on any such pledged obligation or the portion thereof remaining unpaid, the Trustee shall release and surrender such obligation to the Company upon its written order.

SECTION 6.04. Subject only to the restrictions authorized and contained in this Indenture, and to the actual exercise by the Company of its rights in respect thereof, conferred by this Indenture, the Trustee shall have and may exercise all the rights of an owner in respect of any pledged obligations held by the Trustee under this Indenture or in any manner whatsoever upon the trusts hereof.

ARTICLE SEVEN.

Possession, Use and Release of Mortgaged Property.

SECTION 7.01. Unless a default shall exist, the Company shall be suffered and permitted to possess, use and enjoy the mortgaged property (except such cash and securities as are expressly required to be or have been deposited with the Trustee) and to receive, use and dispose of, free from the lien of this Indenture, the tolls, rents, revenues, issues, earnings, income, product and profits of the mortgaged property, with power in the ordinary course of business freely and without let or hindrance on the part of the Trustee or of the Bondholders, to use, consume and dispose of its materials and supplies, to sell, use or dispose of its products, to alter and repair its buildings and structures and remove them when desirable in the conduct of its business, to change the position of any of its plants, poles, wires, conduits or other property whatsoever, to replace or renew any of its equipment, machinery or other property, to dismantle and remove any property no longer useful in the conduct of its business, and, subject to the provisions of Article Fourteen hereof, to lease (subject to the continuing lien of this Indenture and to all the provisions hereof on the property so leased) any part of its properties as may be desirable or advisable in the proper conduct of the business or in the operations of the properties of the Company, and, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under choses in action, contracts, franchises and claims.

SECTION 7.02. Unless a default shall exist, the Company may at any time and from time to time, without any notice to or release or consent by the Trustee or accountability thereto for any consideration received by the Company except as provided in this Section 7.02:

(a) sell or otherwise dispose of, free from the lien of this Indenture, or abandon or otherwise retire, any machinery, apparatus, equipment, fixtures, appliances, tools and implements, and other similar property which shall have become old, worn out, obsolete, inadequate, unfit, unnecessary or unadapted for use in the operations of the Company; provided that the Company shall replace the property so sold or otherwise disposed of with other property not necessarily of the same character (but which shall be utility property if the property sold or disposed of was utility property) which shall be of a fair value to the Company at least equal to the fair value of the property so sold or otherwise disposed of and which shall become subject to the lien of this Indenture free and clear of all prior liens (except permitted encumbrances and prior liens to which the property so sold or otherwise disposed of was subject);

(b) abandon, terminate, cancel, release or make changes or alterations in or substitutions for any and all leases and right-of- way grants, provided that such action is in the opinion of the Company necessary, desirable or advisable in the conduct of the business of the Company;

(c) surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit which it may hold or under which it may be operating, provided that such surrender or modification is, in the opinion of the Company, necessary, desirable or advisable in the conduct of the utility business of the Company;

(d) sell, exchange or otherwise dispose of free from the lien of this Indenture interests in poles in electric lines to telephone, telegraph or other electric utilities or to municipalities as may from time to time in the opinion of the Company be desirable or advisable in establishing or maintaining joint pole operations; or

(e) grant or convey rights-of-way and easements over, under or in respect of any mortgaged real property owned by the Company, provided that in the opinion of the Company such grant or conveyance will not materially impair the usefulness of such real property in the conduct of the utility business of the Company;

provided that in the event of any change, alteration or substitution pursuant to clause (b) of this Section 7.02 or any modification pursuant to clause (c) of this Section 7.02, the changed, altered or substituted lease or right-of-way grant, or the modified right, power, franchise, license, governmental consent or permit, as the case may be, shall be subject to the lien of this Indenture. The Company either (i) shall apply any net cash proceeds received for or in connection with the taking of any of the steps authorized by this Section to the acquisition of, or the reimbursement of itself for, other utility property or rights, not necessarily of the same character (except as otherwise provided in clause (a) of this Section 7.02) but of a value at least equal for the purposes of the Company to that of the property or rights disposed of, which shall forthwith become a part of the trust estate, or (ii) if and to the extent that such net proceeds are not so applied within 12 calendar months after receipt thereof or such further period as the Trustee shall deem reasonable, shall pay the same to the Trustee, subject to the provisions of Section 7.06.

The Trustee shall, from time to time, upon the written request of the Company, execute any release or consent requested to confirm any action taken by the Company pursuant to this Section, but only upon receipt by the Trustee of an officers’ certificate, conforming to the requirements of Section 2.04, and an opinion of counsel that the execution of such release or consent is appropriate to confirm action taken by the Company pursuant to this Section.

SECTION 7.03. The Trustee shall from time to time (unless the provisions of Section 7.04 are applicable) execute and deliver to the Company, pursuant to this Section, an appropriate release from the lien and operation of this Indenture of any property constituting part of the trust estate, including pledged securities, (but excluding, without limiting any disposition thereof otherwise specifically provided in the Indenture, (a) trust moneys and other cash, (b) deposited obligations, and (c) purchase money obligations), upon receipt by and deposit with the Trustee of the following:

A. A written request of the Company for such release.

B. An officers’ certificate, dated not more than 15 days prior to the application for such release, containing the statements required by Section 2.04, and as to compliance with conditions precedent, which shall also state in substance:

(1) that the Company has sold, exchanged or disposed of, or bas contracted to sell, exchange or dispose of, the property so to be released, describing such property and the consideration to be received by the Company therefor;

(2) that no default, and no condition or event which, after notice or lapse, of time or both, could become a default, exists hereunder; and

(3) that, in the opinion of the signers, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

C. A certificate of an engineer or appraiser, conforming to the requirements of Section 2.06, dated not more than 30 days prior to the application for such release, and containing the statements required by Section 2.04, which shall also state; in the opinion of the signer:

(1) the fair value, at the date of such certificate, of the property to be released,

(2) the fair value to the Company of any consideration other than cash or purchase money obligations; as defined in Section 7.06, to be received by the Company for the property to be released, and

(3) that the proposed release will not impair the security under this Indenture in contravention of the previsions hereof.

D. Subject to the provisions of Section 7.06, cash in an amount equal to the fair value (as certified pursuant to Subsection C of this Section) of the property to be released.

E. An opinion of counsel as to compliance with conditions precedent.

SECTION 7.04. Should all or any part of the trust estate be taken by the exercise of the power of eminent domain by any governmental entity or entities, or should any governmental entity or entities at any time exercise any right which it or they may have to recaptures, purchase or designate a purchaser of, or to order the sale of, all or any part of the trust estate, or should the Company in lieu of and in reasonable anticipation of such a taking, recapture, purchase, designation or order sell all or any part of the trust estate to, or to any nominee of, or purchaser designated by, any governmental entity or entities, the

Company shall, subject to the provisions of Section 7.06, deposit the proceeds thereof with the Trustee forthwith upon receipt thereof. The term “governmental entity” is hereby defined to include the United States of America and any State thereof, and any agency, instrumentality, authority or commission of either or both thereof, and any municipal corporation or any public utility district or similar district, agency or authority, and any corporation created or owned or controlled, directly or indirectly, by the United States of America or any State or States thereof or any municipal corporation. The Trustee shall release any property so taken, recaptured, purchased or sold, upon receipt by the Trustee of:

A. A written request of the Company for such release.

B. An officers’ certificate, dated not more than 15 days prior to the application for such release, containing the statements required by Section 2.04, and describing the property so to be released, which shall also state the amount of the award or compensation therefor or proceeds therefrom, and stating in substance that such property has been taken, recaptured, purchased or sold in the manner set forth above in this Section.

C. Cash in the amount specified in Subsection B above, representing the award or compensation for, or the proceeds of, such property, or in lieu thereof, any one or more of the things the deposit or delivery of which is permitted under Section 7.06.

D. A certificate of an engineer conforming to the requirements of Section 2.06, dated not more than 30 days prior to the application for such release, containing the statements required by Section 2.04, stating in the opinion of the signer, that such property is being disposed of pursuant to the provisions of this Section and that the proposed release will not impair the security under this Indenture in contravention of the provisions hereof; and, if the disposition is by sale in anticipation of the exercise by any governmental entity or entities or its or their power of eminent domain or right to recapture or order the sale of, or to purchase or designate a purchaser of such property, stating the fair value of such property at the date of such certificate.

Such certificate, however, shall be filed with the Trustee only as information and shall not affect in any way the basis of the release of such property whatever the amount of fair value stated.

E. An opinion of counsel as to compliance with conditions precedent and stating that such property has been lawfully taken, recaptured, purchased or sold in the manner set forth above in this Section.

The Company will give to the Trustee prompt written notice of any proceedings for a taking, recapture or purchase described in this Section 7.04, and the Trustee may be represented in any such proceedings by counsel who may be counsel for the Company.

SECTION 7.05. In addition to and not in derogation of the authority contained in Sections 7.01 to 7.04, inclusive, unless a default shall exist, the Company may at any time and from time to time, without any release or consent by the Trustee (unless under the provisions of Subsection C of Section 7.03 and Section 2.06 the Company would then be required to furnish an independent engineer’s certificate, in which event this Section shall not he applicable), sell, exchange or otherwise dispose of any part of the trust estate (except (a) trust moneys and other cash, (b) deposited obligations, and (c) purchase money obligations) which shall no longer be used or useful in the conduct of the business of the Company, provided the aggregate of the fair value at the time of disposition of the property so disposed of in any one calendar year shall not exceed  3/4 of 1% of the outstanding Bonds.

The Company covenants that, upon the completion of each such sale or other disposition of the trust estate, it will, subject to the provisions of Section 7.06, deposit with the Trustee cash in an amount equal to the fair value of the property disposed of at the time of disposition.

On or before May 1 of each year, beginning with the May 1 next following the effective modification date, the Company shall deliver to the Trustee an officers’ certificate containing the statements required by Section 2.04 and briefly describing the property sold, exchanged or otherwise disposed of pursuant to this Section 7.05 during the preceding calendar year (or in the case of the first such certificate, since the effective modification date) and which certificate shall also he signed by an engineer, setting forth the fair value at the time of the disposition thereof, of the property described therein.

In order to dear the title of record of any property so disposed of, the Trustee shall from time to time, upon the written request of the Company, provided that at the time no default exists hereunder,

execute and deliver confirmatory releases or certificates that such property is free from the lien of this Indenture upon delivery to the Trustee of an officers’ certificate, containing the statements required by Section 2.04, and as to compliance with conditions precedent, and stating that such property has been, or upon or prior to the delivery of said release or certificate will be, disposed of by the Company pursuant to this Section and that in the opinion of the signers the execution and delivery of the confirmatory release or certificate will not impair the security under this Indenture in contravention of the provisions hereof and an opinion of counsel as to compliance with conditions precedent.

SECTION 7.06. The Company shall have the right, except in the case of the taking, recapture, sale or release of all or substantially all of the trust estate pursuant to Section 7.04, in lieu of all or any part of any cash, the deposit of which with the Trustee is required by any provision of this Article Seven, to deposit with or deliver to the Trustee any one or more of the things described in the following Subsections A to F, inclusive, namely:

A. Obligations of the United States of America as provided in Section 2.11;

B. Any obligations (herein sometimes referred to as “purchase mousy obligations”) secured by a mortgage on the property to be disposed of maturing not more than 10 years after the date of such deposit, which purchase money obligations and mortgages securing the same shall be duly assigned to the Trustee and shall be credited by the Trustee at title principal amount thereof against, and in lieu of, the deposit of cash; provided that the principal amount thereof so to be credited shall not exceed in the case of any release pursuant to Section 7.03 or Section 7.04, 60% of either (a) the fair value (as certified pursuant to said Sections) of the property covered by any such purchase money mortgage or (b) if no fair value is so certified 60% of the total amount of the award or compensation for or proceeds of said property;

C. A certificate of the trustee or other holder of a prior lien on all or any part of the property to be taken or disposed of, stating that a specified amount of cash and/or a specified principal amount of purchase money obligations of the character described in the preceding Subsection B and representing proceeds of such property, have been deposited with such trustee or other holder pursuant to the requirements of such prior lien, and such certificate shall be received by the Trustee in lieu of cash equal to the cash and the principal amount of the purchase money obligations so certified to have been deposited with such trustee or other holder;

D. An officers’ certificate, containing the statements required by Section 2.04, stating that the property to be released, taken or disposed of or a portion thereof has been sold, taken or disposed of subject to a specified prior lien or liens existing thereon immediately prior to such sale, taking or other disposition, and briefly describing or otherwise identifying such prior lien and stating the principal amount of the obligations secured thereby, and stating that such property or such portion thereof constitutes all of the property which immediately prior to such sale, taking or other disposition was subject to such prior lien or liens; and such officers’ certificate shall be received by the Trustee in lieu of cash in an amount equal to the principal amount of obligations so stated to be secured by such prior lien or liens;

E. A certificate of available net additions, which certificate shall be received by the Trustee in lieu of cash up to the amount of unfunded net additions being funded as shown therein, and also an officers’ certificate as to the non-existence of a default in the form prescribed in Section 8.02B hereof; or

F. A certificate of available Bond credits, which certificate shall be received by the Trustee in lieu of cash up to the principal amount of unfunded Bond credits being funded as shown therein, and also an officers’ certificate as to the non-existence of a default in the form prescribed in Section 8.03B hereof.

In case of the delivery to the Trustee of any purchase money obligations or of a certificate of the trustee or other holder of a prior lien or an officers’ certificate pursuant to Subsection B, C or D of this Section, there shall also be delivered to the Trustee an opinion or opinions of counsel

(1) in case any purchase money obligations are being delivered to the Trustee or to the trustee or other holder of a prior lien pursuant to Subsection B or C of this Section, stating that the same are valid obligations and are duly secured by a valid purchase money mortgage constituting a direct lien upon all the property to be released, taken or disposed of, free and clear of all prior liens, charges or encumbrances, except any prior liens or other charges or encumbrances prior to the lien of this Indenture which may have existed on such property to be released immediately prior to such release, taking or disposition, and that any such mortgage has been validly assigned to the Trustee and/or to the trustee or other holder of a prior lien, as the case may be and is subject to the lien of this Indenture and that such assignment is in recordable form and has been recorded or provision assuring prompt and valid recording shall have been made;

(2) in case any cash or purchase money obligations shall be certified to have been deposited with the trustee or other holder of a prior lien pursuant to Subsection C of this Section, stating that the property to be taken or disposed of, or a specified portion thereof is, or immediately before such release, taking or disposition was, subject to such prior lien, and that snob deposit is required by such prior lien; and

(3) in case an officers’ certificate shall have been delivered to the Trustee pursuant to Subsection D of this Section, stating that the property to be taken or disposed of is, or immediately before such release, taking or disposition was, subject to the prior lien or liens stated in such certificate, and that the nature and extent of such prior lien or liens are correctly stated in such certificate.

SECTION 7.07. In case the Company proposes to sell or has sold any property not subject to the lien hereof and the purchaser thereof requests the Company to furnish a written disclaimer or quit-claim by the Trustee of any interest in such property under this Indenture, the Trustee shall execute such an instrument without substitution of other property or cash upon receipt by the Trustee of

(1) a written request of the Company for the execution of such disclaimer or quit-claim;

(2) an officers’ certificate containing the statements required by Section 2.04, which shall also recite the sale or proposed sale, describe in reasonable detail the property sold or to be sold, state that such property is not subject to the lien hereof, and state that the purchaser has requested a written disclaimer or quit-claim by the Trustee; and

(3) an opinion of counsel as to compliance with conditions precedent, which shall also state that such property is not subject to the lien hereof or required to be subjected thereto by any of the provisions hereof.

SECTION 7.08. In case a default, or a condition or event which after notice or lapse of time, or both, could become a default shall exist hereunder, the Company, while in possession of the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien), may do any of the things enumerated in Sections 7.01 to 7.05, both inclusive, if the Trustee, in its discretion, or the holders of at least a majority in principal amount of the Bonds at the time outstanding, shall in writing expressly authorize or consent to such action, in which event the certificate required by Subsection B of Section 7.03 need not contain the statements specified in clause (2) of said Subsection B.

In case the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers in this Article conferred upon the Company with respect to the sale or other disposition of the trust estate may be exercised by such receiver or trustee (subject to authorization or consent of the Trustee or Bondholders as hereinabove in this Section provided), in which case a written request signed by said receiver or trustee shall be deemed the equivalent of a written request of the Company and a certificate signed by such receiver or trustee shall be deemed the equivalent of any officers’ certificate required by any provision of this Article. If the Trustee shall be in possession of the trust estate (other than securities and cash held by the trustee or other holder of a prior lien), then such powers may be exercised by the Trustee in its discretion.

SECTION 7.09. No purchaser in good faith of property which is released herefrom by an instrument duly executed by the Trustee shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to the existence of any conditions required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, grant or other disposition, or look to the application of the purchase money.

SECTION 7.10. Except as herein otherwise specifically provided, cash deposited with the Trustee pursuant to this Article shall be held, paid over or applied by the Trustee as provided in Article Eight.

SECTION 7.11. Any property constituting part of the trust estate which is sold, exchanged or otherwise disposed of by the Company and released from the lien of this Indenture and which is thereafter reacquired by the Company shall without further action become subject to the lien of this Indenture.

SECTION 7.12. Sections 7.01 to 7.05, inclusive, and Sections 7.07 and 7.08, except as therein specified, shall not be construed as being in limitation of one another, but as separate and independent methods of releasing or disposing of property.

ARTICLE EIGHT.

Application of Trust Moneys.

SECTION 8.01. All moneys deposited with the Trustee in respect of the release, sale or other disposition of any part of the trust estate pursuant to the provisions of Article Seven, payments on account of the principal of all purchase money obligations held by the Trustee, other moneys required by Article Six to be treated as trust moneys, all moneys deposited with the Trustee as proceeds of insurance upon any part of the trust estate, all moneys deposited with the Trustee pursuant to Section 5.04 as the basis for the authentication and delivery of Bonds, all moneys deposited with the Trustee pursuant to Section 2.03(a) as the basis for the reinstatement of Bonds or Bond credits, and all other moneys elsewhere herein provided to be held and applied as in this Article provided, and all moneys, if any, deposited with the Trustee the disposition whereof is not elsewhere herein otherwise specifically provided for (all such moneys hereinabove referred to being herein sometimes called “trust moneys”), shall be held by the Trustee as a part of the trust estate and all or any part of said trust moneys may be withdrawn from, and/or shall be applied by, the Trustee from time to time as provided in this Article, subject to the following restrictions:

(a) no moneys deposited with the Trustee pursuant to Section 5.04 as the basis for the authentication and delivery of Bonds shall be withdrawn pursuant to the provisions of Section 8.04; and

(b) in the event of the taking, recapture, sale or release under Section 7.04 or otherwise of all or substantially all the utility property of the Company subject to the lien of this Indenture, any money deposited with the Trustee in connection therewith, whether or not interest on any Bonds then outstanding hereunder shall be due and unpaid or a default shall exist, shall be applied only to the retirement of Bonds pursuant to the provisions of Section 8.05, and if the money so deposited, together with other moneys then held by the Trustee and available for the purpose, is not sufficient to effect the retirement of all Bonds then outstanding, it shall be applied to the retirement of Bonds as aforesaid only upon the deposit by the Company with the Trustee (and the Company covenants to make such deposit) of an amount, sufficient, together with such moneys, so to effect the retirement of all the Bonds then outstanding.

All moneys deposited with the Trustee in respect of the taking, recapture, sale, release, or other disposition of any part of the trust estate pursuant to the provisions of Section 7.04 in an amount in excess of $1,000,000 shall, within a period of three (3) years from the date of deposit thereof with the Trustee, either be withdrawn pursuant to the provisions of Sections 8.02, 8.03, 8.04 or 8.06 or to be applied to the purchase or redemption of Bonds of any series as provided in Section 8.05.

SECTION 8.02. Subject to the provisions of Section 8.01, the Trustee shall pay to or upon the order of the Company an amount of trust moneys up to but not exceeding,

(a) in the case of moneys deposited with the Trustee pursuant to Section 5.04, 60%, and,

(b) in the case of any other trust moneys, 100%,

of the amount of unfunded net additions being funded for such purpose, as shown in the certificate of available net additions provided for in

Subsection C of this Section, upon receipt by and deposit with the Trustee of the following:

A. A written order of the Company for the withdrawal and payment of a specified amount of trust moneys.

B. An officers’ certificate, dated not more than 15 days prior to the application for such withdrawal, containing statements required by Section 2.04, and as to compliance with conditions precedent, and stating that no default, and no condition or event which, after notice or lapse of time or both, could become a default, exists hereunder.

C. A certificate of available net additions.

D. An opinion of counsel as to compliance with conditions precedent.

SECTION 8.03. Subject to the provisions of Section 8.01, the Trustee shall pay to or upon the order of the Company an amount of trust moneys equal to the amount of the unfunded Bond credits being funded for such purpose, as shown in the certificate of available Bond credits provided for in Subsection C of this Section, upon receipt by the Trustee of the following:

A. A written order of the Company for the withdrawal and payment of a specified amount of trust moneys.

B. An officers’ certificate, dated not more than 15 days prior to the application for such withdrawal, containing the statements required by Section 2.04, and as to compliance with conditions precedent, and stating that no default, and no condition or event which, after notice or lapse of time or both, could become a default, exists hereunder.

C. A certificate of available Bond credits.

D. An opinion of counsel as to compliance with conditions precedent.

SECTION 8.04. Subject to the provisions of Section 8.01, the Trustee shall pay to or upon the order of the Company any trust moneys (except cash deposited pursuant to Section 5.04 as the basis for authentication and delivery of Bonds) to an amount equal to the cost or fair value to the Company, as evidenced as hereinafter in this Section provided, whichever is less, of property additions acquired or constructed by the Company contemporaneously with or subsequent to the deposit of such moneys with the Trustee (or, with respect to trust moneys arising from insurance proceeds, an amount equal to the lesser of cost or fair value of repairs theretofore made to damaged utility property), upon receipt by the Trustee of the following:

A. A written order of the Company for the withdrawal and payment of a specified amount of trust moneys.

B. An officers’ certificate, signed as provided in Subsection A of Section 2.01, containing the statements required by Section 2.04, and as to compliance with conditions precedent, dated not more than 15 days prior to the application for such withdrawal,

(a) stating that no interest on any Bonds then outstanding hereunder is due and unpaid and no default then exists hereunder;

(b) stating that the Company has acquired or is to acquire, contemporaneously by purchase, Construction or otherwise; property additions (or, with respect to trust moneys arising from insurance proceeds received on account of the property damaged, has theretofore made repairs to the damaged utility property) which shall be described as provided in Item (1) of the officers’ certificate referred to in Subsection A of Section 2.01 and, if appropriate, containing the statements required by the last two sentences of said Item (1) of said officers’ certificate;.

(c) that none of said property additions have been included in any net property additions application pursuant to Section 2.01 (or any officers’ certificate in lieu thereof under Section Three of Article II of Part I of the Fortieth Supplemental Indenture), or funded as defined in Section 1.35 or used as a credit for the depreciation fund provided for in Section Four of Article II of Part I of the Fortieth Supplemental Indenture or in any other indenture supplemental to this Indenture; and

(d) containing the statements required by Items (3) and (4) of the officers’ certificate referred to in Subsection A of Section 2.01, modified as hereinafter in this Section provided.

C. The opinion and other documents required by Subsections B and C of Section 2.01 to the extent applicable.

D. An opinion of counsel as to compliance with conditions precedent.

The officers’ certificate required by the foregoing Subsection B of this Section shall, in lieu of stating the fair value of the property additions referred to therein as defined in Section 1.30, state the fair value thereof to the Company as of a date not more than 60 days prior to the filing of such certificate with the Trustee.

SECTION 8.05. Subject to the provisions of Section 8.01, trust moneys may be applied by the Trustee at any time and from time to time to the redemption prior to maturity of Bonds which are by their terms redeemable prior to maturity or to the purchase of Bonds upon advertisement for tenders or in the open market or upon any securities exchange or in any one or more of said ways, as the Company shall determine, upon receipt by the Trustee of the following:

A. A written order of the Company for the application pursuant to this Section of a specified amount of trust moneys, specifying the principal amount of Bonds and the series (and maturities, if of serial maturity) thereof to be redeemed and the redemption price (including premium and accrued interest, if any) applicable to the redemption thereof with the trust moneys to be applied for the purpose, or, in case such moneys are to be applied to the purchase of Bonds, prescribing the method of purchase, the maximum price or prices to be paid (which shall not exceed the redemption price or prices (including premium and accrued interest, if any) at which the Bonds of the series to be purchased are at the time redeemable by the application of the trust moneys to be applied), and the principal amount of Bonds and the series (and maturities, if of serial maturity) thereof to be purchased.

B. In case the order is for the application of trust moneys deposited with the Trustee as the basis for the authentication and delivery of Bonds pursuant to Section 5.04, cash equivalent to the maximum amount of the accrued interest and the premium, if any, required to be paid in connection with any such redemption or purchase, which cash shall be held by the Trustee in trust for such purpose, and, to the extent not required for such purpose, shall be repaid to the Company upon request.

C. An officers’ certificate, dated hot more than 10 days prior to the application for such use of trust moneys, containing the statements required by Section 2.04, and as to compliance with conditions precedent, stating also (except in the case of moneys applied pursuant to paragraph (b) of Section 8.01) that no default, and no condition or event which, after notice or lapse of time or both, could become a default, then exists hereunder.

D. An opinion of counsel as to compliance with conditions precedent.

In the case provided in Subsection B of this Section, the Trustee shall use the cash deposited pursuant to such Subsection, to the extent necessary, to pay any accrued interest and premium required in connection with any such redemption or purchase.

No Bonds shall be issued in place of or in lieu of any Bonds redeemed or purchased as aforesaid or other action taken or credit allowed pursuant hereto on the basis of the retirement thereof unless and until the same are reinstated as unfunded as provided in Section 2.03 or as provided in any indenture supplemental hereto.

SECTION 8.06. Subject to the provisions of Section 8.01, the Trustee shall pay to or upon the order of the Company, in the manner hereinafter stated, any trust moneys, except cash deposited pursuant to Section 5.04, up to an amount equal to the aggregate of any Federal and State taxes attributable to gains or income realized by the Company in connection with condemnations or sales mentioned in Section 7.04. Such payments shall be made by the Trustee upon receipt of the following:

A. The gross award for, or proceeds of, any such condemnation or sale;

B. A written request of the Company for the payment of a specified amount of trust moneys;

C. An officers’ certificate, containing the statements required by Section 2.04, and as to compliance with conditions precedent, stating the amount of taxes the Company estimates are attributable to gains or income realized by the Company from such condemnations or sales, the proceeds of which were received by the Company pursuant to the provisions of Section 7.04; and

D. An opinion of counsel that the amount of payment which is so requested is the estimated amount of taxes attributable to such gains or income realized by the Company in connection with such condemnations or sales, and as to compliance with conditions precedent.

In the event the estimated amount of taxes paid to the Company as hereinbefore in this Section provided for, shall be less than the actual amount of taxes paid with respect to gains or income realized by the Company in connection with condemnations or sales mentioned in Section 7.04, then the Trustee shall pay to the Company any trust moneys, except cash deposited pursuant to Section 5.04, up to the amount of the excess of, taxes actually paid by the Company over the estimated amount of taxes so paid to the Company by the Trustee. Such excess amount shall be paid by the Trustee upon receipt of the following:

A. A written request for the payment of a specified amount of trust moneys;

B. An officers’ certificate, containing the statements required by Section 2.04, and as to compliance with conditions precedent, showing the total amount of taxes actually paid by the Company attributable in respect of such condemnations or sales, the estimated amount of taxes previously paid to the Company by the Trustee, and the excess of the amount actually paid by the Company over the estimated amount previously paid to the Company by the Trustee; and

C. An opinion of counsel that the amount of taxes actually paid by the Company, as shown in said officers’ certificate, is the amount of taxes paid by the Company which is attributable to such gains or income realized by the Company in connection with such condemnations or sales and as to compliance with conditions precedent.

In the event the amount of taxes actually paid by the Company as aforesaid shall be less than the estimated amount of taxes previously paid to the Company by the Trustee, then the Company shall promptly repay to the Trustee the excess of the estimated amount of taxes so previously paid to the Company by the Trustee, over the amount of taxes actually paid by the Company, and concurrently with such payment shall file with the Trustee:

A. An officers’ certificate, containing the statements required by Section 2.04, showing the total amount of taxes actually paid by the Company, the estimated amount of taxes previously paid to the Company by the Trustee, and the excess of the latter amount over the amount of taxes actually paid; and

B. An opinion of counsel that the amount of taxes actually paid by the Company, as shown in said officers’ certificate, is the amount of taxes paid by the Company which is attributable to such gains or income realized by the Company in connection with such condemnations or sales.

As used in this Section 8.06 the term “condemnations or sales” shall include any taking, recapture, purchase or sales referred to in Section 7.04.

SECTION 8.07. In case a default shall exist hereunder (other than a default as to the payment of the principal of any Bond), the Company, while in possession of the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien), may do any of the things enumerated in Sections 8.02 to 8.06, both inclusive, if the Trustee in its discretion, or the holders of at least a majority in principal amount of the Bonds at the time outstanding, shall in writing expressly authorize or consent to such action, in which event no certificate filed pursuant to any of said Sections need contain any statement with respect to any default or condition or event which could become a default.

In case the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article conferred upon the Company with respect to the withdrawal or application of trust moneys may be exercised by such receiver or trustee (subject to authorization or consent of the Trustee or Bondholders as hereinabove in this Section provided), in which case a written request signed by said receiver or trustee shall be deemed the equivalent of any written request of the Company required by any provision of this Article, and a certificate signed by such receiver or trustee shall be deemed the equivalent of any officers’ certificate required by any provision of this Article. If the Trustee shall be in possession of the trust estate (other than securities and cash held by the trustee or other holder of a prior lien) under any provisions of this Indenture, then such powers may be exercised by the Trustee in its discretion.

ARTICLE NINE.

Certain Covenants of the Company.

SECTION 9.01. The Company will punctually pay the principal and the interest (and premium, if any) to become due in respect of all the Bonds issued under the Indenture at the times and places and in the manner specified herein and in the Bonds and in the coupons appertaining thereto, according to the true intent and meaning thereof, all in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Money deposited with the Trustee or with any paying agent for the purpose of paying the principal a or interest (or premium, if any) on Bonds shall constitute a trust fund for such purpose and for no other purpose whatever, subject to the provisions of Sections 16.04 and 16.05.

SECTION 9.02. A. The Company will maintain an office or agency at each place at which the principal of, premium, if any, or interest on any outstanding Bonds shall be payable, and where notices, presentations and demands to or upon the Company in respect of this Indenture or of such Bonds or coupons as may be payable at such place may be given or made, and will give the Trustee written notice of the location of and any change in the location of each such office or agency. In case the Company shall at any time fail to designate and maintain such office or offices, agency or agencies, the principal corporate trust office of the Trustee shall be conclusively deemed to he the office or agency of the Company for all such purposes, and the Company hereby appoints the Trustee its agent, on its behalf, to receive all such notices, presentations and demands.

B. If the Company shall at any time appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in writing in which such paying agent shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the Bondholders entitled thereto or of the Trustee all sums held by such paying agent for the payment of the principal of or interest and premium, if any, on any of the Bonds, and (2) that such paying agent shall give to the Trustee notice of any default by the Company, or any other obligor on the Bonds, in the making of any payment to such paying agent on account of the principal of or interest and premium, if any, on any of the Bonds. Such paying agent shall not be obligated to segregate such sums from its other funds except to the extent required by law.

C. If the Company acts as its own paying agent, it will, on or before each due date of each instalment of principal of or interest and premium, if any, on the Bonds, set aside and segregate and hold in trust for the benefit of the Bondholders entitled thereto or for the Trustee, as the case may be, a sum sufficient to pay such principal or interest and premium, if any, so becoming due on the Bonds and will notify the Trustee of such action or of any failure to take such action.

D. The Company may at any time cause any paying agent, or itself, to pay to the Trustee or to any successor paying agent, upon the same trusts, any sums so held in trust by such paying agent or by itself.

E. The holding in trust by the Trustee, any paying agent, or the Company, of funds referred to in this Section 9.02, is subject to the provisions of Article Sixteen.

SECTION 9.03. In order to prevent any accumulation of coupons or claims for interest after maturity, the Company will not, directly or indirectly, extend or consent to the extension of the time for the payment of any coupon appertaining to or claim for interest on any of the Bonds, except pursuant to a plan proposed by the Company to the holders of all Bonds then outstanding, and will not, directly or indirectly, be a party to or approve any such arrangement by purchasing or funding said coupons or claims for interest or in any other manner.

SECTION 9.04. The Company will not issue, or permit to be issued, any Bonds hereunder in any manner other than in accordance with the provisions of this Indenture.

The Company further covenants that, so long as any of the Notes mentioned below are outstanding, it will apply the proceeds from the sale of any. Bonds issued at any time or from time to time pursuant to Section 5.01 in excess of $10,000,000 principal amount, to the making of payments or prepayments of the principal of the 3% Promissory

Note of the Company issued to Metropolitan Life Insurance Company, dated May 1, 1950 and due May 1, 1960, or of the principal of any note or notes issued in exchange for said Promissory Note, so long as any of said notes are outstanding.

SECTION 9.05. The Company covenants that it is (subject to the rights, if any, of condemners in actions of condemnation pending at the date of the execution of the Fortieth Supplemental Indenture or judgments thereafter entered therein, and to the rights of the United States of America or municipalities, public utility districts or other authorized agencies, by franchise or license, or by provision of law, to condemn, purchase or appropriate or recapture the property affected thereby) lawfully seized and possessed of all the trust estate at the date of the execution of the Fortieth Supplemental Indenture except as herein specifically otherwise stated; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in this Section 9.05 specifically otherwise stated; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as herein specifically otherwise stated; that it will maintain and preserve the lien of this Indenture as a first mortgage lien, except as herein specifically otherwise stated, so long as any of the Bonds issued hereunder are outstanding; and that it has good right and lawful authority to subject said property to the lien hereof, as provided in and by this Indenture.

SECTION 9.06. Any and all property hereafter acquired by the Company, and any and all improvements, extensions, betterments or additions to property of the Company, which by the provisions of this Indenture are to become subject hereto, immediately upon the acquisition or construction thereof by the Company, and without any further conveyance, mortgage, assignment or act on the part of the Company or of the Trustee, shall become and be subject to the lien of this Indenture, as fully and completely as though owned by the Company at the effective modification date and specifically described as mortgaged in the Indenture, to the extent permitted by law; but nevertheless, the Company will from time to time execute, acknowledge and deliver any and all such further assurances, conveyances, mortgages or assignments thereof as are required by the terms and provisions of this Indenture or as the Trustee may reasonably require.

The Company will cause this Indenture and any and all supplemental indentures and instruments of further assurance at all times to be kept recorded and filed in such manner and in such places as may be required by law in order fully to preserve and protect the rights of the Bondholders and the Trustee hereunder as to all property included in the trust estate, and, without in any wise limiting the generality of the foregoing covenant, the Company will furnish to the Trustee

(a) promptly after the execution and delivery of each indenture supplemental hereto, an opinion of counsel containing the statements required by Section 2.04 and stating that in the opinion of such counsel such supplemental indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective;

(b) on or before May 1 of each year, beginning with the May 1 next following the effective modification date,

(1) an opinion of counsel containing the statements required by Section 2.04 and either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and of all previous supplemental indentures, and the execution, filing and/or recording of any further supplemental indenture, as is necessary to establish and maintain the lien and priority of this Indenture, as supplemented, on the mortgaged property including all such property acquired in the period from the effective modification date, or if a similar opinion has previously been furnished the date as of which the latest similar opinion reports on said matters, to a date not earlier than December 31 of the previous year, and reciting the details of such necessary action, or stating that in the opinion of such counsel no such action is necessary for such purposes; and

(2) such additional supplemental indentures or other instruments as may be specified as necessary for any of the purposes aforesaid in the opinion of counsel required by the foregoing Clause (1).

The requirements of this Section as to filing and recording shall be deemed to be complied with if any opinion of counsel required by this Section shall state that this Indenture or the supplemental indenture in question, as the case may be, has been received for recording, filing or registration in each public office in which it is required to be recorded, filed or registered and that; in the opinion of such counsel, no further action need be taken by the Company to make effective the lien intended to be created thereby.

SECTION 9.07. Except as otherwise herein expressly permitted, the Company will not create or suffer to be created any mortgage, lien or charge having priority to or preference over, or ranking on a parity with, the lien of this Indenture upon the trust estate or any part thereof or upon the income therefrom, except permitted encumbrances and except prior liens upon property hereafter acquired, created or existing at the time of acquisition thereof as permitted by Section 9.10; and the Company will from time to time pay or cause to be paid, as the same shall become due and payable and before they become delinquent, all taxes, assessments, governmental charges or levies which may be levied or assessed or imposed upon the trust estate or any part thereof or in connection with the operation of the same or upon any income therefrom and also to the extent that such payment will not be contrary to any applicable laws relating to usury applying to corporate obligations and that such payment will not otherwise be unlawful) all taxes, assessments, governmental charges or levies which may be levied or assessed or imposed upon the lien or interest of the Trustee or of the Bondholders in the trust estate, so that (to the extent aforesaid) the lien of this Indenture shall at all times be wholly preserved at the cost of the Company and without expense to the Trustee or the Bondholders; and within four months after there has become delinquent any lawful claim or demand which if unpaid would or might be secured by or give rise to any mechanics’, materialmen’s or other similar liens to remain upon the trust estate, or any part thereof, the lien whereof might be held to be prior to or on a parity with the lien of this Indenture, the Company will pay or discharge or make adequate provision to satisfy or discharge the same; provided, however; that if the Company shall set aside on its books reserves deemed by it adequate nothing in this Section 9.07 contained shall require the Company to pay any such tax, assessment or governmental charge, or to observe or conform to any requirement of governmental authority in connection with any of the foregoing or to cause to be paid or discharged any such lien or charge, so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings and as long as no forfeiture, foreclosure or sale of any part of the trust estate results therefrom.

SECTION 9.08. Except to the extent prevented by causes beyond its control the Company will at all times maintain, preserve and keep all the trust estate and every part thereof in good condition, repair and working order and equipped with suitable machinery and appliances and from time to time will make all needful and proper repairs, replacements, additions, betterments and improvements so that the operations and business of the Company pertaining to the trust estate and every part thereof shall at all times be conducted properly and advantageously, and so that at all times the efficiency of the trust estate shall be fully maintained.

Except as otherwise permitted hereby, the Company will perform or comply with all the conditions, covenants, stipulations and provisions of any and all leases or other instruments under which it holds rights included in the trust estate and will promptly pay all rentals and other indebtedness accruing thereunder and will do all other things necessary to keep unimpaired the Company’s rights thereunder and to prevent any forfeiture or termination thereof.

The Company will, except as herein otherwise specifically provided, preserve its corporate existence and will, unless prevented by causes beyond its control, preserve all its rights and franchises to the extent necessary, desirable or advisable to conduct its business properly and advantageously.

Nothing in this Section contained shall, however, be held to prevent the Company from permanently discontinuing the operation of any of its properties if such discontinuance is, in the opinion of the Company, necessary, desirable or advisable in the conduct of the business of the Company and not disadvantageous to the holders of the Bonds or if the Company is ordered to do so by any regulatory authority having jurisdiction in the premises; nor to prevent the Company from taking or causing to he taken such action with respect to the use of its properties as is proper under the circumstances, including the cessation or omission to exercise rights, permits, licenses, privileges or franchises which, in the opinion of the Company, can no longer be profitably exercised or availed of.

SECTION 9.09. The Company will at all times keep all its insurable property insured against fire and other risks to the extent usually insured against by companies operating similar properties, either (a) by reputable insurance companies in such amount as to prevent under normal conditions the Company from becoming a co-insurer, or (b) at the Company’s election, with respect to any or all of the trust estate, by means of some other adequate method or plan of protection (the adequacy of such other method or plan to be evidenced by a certificate, filed with the Trustee, of any actuary or other qualified person selected by the Company and satisfactory to the Trustee). All insurance policies and rights under other insurance methods or plans, except as to materials and supplies and other property not part of the trust estate and except as to any particular loss less than $100,000 in amount, shall be made payable to the Trustee, as its interest may appear, provided that any loss with respect to any property which is subject to a prior lien may be payable also to the trustee or the other holder of such prior lien as its interest may appear.

All proceeds of insurance received by the Trustee under the provisions of this Section shall be held by the Trustee and paid over or applied by the Trustee as provided with respect to trust moneys in Article Eight.

All proceeds of any insurance on the trust estate, to the extent that the same shall not be payable to the Trustee as aforesaid or to the trustee or other holder of a prior lien, shall be applied by the Company to the repair, restoration or replacement of the property destroyed or damaged or other additions to the trust estate of the Company.

In case of any loss covered by any policy of insurance, any appraisement or adjustment of such loss and settlement which, so long as no default and no condition or event which after notice or lapse of time, or both, could become a default, shall exist under this Indenture, may be agreed upon between the Company and the insurance company shall be conclusive upon and shall be consented to and accepted by the Trustee.

The Company will furnish to the Trustee, within 60 days after the end of each fiscal year, an officers’ certificate summarizing the insurance outstanding and in force upon the trust estate or any part thereof, and containing the statements required by Section 2.04.

SECTION 9.10. A. The Company covenants that at the time of execution of the Fortieth Supplemental Indenture no prior lien exists upon the trust estate except permitted encumbrances. If, however, in the future any prior lien is created it shall be created only pursuant to Section 9.07, Section 14.01 and this Section in which event the Company, will duly and punctually perform all the conditions imposed upon it by the terms of any prior lien, and will not permit any default under any prior lien to occur or continue for the period of grace specified therein.

B. The Company will not acquire any property which at the time of acquisition thereof shall be or become subject to any prior lien, other than (i) liens securing the unpaid purchase price of new equipment or machinery, provided that each such lien shall at all times be confined solely to the item of property so purchased, and provided further that on and after the end of the first year from the date of acquisition of any item of such equipment or machinery the indebtedness secured by all such liens thereon shall have been reduced to not more than 60% of the excess of the cost to the Company of the item or items subject to such liens over the depreciation then accrued thereon and (ii) other property subject to a prior lien or liens, provided that at the date of acquisition of any such item of property the indebtedness secured by all prior liens thereon shall not exceed 60% of the cost thereof to: the Company and such liens shall not extend to or affect other utility property of the Company subject to the lien of the Indenture. The Company will not permit any increase in the aggregate principal amount of the outstanding indebtedness secured by any prior lien, other than in respect of interest accrued thereon but not yet due.

C. The Company may renew, refund or extend the unpaid portion of any prior lien indebtedness (except prior lien indebtedness which has ceased to be outstanding as defined in Section 1.39 hereof) without additional security on any property required to be subject to the lien of this Indenture as a first lien upon delivering to the Trustee an officers’ certificate, signed also by an independent engineer in case the unpaid principal amount of such prior lien indebtedness is in excess of $250,000, stating that such renewal, refunding or extension, as the case may be, is desirable in the conduct of the business of the Company and that such prior lien debt complies with Subsection

B of this Section 9.10 and will not be materially prejudicial to the interests of the Bondholders.

D. In case the Company shall, as hereinabove permitted, acquire any utility property subject to any prier lien, the interest of the Company in all such property shall at all times be subject to the lien of this Indenture and, if and when the title to such property shall vest in the Company free and clear of such prior lien, then such property shall forthwith be and become subject to the lien of this Indenture as a first mortgage thereon, subject only to permitted encumbrances as herein defined.

SECTION 9.11. Upon the cancellation and discharge of any prior lien, the Company will cause all cash or purchase money obligations then held by the trustee or other holder of such prior lien, which represent the proceeds of the release, taking by eminent domain or any other disposition a, or the proceeds of insurance on; any of the trust estate (including all proceeds of or substitutes for any thereof). to be paid to and/or deposited and pledged with the Trustee, subject to no lien or charge prior to the lien of this Indenture, such cash to be held and paid over or applied by the Trustee as provided in Article Eight, and such purchase money obligations to be held and disposed of as provided in Article Six; provided, however, that in lieu of paying or delivering to the Trustee all or any part of such cash or purchase money obligations, the Company may deliver to the Trustee (1) a certificate of the trustee or other holder of some other prior lien, stating that a specified amount thereof has been deposited, in payment or in trust for payment of the debt secured by such prior lien, to or with such trustee or other holder pursuant to the requirements of such other prior lien, and (ii) an opinion of counsel stating that such deposit is required by such other prior lien.

SECTION 9.12. The Company will not sell of otherwise voluntarily dispose of a part (less than substantially all) of the trust estate except as provided in Article Seven and it will not consolidate or merge with or into, or sell, convey, transfer or lease the trust estate as an entirety or substantially as an entirety to, any other corporation except as provided in Article Fourteen.

SECTION 9.13. The Company will at all titles keep its accounts, and its financial books and records, and make entries therein, only in accordance with sound accounting practice. Not later than 120 days after the expiration of each fiscal year, the Company will deliver to the Trustee statements of income and of surplus of the Company for such fiscal year and a balance sheet of the Company as of the last day of such fiscal year. Such statements and balance sheets shall set forth fairly in accordance with sound accounting practice and in reasonable detail the results of operations and the financial condition of the Company and shall be accompanied by the certificate or opinion of an independent public accountant or firm of independent public accountants (who may be the public accountants regularly employed by the Company to audit and examine its books).

The Company will at any and all times, upon the written request of the Trustee, furnish or cause to be furnished to the Trustee earnings statements, balance sheets and other statements in writing with respect to the accounts and obligations of the Company, presenting fairly, in accordance with sound accounting practice, its financial condition, with information as to its assets, liabilities, earnings, income and expenses and income charges and deductions.

Upon the written request of the Trustee, the Company will permit the Trustee, by its agents and attorneys, to examine, at any and all reasonable times, such of the books of account, records, reports and other papers of the Company and to take copies and extracts therefrom, as may be necessary to enable the Trustee to determine whether the Company has complied with the covenants contained in this Indenture. The Company will bear all expenses of any such examination by the Trustee or by such accountants, engineers, attorneys or other agents as the Trustee may from time to time designate.

ARTICLE TEN.

Redemption and Purchase of Bonds.

SECTION 10.01. The Bonds of the 1984 Series shall be redeemable as provided in Section Two of Article II of Part I of the Fortieth Supplemental Indenture and, after the effective modification date, as provided in this Article. The Bonds of any other series issued hereunder may be made subject to redemption prior to maturity, at such times, in such amounts, at such prices and on such terms as may be determined by the Company at the time such series is created and as shall be specified in the Bonds of such series. In case there is outstanding any registered Bond of any series of a denomination larger than $1,000, such Bond may be made subject to redemption in part only, in units of $1,000 or any integral multiple thereof. Except as otherwise provided in any indenture supplemental hereto, with respect to Bonds of any particular series, the procedure for the redemption of Bonds of all series which are made redeemable prior to maturity shall be as hereinafter in this Article provided.

SECTION 10.02. Unless otherwise specified in the Bond of any series which are subject to redemption prior to maturity, notice of redemption of such Bonds shall be given in the manner provided in Section 2.07, by publication in each city where the principal of or interest on any of the Bonds of such series is payable; or otherwise as may be permitted by said Section, unless waived as provided in said Section. Each notice of redemption shall state the date fixed for redemption and the principal amount of Bonds of each series to be redeemed, and shall specify, in case less than all of the Bonds of a series are to be redeemed, the distinctive numbers of the Bonds to be redeemed (which may be stated separately or in groups from one number to another, inclusive, except such as shall have been previously mile for redemption or otherwise retired, or in groups ending in the same digit or series of digits), and in case any registered. Bond without coupons is to be redeemed in part only, the distinctive number thereof and the principal amount thereof to be redeemed, and shall also state that interest on the Bonds designated in such notice for redemption (or, in the case of any registered Bond without coupons which is to be redeemed in part only, interest on the part to be redeemed) shall cease on such date fixed for redemption and that on said date there will become due and payable upon each of said Bonds (or portion to be redeemed) the redemption price therein specified, and shall state the place or places where said Bonds shall be surrendered for payment of such redemption price. Each notice of redemption of Bonds for any sinking, improvement, renewal, maintenance, depreciation or replacement fund or analogous fund, shall state that such redemption is for such fund, and each notice of redemption of Bonds through the application of any proceeds of any of the trust estate which under the provisions hereof or of any supplemental indenture is required to be applied solely to the redemption or purchase of Bonds, or by the application of which Bonds are being redeemed at a price lower than the then applicable regular redemption price at which the same are redeemable at the option of the Company, shall state that the redemption is through the application of such cash.

SECTION 10.03. In case the Company shall elect to redeem less than all the outstanding Bonds of any series, it shall, in each such instance, at least 15 days before the date upon which the first publication or the mailing of notice of redemption is required to be made (unless a shorter notice is accepted by the Trustee as sufficient), notify the Trustee in writing of such election and of the aggregate principal amount of Bonds of such series to be redeemed.

Except as otherwise provided in any indenture supplemental hereto, the selection of Bonds (or, in case of fully registered Bonds, of portions thereof) to be redeemed shall, in case less than all of the outstanding Bonds of any series are to be redeemed, be made by the Trustee either (a) in accordance with, the provisions of any written instrument, satisfactory to the Trustee, duly executed by the registered owners of all the Bonds of such series if at the time of selection all of the outstanding Bonds of such series shall be either registered Bonds without coupons and/or coupon Bonds registered as to principal and shall all be registered in the name or names of one or more parties to said instrument and an executed counterpart of said instrument shell have been filed with the Trustee at or prior to the time of selection, or (b) if the provisions of the preceding Clause (a) shall not be applicable, by lot (either separately or in groups as contemplated by Section 10.02, or by both such methods) in any manner deemed by the Trustee to be proper. In case there are outstanding fully registered Bonds of a denomination greater than $1,000, the Trustee may draw by lot the portions of such Bonds to be redeemed in such manner as it may determine. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds which, or portions of which, have been Waded for redemption, and the principal amount thereof to be redeemed in the case of fully registered Bonds of a denomination greater than $1,000.

SECTION 10.04. Notice of redemption having been duly given as aforesaid, the Bonds (or a specified portion of registered Bonds without coupons) to be redeemed shall on the date designated in such notice become due and payable at the redemption price specified in such notice; and on and after the date so designated (unless the Company shall make default in making the deposit hereinafter in this Section required) interest on the Bonds so designated for redemption (or in the case of partial redemption of a registered Bond without coupons, on the portion thereof to be redeemed) shall cease to accrue, and upon surrender for payment of any Bond specified therein, together with all coupons thereto appertaining unmatured at the redemption date, such Bonds (or such specified portions) shall be paid by the Company at the redemption price aforesaid.

In the case of coupon Bonds such part of the redemption price as shall be represented by coupons matured prior to, or on, the date fixed for redemption shall continue to be payable (but without interest thereon) to the respective bearers of the coupons therefor, upon the presentation and surrender thereof.

In case any registered Bond without coupons shall be redeemed in part only, upon the presentation of such Bond for such partial redemption, the Company shall execute and the Trustee shall authenticate and shall deliver or cause to be delivered to or, upon the written order of the registered owner of any such registered Bond, at the expense of the Company, a Bond or Bonds of the same series, and in either coupon or registered form (but only in authorized denominations) for the unredeemed portion of such registered Bond, or, at the option of the registered owner thereof, the Trustee, at the expense of the Company, shall make or cause to be made a notation thereon of the payment of the portion thereof so redeemed.

The Company may enter into an agreement with the holder of any registered Bond without coupons of any series providing for the payment to such holder of the principal of and the premium, if any, and interest on such Bond or any part thereof at a place other than the offices or agencies therein specified, and for the making of notation, if any, as to principal payments on such Bond by such holder or by an agent of the Company or of the Trustee. The Trustee is authorized to approve any such agreement, and shall not be liable for any act or omission to act on the part of the Company, any such holder or any agent of the Company in connection with any such agreement.

The Company shall deposit with the Trustee prior to each date designated for redemption moneys sufficient to enable the Trustee to pay the redemption price of all Bonds which the Company has elected to redeem on such date.

SECTION 10.05. If at any time the Trustee holds any cash in excess of $25,000, which by any of the provisions of this Indenture is required to be applied to the redemption and/or purchase of Bonds, or which the Company shall have directed the Trustee so to apply, the Company shall, upon request of the Trustee, forthwith take all action necessary on its part in connection with such purchase or to call the appropriate principal amount of Bond for redemption, if so required, and to cause any notice of such redemption, if not waived as herein above provided, to be given as provided in this Article Ten, and if the Company shall fail or refuse, upon request of the Trustee; to take any such action, or to give or complete any such notice, then. the Trustee is hereby irrevocably authorized and empowered, either in the name and on of the Company or in its own name as Trustee, to take or cause to be taken any such action and to give or complete or cause to be given or completed any such notice, with like force and effect as if such action were taken or such notice were given by the Company.

SECTION 10.06. All expenses incurred by the Trustee in connection with any purchase or redemption of Bonds issued hereunder shall be paid by the Company out of its general fund and the Company agrees to reimburse the Trustee on demand for funds disbursed by it for such purposes; or if required by the Trustee the funds necessary for such purposes shall be paid by the Company in anticipation of such disbursements by the Trustee.

SECTION 10.07. The provisions of this Article Ten relating to the redemption of registered Bonds without coupons of a denomination larger than $1,000 shall be equally applicable to coupon Bonds and temporary bearer Bonds, if any, of a denomination larger than $1,000.

ARTICLE ELEVEN.

Bondholders’ Lists and Reports by the Company and the Trustee.

None of the provisions of this Article Eleven shall become operative for any purpose, unless and until this Indenture as from time to time supplemented shall, in respect of any Bonds outstanding or to be issued thereunder, be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, all provisions of this Article shall become operative for all purposes.

SECTION 11.01. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, as to each series of Bonds from time to time outstanding, not less than 45 nor more than 60 days after each interest payment date on Bonds of such series, in each year beginning 1955, and at such other times as the Trustee may request in writing, within 30 days after receipt of such request, a list, in such form as the Trustee may reasonably require, containing all information, in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of Bonds of such series, obtained since the date as of which the next previous list, if any, relating to Bonds of that series, was furnished. Any such list may be as of a date not more than 20 days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

SECTION 11.02. A. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Bonds (1) contained in the most recent list furnished to it as provided in Section 11.01, (2) received by it in the capacity of paying agent hereunder, and (3) filed with it within two preceding years pursuant to the provisions of Clause (2) of Subsection C of Section 11.04. The Trustee may (1) destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished; (ii) destroy any information received by it as paying agent upon delivering to itself as Trustee, not earlier than 45 days after an interest payment date of the Bonds, a list containing the names and addresses of the holders of Bonds obtained from such information since the delivery of the next previous list, if any; (iii) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered; and (iv) destroy any information received by it pursuant to the provisions of Clause (2) of Subsection C of Section 11.04, but not until two years after such information has been filed with it.

B. In case three or more holders of Bonds (hereinafter in this Subsection referred to as applicants) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Bond for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Bonds with respect to their rights under this Indenture or under the Bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election either

(1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Subsection A of this Section; or

(2) inform such applicants as to the approximate number of holders of Bonds whose names and addresses appear in the most recent information preserved at the time by the Trustee, in accordance with the provisions of Subsection A of this Section, and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of Subsection A of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the holders of Bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

C. As provided in the Trust Indenture Act of 1939, the disclosure of any such information as to the names and addresses of the holders of the Bonds in accordance with the provisions of Subsection B of this Section, regardless of the source from which such information was derived, shall not be deemed to be a violation of any law existing on the effective date of the Trust Indenture Act of 1939, or of any law thereafter enacted which does not specifically refer to Section 312 of said Act, and the Trustee shall not be accountable by reason of any such disclosure or the mailing of any material pursuant to a request made under Subsection B of this Section.

SECTION 11.03. The Company covenants and agrees

(1) to file with the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information; documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with such rules and regulations as may be prescribed from time to time by said Commission under the Trust Indenture Act of 1939, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time by such rules and regulations;

(2) to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants contained in this Indenture as may be required from time to time by such rules and regulations;

(3) to transmit to the holders of Bonds in the manner and to the extent provided in Subsection C of Section 11.04 with respect to reports pursuant to Subsection A of Section 11.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to Clauses (1) and (2) of this Section as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

SECTION 11.04. The Trustee shall transmit, within 60 days after May 15, in each year beginning with the year 1955, to the Bondholders as hereinafter in this Section provided, a brief report dated as of such May 15 with respect to

(1) its eligibility and qualifications under Section 15.01 and 15.13 or in lieu thereof, if to the best of its knowledge the Trustee has continued to be eligible and qualified under such Sections, a written statement to such effect;

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such which remain unpaid on the date of such report, and for the reimbursement of which the Trustee claims or may claim a lien or charge prior to that of the Bonds on the trust estate or on property or funds held or collected by it as such, except that the Trustee shall not be required, (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than  1/2 of 1% of the principal amount of the Bonds outstanding on the date of such report;

(3) the amount, interest rate and maturity date of all other indebtedness owing by the Company or any other obligor on the Bonds to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Clause (2), (3), (4) or (6) of Subsection B of Section 15.14;

(4) the property and funds physically in the possession of the Trustee, as such, or of a depositary for it, on the date of such report;

(5) any release, or release and substitution property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to 1% of the principal amount of Bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown. by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

(6) any additional issue of Bonds which it has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Bonds or the trust estate, except action in respect of a default notice of which has been or is to be withheld by it in accordance with the provisions of Section 15.09.

B. The Trustee shall transmit to the Bondholders as hereinafter provided a brief report with respect to

(1) the release, or release and substitution, pursuant to Section 7.03 or 7.04, of property subject to the lien of this Indenture

(and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate required by Section 7.03 or 7.04 is less than 10% of the principal amount of Bonds outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of Subsection A of this Section (or if no such report has yet been so transmitted, since August 31, 1954), for the reimbursement of which the Trustee claims or may claim a lien or charge prior to that of the Bonds on the trust estate or on property or funds held or collected by it as such Trustee, and which it has not previously reported pursuant to this Clause, except that the Trustee Shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate not more than 10% of the principal amount of Bonds outstanding at such time, such report to be so transmitted within 90 days after such time.

C. Reports pursuant to this Section shall be transmitted by mail

(1) to all registered holders of Bonds, as the names and addresses of such holders appear upon the registry books of the Company;

(2) to such holders of Bonds as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) except in the case of reports pursuant to Subsection B of this Section, to each Bondholder whose name and address is preserved at the time by the Trustee, as provided in Subsection A of Section 11.02.

D. At the time of the transmission to the Bondholders of any report pursuant to this Section, a copy of such report shall be filed by the Trustee with each securities exchange upon which, the Bonds are listed, and also with the Securities and Exchange Commission and with the Company. The Company covenants that it will give to the Trustee immediate written notice of any listing and/or delisting of the Bonds upon any stock exchange.

E. If a separate or co-trustee is appointed pursuant to Section 15.18, the provisions of this Section which have been made specifically applicable to the Trustee shall also apply to such separate or co-trustee to the extent consistent with the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee by the supplemental indenture appointing such separate or co-trustee. Any such separate or co-trustee may, if he so elects, furnish to the, Trustee all information concerning such separate or co-trustee which such separate or co-trustee is required to report, and the Trustee shall transmit and file such information, in accordance with the provisions of this Section on behalf of such separate or co-trustee; provided, however, that the any shall not be responsible for the accuracy or completeness of any such information or for the failure of any such separate or co-trustee to report or to furnish any such information. In the event that any such separate or co-trustee shall elect to furnish information to the Trustee in accordance with the provisions of this Subsection, the information required pursuant to Subsection A of this Section shall be furnished to the Trustee in writing not less than 15 days before the report is required to be made and, in the case of information required pursuant to Subsection B of this Section, such information shall be furnished to the Trustee in writing within 60 days after the taking by any such separate or co-trustee of any action required to be reported.

ARTICLE TWELVE.

Remedies on Default.

SECTION 12.01. The following events are hereby defined for all purposes of this Indenture (except where the terms is otherwise defined for specific purposes) as “defaults”, namely

(a) failure to pay the principal of, or premium (if any) on, any Bond when and as the same shall become due and payable,

whether at maturity as therein expressed, upon proceedings for redemption, by declaration or otherwise;

(b) failure to pay interest on any Bond for a period of 30 days after such interest shall have become due and payable;

(c) failure to discharge or satisfy any sinking, improvement, maintenance, or depreciation fund obligation for a period of 60 days after such obligation shall have become due;

(d) failure to perform or observe any other of the covenants, agreements or conditions on the part of the Company in this Indenture or in any of the Bonds contained, and the continuance of such failure for a period of 90 days after written notice thereof to the Company by the Trustee or to the Company and to the Trustee by the holders of not less than 15% in principal amount of the Bonds outstanding;

(e) either (1) the entry of an order approving a petition seeking reorganization of the Company upon the basis of insolvency or inability to pay debts as they mature under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; or (2) the appointment in any judicial proceeding upon the application of any creditor or creditors of a trustee or a receiver of all or a substantial part of the trust estate; and the continuance of such order or appointment unstayed and in effect for a period of 90 days;

(f) the adjudication of the Company as a bankrupt by any court of competent jurisdiction or the filing by the Company of a voluntary petition in bankruptcy or the making by the Company of an. assignment for the benefit of creditors or the admission by the Company in writing of its inability to pay its debts as they become due; the consent by the Company to the appointment in any judicial proceedings upon the application of any creditor or creditors of a receiver or trustee of all or a substantial part of the trust estate; the filing by the Company of a petition or answer seeking reorganization or readjustment on the basis of insolvency or inability to pay debts as they mature under the Federal bankruptcy laws or any other applicable law or statute of the

United States of America or of any State, thereof; or the filing, by the Company of a petition to take advantage of any insolvency act; or

(g) the rendering against the Company of a judgment for, the payment of moneys in excess of the sum of $100,000 and the continuance of such judgment unsatisfied and without stay of execution thereon for a period of 90 days after the entry of such judgment, or the continuance of such judgment unsatisfied for a period of 90 days after the termination of any stay of execution thereon entered within such first mentioned 90 days; but only in either case if such judgment shall have been continued unstayed or unsatisfied for a period of 10 days after written notice of default hereunder shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 15% in principal amount of the Bonds outstanding.

A default (the term “default” for the purpose of this paragraph being hereby defined to be any of the events specified in Clauses (a) to, (g) inclusive of this Section 12.01, not including any period of grace provided in said Clauses and irrespective of the giving of the notice provided in Clauses (d) and (g) of this Section 12.01) shall be deemed for all purposes of this Indenture to have been cured and made good and no longer to exist when the act or omission or other event giving rise to such default shall have been remedied or terminated to the satisfaction of the Trustee whether before or after the expiration of any grace period or the giving of any notice. The failure of the Company to satisfy any requirement hereof that an act or event shall occur at a particular time relative to any other act or event may nevertheless be deemed to be remedied it and so long as in the opinion of the Board of Directors, the executive committee or a trust committee of Directors and/or responsible officers, of the Trustee such failure is not in derogation of the interests of the Bondholders. Any proceeding instituted by the Trustee based on a default may in the discretion of the Trustee Continue notwithstanding the curing thereof except as otherwise provided in Section 12.02 if a default is waived as provided in Section 12.23, such default shall be deemed to have been cured.

In case one or more of such defaults exist and so long as it shall continue to exist, then, in each and every case, unless the principal of all the Bonds shall have already become due and payable either the Trustee notice in writing to the Company) or the holders of not less than 25% in principal amount of the Bonds outstanding (by notice in writing to the Company and the Trustee) may declare the principal of all the Bonds then outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and be immediately due and payable, anything in this Indenture or in any of the Bonds contained to the contrary notwithstanding.

This provision, however, is subject to the condition that, if at any time after the principal of all the Bonds shall have been so declared due and Payable, and before any sale of all or any substantial part of the trust estate shall have been made; all arrears of interest upon all the Bonds, with interest, so far as the same may be legally enforceable, on overdue instalments of interest at the same rates borne by the respective Bonds, together with the reasonable charges and expenses the Trustee, its agents and attorneys; and all other sums which may have become due and payable by the Company under this Indenture, other than the principal of such Bonds as shall not have become due and payable by their terms (other than upon such declaration) or upon call for redemption, shall either be paid by the Company to those entitled thereto (or to the Trustee for their account) or be collected out of the income from or earnings of the trust estate, and all other defaults known to the Trustee under the Bonds or under this Indenture shall be made good or be cured to the satisfaction of the Trustee, or provision deemed by the Trustee to be adequate shill be made therefor, Or shall have been waived as in Section 12.23 provided, then and in every such Case the holders of not less than a majority hi principal amount of the Bonds then outstanding, by written notice 4 the Company aid to the Trustee, before any sale of all or any subpart of the trust estate pursuant to the provisions of this Article, may annul any such declaration and its consequences.

SECTION 12.02. In case one or more of the defaults enumerated in Section 12.01, shall exist, then and in each and every such case the Trustee, personally or by its attorneys or agents, is hereby authorized and empowered, whether or net the principal of the Bonds shall have matured or been declared due, to exercise any one or more of the following remedies and to do or cause to, be done any or all of the following acts and things, namely:

(1) The Trustee, by its agents or attorneys, may (provided such action shall at the time be permitted by law) enter into and upon and take possession of any or all of the trust estate and each and every part thereof and may exclude the Company, its successors or assigns, its or their agents, servants and employees wholly therefrom, and have, hold, use, operate, manage and control the same and each and every part thereof and, in the name of the Company or otherwise as the Trustee shall deem hest, conduct the business thereof and exercise the franchises pertaining thereto and all the rights and powers of the Company, and use all of the then existing property and assets of the Company for to purpose, and at the expense of the trust estate from time to time, insure and keep insured the properties, plants, equipment and apparatus provided or required for use in connection with such business thereof and make all such necessary or proper repairs, renewals and replacements, and all such useful alterations, additions, betterments and improvements as to the Trustee may seem judicious, and collect and receive all tolls, earnings, income, rents, issues, profits and revenues of the same and of every part thereof, and after deducting: therefrom the expenses of operation and all expenses incurred hereunder, and all payments which may be made for taxes, assessments and other liens prior hereto and charges upon the trust estate or any part thereof, as well as just and reason able compensation for its own services and for the services of its attorneys, agents and assistants, the Trustee the rest and residue of such moneys received by it, as follows:

(a) In case the principal of none of the Bonds shall have become due, to the payment of the interest in default in the order of the maturity of the instalments of such interest, with interest, so far as the same may be legally enforceable, on the overdue installments thereof at the same rates, respectively, as were borne by the Bonds on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference, subject, however, to the provisions of Section 12.28.

(b) In case the principal of any, but not all, of the Bonds shall become due, first to the payment of the interest in default, in the order of the maturity of the instalments thereof, with interest, so far as the same, may be legally enforceable, on the overdue instalments thereof at the same rates borne by the respective Bonds, and next to the payment of the principal and premium, if any, of all Bonds then due, with interest on the overdue principal and premium, if any, at the rates specified in the respective Bonds, such payments to be made ratably to the parties entitled thereto without discrimination or preference, subject, however, to the provisions of Section 12.28.

(c) In case the principal of all of the Bonds shall have become due, by declaration or otherwise, then as provided in Paragraph Second of Section 12.11.

In case all payments provided for in Clauses (a) and (b) above and any other payments required by any provision of this Indenture shall have been made in full, and no sale shall have been made as hereinafter provided, and all other defaults shall have been made good, the Trustee shall surrender possession of the trust estate (other than cash and/or property required to be held by the Trustee hereunder) to the Company or whosoever shall be entitled thereto, and in such case this Indenture shall continue in full force and effect until discharged as herein provided.

(2) The Trustee may, with or without entry, collect or enforce the collection of all dividends and interest payable in respect of any stocks, bonds, notes or other evidences of indebtedness which may at the time be held in pledge hereunder, and/or may exercise in its discretion any or all of the voting power represented by any such pledged securities, if any. Any sums so collected or received by the Trustee shall be held and applied by the Trustee in like manner as is provided in the foregoing Subdivision (1) of this Section in respect to tolls, earnings, income, rents, issues, profits and revenues collected or received by the Trustee from or on account of the trust estate.

(3) The Trustee may (if such action shall at the time be permitted by law), with or without entry, sell, subject to the prior liens, if any, then existing thereon, or free from such of said liens as the Trustee in its discretion may elect to discharge, the trust estate and all the right, title, interest, claim and demand of the Company therein and thereto, and the right of redemption thereof, to the highest and best bidder, at public auction, at such times and places and upon such conditions as to upset or reserve bids or prices and as to terms of payment and other terms of sale as the Trustee may fix, or as may be required by law, including power and authority to the Trustee to rescind or vary any contract of sale that may be entered into and to resell under the powers herein conferred.

(4) The Trustee may proceed to protect and enforce its rights and the rights of the Bondholders under this Indenture by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained in this Indenture, or in aid of the execution of any power granted in this Indenture, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy as the Trustee being advised by counsel shall, subject to the provisions of Sections 15.02 and 15.03, deem most effectual to protect and enforce any of the rights aforesaid.

SECTION 12.03. In case the Trustee shall Proceed by suit or suits at law or in equity, after a default, it shall be entitled to have the trust estate sold by judicial sale or sales under the orders, judgments or decrees of a court or courts of competent jurisdiction, or under execution or other legal process, for or toward the satisfaction of the principal and interest then due or owing on the Bonds then outstanding, and for the enforcement of the rights, liens and benefits of the Trustee and the Bondholders, and shall be entitled, pending any such suit or proceedings, as a matter of right, to the appointment of a receiver of the trust estate and of the rents, earnings, revenues, issues, profits and income thereof, with such powers as the court making such appointment may confer, which may include all powers conferred upon the Trustee by paragraph (1) of Section 12.02; but, notwithstanding the appointment of any receiver, the Trustee shall be entitled as pledgee to the possession and control of any cash or securities at the time deposited or pledged with, or required by the provisions hereof to be deposited and pledged with, the Trustee.

SECTION 12.04. In the event of any sale under this Article, whether made under the power of sale herein granted or by virtue of judicial proceedings, the whole of the trust estate shall be sold in one parcel and as an entirety, unless such sale as an entirety, in the judgment of the Trustee, shall not be practicable or desirable in the interest of the Bondholders, or unless the holders of not less than a majority in principal amount of the Bonds at the time outstanding shall in writing request the Trustee to cause the trust estate to be sold in parcels, or the court entering the decree of sale shall so direct, in which case the sale shall be made in such parcels and in such order as in the former case the Trustee shall determine and in the latter case as may be specified in such request or decree, but, if not so specified, as the Trustee shall determine. The Company, for itself, its successors and for all persons and corporations hereafter claiming through or under it or them or who may at any time hereafter become holders of liens junior to the lien of this Indenture, hereby expressly waives and releases all right to have the trust estate or any part thereof marshalled upon any foreclosure, sale or other enforcement hereof; and the Trustee any court in which the foreclosure of this Indenture or the administration of the trusts hereby created is sought shall have the right as aforesaid to sell the entire trust estate as a whole in a single parcel, unless otherwise required by law.

SECTION 12.05. Notice any sale pursuant to any provision of this Article shall state the time and place when and where the same is to be made, shall contain a brief general description of the property to be sold and shall briefly state the terms of the sale, and shall be sufficiently given (unless otherwise required by law) if published in the manner provided in Section 2.07 once each week for four successive calendar weeks prior to such sale in the City of Seattle, State of Washington and in the Borough of Manhattan, City and State of New York.

SECTION 12.06. The Trustee may adjourn from time to time any sale to be made by it under the provisions of this Indenture by announcement at the time and appointed for such sale or for such adjourned sale or sales, and, without further notice or publication (unless otherwise required by law), it may make such sale at the time and place to which the same may be adjourned.

SECTION 12.07. The receipt or receipts of the Trustee or of the court officer conducting any such sale for the purchase money paid at or under any such sale shall be a sufficient discharge therefor to any purchaser of the property or any part, thereof sold as aforesaid; and no such purchaser, or his representatives, grantees, or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

SECTION 12.08. Upon any sale, as aforesaid, any purchaser, for the purpose of making settlement or payment for the property purchased, shall be entitled to use and apply any Bonds then outstanding, and any matured and unpaid Interest coupons appertaining thereto or claims for interest thereon, by presenting the same so that there may be credited, as paid thereon, the sums payable out of the net proceeds of such sale to the holder of such Bonds and coupons or claims as his ratable share of such net proceeds after allowing for the proportion of the total purchase price required to be paid in cash for the cost and expenses of the sale, compensation and other charges; and thereupon such purchaser shall be credited on account of such purchase price payable by him with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited upon, the Bonds and coupons and claims so presented; and at any such sale any Bondholder or Bondholders may bid for and purchase such property, and make payment on account thereof as aforesaid, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. The provisions of this Section are subject to the provisions of Section 12.28.

SECTION 12.09. Upon the completion of any sale or sales under or by virtue of this Indenture, the Trustee Shall execute and deliver to the purchaser a good and sufficient deed or other instruments conveying, assigning and transferring the property sold. The Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary conveyances, assignments and transfers of property thus sold; and for that purpose may execute all necessary deeds and instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, the Company hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, the Company, if so requested by the Trustee, shall ratify and confirm any such sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary or in the judgment of the Trustee proper for the purpose and as may be designated in such request.

SECTION 12.10. Any such sale or sales, whether made under the power of sale herein granted or pursuant to judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company in and to the premises sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against all and any persons now or hereafter claiming the premises sold or any part thereof from, through or under the Company or its successors or assigns.

SECTION 12.11. The purchase money, proceeds and avails of any sale, whether made under the power of sale herein granted or pursuant to judicial proceedings, together with any other sums which then may be held by the Trustee under any provision of this Indenture as part of the trust estate or the proceeds thereof, shall be applied in the following order:

FIRST. To the payment of the costs and expenses of such sale and reasonable compensation of the Trustee, its agents, attorneys and counsel, and of all necessary or proper expenses, liabilities and advances made or incurred by the Trustee, without negligence or bad faith, under this Indenture or in executing any power or trust hereunder, and to the payment of all taxes, assessments or liens superior to the lien of this Indenture, except any taxes, assessments or other superior liens subject to which such sale shall have been made;

SECOND. To the payment of the whole amount then owing and unpaid upon the Bonds then outstanding for principal, premium, if any, and interest, with interest, so far as the same may be legally enforceable, on overdue principal, premium, if any, and overdue instalments of interest at the same rates borne by the respective Bonds, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Bonds; then to the payment of, such principal, premium and interest, without preference or priority of one over the other, or of any instalment of interest over any other instalment of interest, or of the Bonds of any series over the Bonds of any other series, ratably to the aggregate of such principal, premium, if any, and unpaid interest, subject, however, to the provisions of Section 12.28. Such payments shall be made on the date fixed therefor by the Trustee upon presentation of the several Bonds and coupons and stamping such payment thereof, if partly paid, and upon surrender and cancellation thereof, if fully paid; and

THIRD. To the payment of the surplus, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

SECTION 12.12. In case of any sale of the trust estate or any part thereof under this Article, whether made under the power of sale herein granted or pursuant to judicial proceedings, the principal of all the Bonds, if not previously due, together with all accrued and unpaid interest thereon, immediately thereupon shall become due and payable, anything in the Bonds or in this Indenture contained to the contrary notwithstanding.

SECTION 12.13. The Company covenants that in case it shall fail to pay the interest on any Bond or Bonds at any time outstanding, and/or to pay the principal of or premium, if any, on any such Bonds when the same shall have become payable, whether at the maturity of said Bonds or otherwise as herein provided, then the Company will pay to the Trustee at its principal trust office for the benefit of the holders of the Bonds and coupons then outstanding, the whole amount then due and payable on all such Bonds and coupons then outstanding, for interest, principal and premium, if any, with interest upon the overdue principal and premium, if any, and overdue instalments of interest, so far as the same may be legally enforceable at the same rates borne by the respective Bonds; and, in case the Company shall fail to pay the same forthwith, the Trustee shall be entitled in its own name and as trustee of an express trust to recover judgment against the Company or any other obligor upon the Bonds for the whole amount so due and unpaid.

The Trustee shall be entitled in its own name and as trustee of an express trust, or as attorney in fact for the bearers or registered owners of the Bonds and coupons, to file such proofs of debt, amendments to proofs of debt, petitions or other documents as may be necessary in order to have the claims of the bearers or registered owners of the Bonds and/or coupons allowed in any equity receivership, insolvency, liquidation, readjustment, reorganization, bankruptcy or other similar proceedings involving the Company or any other obligor upon the Bonds or the property or the creditors of the Company or of any such obligor. The Trustee is hereby appointed, and the successive respective bearers or registered owners of the Bonds and/or coupons issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee the true and lawful attorney in fact of the respective bearers and registered owners of the Bonds and coupons issued hereunder, with authority to make and file, in any such proceeding, either in the respective names of the bearers and registered owners of the Bonds and/or coupons or in behalf of all bearers and registered owners of the Bonds and/or coupons as a class (subject to deduction from any such claim of the amounts of any claims filed any holders of the Bonds and/or coupons themselves), any proof of debt, amendment to proof of debt, petition or other document, to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and to do and perform any and all such acts and things as may be necessary or advisable, in the Opinion of the Trustee, in order to have the respective claims of the bearers and registered owners of the Bonds and/or coupons against the Company or any other obligor upon the Bonds allowed in any such proceeding. The Trustee shall have full power of substitution and delegation in respect of any such powers.

Nothing herein shall be deemed, however, to give power to the Trustee to vote the claims of the holders of the Bonds or coupons in any such proceeding, or to accept or Consent to or reject any plan of reorganization, readjustment, arrangement, or composition of other like plan, or by other action of any character in any such proceeding to waive or change any right of any holder of the or coupons.

The Trustee shall be entitled to recover judgment or make or file proof of debt as aforesaid either before or that or during the pendency of any proceedings for the enforcement of the lien of this Indenture and the right of the Trustee to recover such judgment or make such proof of debt shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy far the enforcement of the provisions of this Indenture or the foreclosure of the lien hereof. In the case of a sale of the trust estate, and of the application of the proceeds of sale to the payment of the indebtedness hereby scented the Trustee in its own name and as trustee of an express trust shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Bonds and coupons then outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment or make or file proof of debt for any portion of the indebtedness remaining unpaid, with interest, at aforesaid. No recovery of any such judgment by the Trustee, nor any attachment or levy of execution under any such judgment upon the trust estate or any part thereof, or upon any other property, nor any such prod of debt, shall in any manner Or to any extent affect the lien of this Indenture upon the trust estate or any part thereof, or any lien, rights, powers, or remedies of the Trustee, or of the holders of the Bonds, but such lien, rights, powers and remedies shall continue unimpaired as before.

Any moneys collected by the Trustee under this Section shall be applied in the following order:

FIRST. To the payment of the costs and expenses of the proceedings resulting in the collection of such moneys, the reasonable compensation Of the Trustee, its agents, attorneys and, counsel, and of all necessary or, proper expenses, liabilities and advances made or incurred by the Trustee, without negligence or bad faith, under this Indenture or in executing any trust or power hereunder; and

SECOND. To the payment of the amounts then due and unpaid upon the Bonds and for interest in respect whereof such moneys shall have been collected, ratably and without any preference or priority of any kind (subject to the provisions of Section 12.28), according to the amounts due and payable upon such Bonds and for interest, respectively, to the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and coupons, if any, and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

SECTION 12.14. The Trustee, when requested by the holders of not less than a majority in principal amount of the Bonds then outstanding, shall have power to institute and to maintain such suits and proceedings as it may be advised by counsel shall be necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company, or of others, which are unlawful, or as it may be advised by counsel shall be necessary or expedient to preserve or to protect its interests and the interests of the Bondholders in respect of the trust estate, and in respect of the income, earnings, issues and profits arising therefrom, including the power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative, municipal or other governmental enactment, rule, or order that may be or may appear to the Trustee to be unconstitutional or otherwise invalid, if such enforcement, compliance or observance would impair the security hereunder or be prejudicial to the interests of the Bondholders or of the Trustee.

SECTION 12.15. Upon failure of the Company so to do, either any receiver appointed hereunder, or the holders of not less than 25% in principal amount of the Bonds then outstanding, may make any payment (other than of the principal, premium, if any, interest and/or any sinking, improvement or purchase fund instalment in respect of the Bonds) which the Company by any provision of this Indenture agrees to make or cause to be made, and the Company covenants and agrees that it will forthwith repay to such receiver or Bondholders all moneys which such receiver or Bondholders shall so pay, and will pay interest thereon from the date of such payment by such receiver ox Bondholders until the repayment thereof at the rate of 6% per annum and until so paid such advances shall be secured by a lien under this Indenture upon the trust estate, in preference to the Bonds and coupons. No such payment by any such receiver or by Bondholders shall be deemed to relieve the Company from the consequences of any default hereunder.

SECTION 12.16. In case one or more of the defaults enumerated in Section 12.01 shall exist, the Company agrees, to the extent it may lawfully do so, that it will not at any time insist upon, plead, or in any manner whatever claim, take or insist upon the benefit or advantage of any stay or extension law now or at any time hereafter in, force; nor will it claim, take or insist upon any benefit or advantage of any law now or at any time hereafter in force providing for the valuation or appraisement of the trust estate or any part thereof prior to any sale or sales thereof to be made pursuant to any provisions herein contained or to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales will it claim or exercise any right under or conferred by any law now or at any time hereafter in force to redeem the property sold or any part thereof; and it hereby expressly waives, renounces and relinquishes all benefit and advantage of any and all such stay, extension, valuation, appraisement and redemption law or laws; and it hereby covenants that it will not hinder, delay or impede the execution of any power herein granted or delegated to the Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

SECTION 12.17. In case one or more of the defaults enumerated in Section 12.01 shall exist, the Company, for itself, its successors and assigns, hereby expressly covenants to and with the Trustee that, at and immediately upon the commencement of any action, suit or other legal proceeding by the Trustee, pursuant to the provisions hereof, (1) to obtain possession of the trust estate, or any part thereof, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit or proceeding, and consent to the entry of a judgment for the recovery and possession of the trust estate and every part thereof; (2) for the foreclosure of the lien of this Indenture, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit or proceeding and consent to the appointment of a receiver of the trust estate and the tolls, income and revenues thereof for the sole benefit of the holders of the Bonds; and (3) to obtain judgment for the principal of, premiums, if any, or interest on any of the Bonds or for both, or to obtain a judgment or decree of any other nature in aid of the enforcement of the Bonds or coupons or any of them, or of this Indenture, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit or proceeding and consent to the entry of a judgment for such principal, premium, if any, and/or interest, with interest on overdue principal and instalments of interest, and for the lawful costs and expenses and compensation of the Trustee and its agents and attorneys, and for such other relief as the Trustee may be entitled to under the provisions hereof.

SECTION 12.18. The personal property and chattels hereby mortgaged, pledged and transferred, or intended so to be, whether now held or hereafter acquired, shall be deemed real estate for all the purposes of this Article Twelve and shall be held and taken to be fixtures and appurtenances of the Company’s real estate and, in case of a foreclosure sale of the property hereunder whether by legal process, judicial sale or under the powers hereof or otherwise, the same may be sold therewith and in the same manner and not separate therefrom, except as herein otherwise provided.

SECTION 12.19. Upon application of the Trustee and with the consent of the Company, if none of the defaults enumerated in Section 12.01 shall exist, and without such consent if one or more of such defaults shall exist, a receiver may be appointed to take possession of, and to operate, maintain and manage the trust estate or any part thereof, and the Company shall transfer and deliver to such receiver possession of the trust estate, wheresoever the same may be situated; but, notwithstanding the appointment of any receiver, the Trustee shall be entitled as pledgee to the possession and control of any cash or securities at the time deposited or pledged with, or required by the provisions hereof to be deposited and pledged with, the Trustee. In every case, when a receiver of the whole or any part of the trust estate shall be appointed under this Section or otherwise, the net income and profits of the trust estate shall be paid over to, and shall be received by, the Trustee for the benefit of the holders of the Bonds.

SECTION 12.20. The holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall, if they so elect and manifest such election by an instrument or concurrent instruments in writing executed and delivered to the Trustee, have the right (1) in the event of default, to require the Trustee to proceed to enforce the lien of this Indenture, either by suit or suits at law or in equity for the enforcement of the payment of the Bonds then outstanding hereunder and for the foreclosure of this Indenture and for the sale of the trust estate under the judgment or decree of a court of competent jurisdiction, or at the election of the Trustee by exercise of its powers with respect to entry or sale, and (2) to direct and control the time, method and place of conducting any and all proceedings for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided, however, that nothing in this Indenture shall require the Trustee without its consent to enter into or take possession of any tangible part of the trust estate, or to transfer into its name any securities pledged hereunder, and that any such direction shall not be otherwise thin in accordance with the provisions of law and this Indenture, and the Trustee shall not be responsible to anyone for any action taken or omitted by it in good faith pursuant to any such direction; and, provided further, that, subject to the provisions of Sections 15.02 and 15.03, the Trustee shall have the right to decline to follow any such direction if it shall be advised by counsel that the action or proceeding so directed may not be lawfully taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve it in personal liability or be unjustifiably prejudicial to non-assenting Bondholders, or that it will not be sufficiently indemnified for any expenditures in such action or proceeding.

SECTION 12.21. No holder of any Bond or coupon issued hereunder shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust or power hereof, or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Indenture, unless

(1) such holder shall have previously given to the Trustee written notice of some existing default, as hereinbefore provided;

(2) the holders of not less than 25% in principal amount of the Bonds at the time outstanding shall, after the right to exercise such powers, or right of action, as the case may be, shall have accrued, have requested the Trustee in writing to act;

(3) such holder or holders shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, without negligence or bad faith; and

(4) the Trustee shall have refused or neglected to comply with such request for a period of 60 days.

Nothing in this Indenture shall impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on each of the Bonds to the respective holders thereof at the time and place in said Bonds and the appurtenant coupons expressed or without the consent of any Bondholder shall impair the right of such holder, which is also absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such Bond on or after the respective due dates thereof as therein expressed, or to institute suit for the enforcement of any such payment on or after such respective dates, except that no such holder shall have any right to institute such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of this Indenture upon any property subject to such lien, and no Bondholder may, by virtue of this paragraph, institute any action for the foreclosure of this Indenture or to enforce any other right given by this Indenture to the Trustee for the protection of the holders of the Bonds and the Trustee.

SECTION 12.22. The Company, by a resolution of the Board filed with the Trustee, may waive any period of grace provided for in this Article.

SECTION 12.23. The holders of 66 2/3% or more in principal amount of the Bonds then outstanding (including, if more than one series of Bonds be at the time outstanding, not less than 66 2/3% in principal amount of the Bonds at the time outstanding of each such series) may, by written instrument or instruments, delivered to the Trustee and to the Company, waive any past default hereunder and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Bonds as and when the same shall become due by the terms of such Bonds and upon such waiver such default or event of default shall be deemed not to exist for any purpose of this Indenture.

SECTION 12.24. No delay or omission of the Trustee or of any holder of Bonds to exercise any right or power arising from any default shall impair any such right or power or shall be construed as a waiver of such default or an acquiescence therein, nor shall any waiver of any default affect or impair the rights of the Trustee or of such holders in respect of any subsequent default on the part of the Company impair any right resulting therefrom; and every right, power and remedy given by this Article to the Trustee or to the Bondholders, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Bondholders, respectively.

SECTION 12.25. In case the Trustee shall have proceeded to enforce any right, power or remedy under this Indenture, by foreclosure or otherwise, and such proceedings shall have been discontinued or abandoned because of any waiver as in this Article provided or for any other reason, or shall have been determined adversely to the Trustee, then and in each and every such case the Company and the Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Trustee shall continue as though no such proceedings had been taken.

SECTION 12.26. Unless herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee or the holders of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute; and the employment of any remedy hereunder or otherwise shall not prevent the concurrent employment of any other appropriate remedy or remedies.

SECTION 12.27. All rights of action under this Indenture may be enforced by the Trustee, to the extent permitted by the provisions hereof, without the possession of any of the Bonds or any of the coupons appertaining thereto or the production thereof on the trial or other proceeding relative thereto.

SECTION 12.28. No coupon appertaining to any Bond which in any way before, at or after maturity shall have been transferred or pledged separate and apart from the Bond to which it relates shall, unless accompanied by such Bond, be entitled in case of a default hereunder to any benefit of or from this Indenture, except after the prior payment in full of the principal of all Bonds issued hereunder all and of a coupons not so transferred or pledged. No purchase or sale of coupons nor any advance or loan thereon by or on behalf of or at the request of or with the privity of the Company, and no redemption of coupons or any of them by any guarantor of the payment of same shall be taken or shall operate as keeping such coupons alive or in force as a lien upon the trust estate or under this Indenture as against the holders of the Bonds or of the remaining coupons. In case the time for the payment of any coupon issued hereunder shall be extended or in case any such coupons shall be funded, whether or not such extension be by or with the consent of the Company, such coupon so extended or funded shall not be entitled in case of default hereunder to the lien, benefit or security of this Indenture, except after the prior payment in full of the principal of all Bonds then outstanding and of all coupons which shall not have been funded, or the time for the payment of which shall not have been extended; provided, however, that this Section shall not apply in any case where an extension shall be pursuant to a plan proposed by the Company to the holders of all of the Bonds then outstanding. The provisions of this Section shall apply with like force and effect to interest and claims for interest on registered Bonds without coupons.

SECTION 12.29. All of the rights, remedies and powers provided for in this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law in the premises, and all of the provisions of this Article are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary in order that they will not render this Indenture invalid or enforceable in whole or in part or prevent the recording or filing thereof under the provisions of any applicable law.

ARTICLE THIRTEEN.

Evidence of Rights of Bondholders and Ownership of Bonds.

SECTION 13.01. Any request or either instrument which this Indenture may require or permit to be signed and executed by Bondholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondholders in person or by attorney appointed in writing. The signature to an such instrument and to the instrument appointing any such attorney shall be guaranteed by a bank or trust company located or having a correspondent in the Borough of Manhattan, City and State of New York, or in the of Seattle, State of Washington, or in the City of Boston, Commonwealth of Massachusetts, or, if acceptable to the Trustee, by a firm having a membership upon the New York or Boston Stock Exchange or the American Stock Exchange, or any successor to any of such exchanges, or the execution of such writing shall be acknowledged, before a notary public or other officer in any jurisdiction who by the laws thereof has power to take acknowledgments or proof of deeds within such jurisdiction, or shall be supported by an affidavit of a witness to such execution.

In order to establish the fact of the holding by any person of Bonds not registered as to principal and the amounts and numbers of such Bonds and the date of his holding the same, such person shall exhibit such Bonds to the Trustee or shall deliver to the Trustee a certificate executed by any trust company, bank or banker satisfactory to the Trustee showing that at the date therein mentioned such person had on deposit with such trust company, bank or banker the Bonds described in such certificate and claimed to be the owner thereof or shall furnish such other evidence of the holding, amounts and numbers thereof as shall be satisfactory to the Trustee.

The ownership of registered Bonds and of coupon Bonds which shall at the time be registered as to principal shall be proved by the registry books as hereinbefore provided.

The Trustee may, until otherwise advised, continue to recognize as a Bondholder any person whose title to the Bonds held by him is so proved.

SECTION 13.02. Any request, consent, direction, waiver or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in pursuance of such request, consent, direction, waivers or vote.

ARTICLE FOURTEEN.

Effect of Merger, Consolidation, etc.

SECTION 14.01. Nothing in this Indenture or any of the Bonds contained shall prevent any merger or consolidation of the Company (either singly or with one or more other corporations) into or with, or any sale, conveyance, transfer or lease, subject to the lien of this Indenture, of all the trust estate as, or substantially as, an entirety to, any corporation lawfully entitled to acquire or lease and operate the same; provided, however, and the Company covenants and agrees (1) that such consolidation, merger, sale, conveyance, transfer or lease shall be on such terms as in no respect to impair the lien and security of this Indenture on the mortgaged property or any of the rights or powers of the Trustee or of the Bondholders hereunder; (2) that any such lease shall contain a provision that, if any default described in Section 12.01 shall exist when such lease is made, or shall occur while it is in effect, such lease may be terminated at any time while such default exists, by the Trustee or by the purchaser at any sale hereunder of the property so leased, whether under the power of sale hereby conferred or under judicial proceedings; (3) that if the property of the corporation with which the Company is to be merged or consolidated, or to which it is to sell, or convey or transfer the trust estate, is subject to a lien or liens which after such consolidation, merger, sale, or conveyance or transfer would be prior to the lien of this Indenture upon such property, upon being subjected to the lien of this Indenture, such lien shall be deemed to be a prior lien within the meaning hereof, and such consolidation, merger, sale, or conveyance or transfer shall be deemed to be an acquisition of property subject to a prior lien; and (4) that in case the Company shall be merged or consolidated as aforesaid (either singly or with one or more other corporations) into or with any other corporation, or shall sell, convey or transfer as aforesaid to another corporation all the trust estate as, or substantially as, an entirety (but not in case of any lease) the corporation resulting from such merger or consolidation or into or with which the Company shall have been merged or consolidated or which shall have received a sale, conveyance or transfer as aforesaid (such corporation being sometimes herein called the “successor corporation”) shall, prior to or contemporaneously with such merger, consolidation, sale, conveyance or transfer, execute, and promptly cause to be recorded, a supplemental indenture to and with the Trustee, satisfactory to the Trustee, whereby the successor corporation shall assume and agree to pay duly and punctually the principal of and interest on the Bonds issued hereunder in accordance with the provisions of said Bonds and any coupons thereto appertaining and this Indenture, and, subject to the provisions of Section 14.04, shall agree to perform and fulfill all the terms, covenants and conditions of this Indenture binding the Company in respect of the trust estate and shall, represent and warrant that, when said terms, covenants and conditions so become binding upon it, there will not exist hereunder any default or any condition or event which, with the passage of time or notice or both, could become a default.

SECTION 14.02. Upon the execution by any successor corporation of the supplemental indenture provided for in Section 14.01, such successor corporation shall thereupon succeed to the Company with the same effect as if it had been named herein as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and such supplemental indenture shall be construed as and shall constitute a novation releasing the Company, unless its identity is merged into or consolidated with that of the successor corporation, from all liabilities upon or with respect to any of the covenants or agreements in this Indenture contained, but not, however from its liabilities otherwise on the Bonds and the coupons appertaining thereto at the time outstanding. Upon and after the execution of such supplemental indenture, the successor corporation may thereupon cause to be signed, issued and delivered in its own name any or all such Bonds; and upon the application of the successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed with respect to the authentication and delivery of Bonds, the Trustee shall authenticate and deliver any of such Bonds which the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be signed by its appropriate officers and delivered to the Trustee for such purpose. All the Bonds so issued shall in all respects have the same legal rank and security as the Bonds theretofore or thereafter issued in accordance with the terms of this Indenture as though all of said Bonds had been issued at the effective modification date.

SECTION 14.03. In respect of property (including pledged securities) owned by the Company at the time of any consolidation, merger, sale, conveyance or transfer as provided in Section 14.01, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the successor corporation hereunder shall be the same as the rights and duties of the Company would have been had such consolidation, merger, sale, conveyance or transfer not taken place.

SECTION 14.04. In respect of property, at the time of such consolidation, merger, sale, conveyance or transfer owned by the successor corporation, and/or owned by any other corporation or corporations merged or consolidated into or with, or the property of other corporations which is sold, conveyed or transferred to, such successor corporation, and/or of property thereafter acquired by the successor corporation except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Company, referred to in Section 14.03, neither this Indenture nor the supplemental indenture to be recorded as above provided in Section 14.01 shall become or be a lien upon any of such property except so much thereof as shall be subjected to the lien hereof by supplemental indenture, duly executed, subject, however, to the provisions of Section 14.01. Such supplemental indenture may, but need not necessarily, form one and the same instrument with the supplemental indenture provided for in said Section 14.01. Nothing herein shall be construed to prevent such supplemental indenture, at the option of the Company or the successor corporation, from subjecting to the lien hereof all or any part of the property of such successor corporation then owned or thereafter acquired.

SECTION 14.05. In case any other corporation or corporations shall be merged or consolidated into or with the Company under such circumstances that the corporate identity of the Company is not changed, the rights and duties of the Company, with respect to the property owned by such other corporation or corporations at the time of such merger or consolidation which is acquired by the Company by virtue of the merger or consolidation and charged, to its fixed property accounts, shall be the same as if such property had been acquired by the Company by purchase and charged to its fixed property accounts as of the date of such merger or consolidation.

SECTION 14.06. The Company covenants that if Bonds at any time be issued in any new name the Company will provide for the stamping or for the exchange of any Bonds previously issued for Bonds of the same tenor and amounts issued in any such new name, at the option of the holders and without expense to them, and the Trustee shall also do such acts as may be necessary on its part to that end, including authentication of the Bonds so to be issued in exchange.

SECTION 14.07. In case of any such consolidation, merger, sale, conveyance, transfer or lease the Trustee shall be furnished with an officers’ certificate and an opinion of counsel that the applicable provisions of Sections 14.01 to 14.04, inclusive, or any of them, have been complied with and that any supplemental indenture made under any of said Sections of this Article complies with the conditions and provisions thereof.

SECTION 14.08. At any time prior to the exercise of any power by this Article reserved to the Company or to a successor corporation,

the Company or such successor corporation may surrender any such reserved power by delivering to the Trustee an officers’ certificate setting forth the power surrendered and stating that the execution of such instrument was authorized by the vote of at least two-thirds of its entire Board of Directors passed at a meeting duly held; and thereupon the power so surrendered shall cease. Until so surrendered, the provisions of this Article shall continue to apply to any number of successive mergers, consolidations, sales, conveyances or transfers, the terms “the Company” referring in each such case to the corporation which immediately before such merger, consolidation, sale, conveyance or transfer was the owner of the trust estate.

ARTICLE FIFTEEN

Concerning the Trustee.

SECTION 15.01. The Trustee shall at all times be a bank or trust company having its principal office and place of business in the City of Boston, Massachusetts, or in the Borough of Manhattan, City and State of New York or in the City of Seattle, Washington, if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and shall at all times be a corporation organized and doing business under the laws of the United States, or of the State in which it has its principal office and place of business, with a combined capital and surplus of at least $7,500,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in this Section, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

The Company covenants that whenever necessary to avoid or fill a vacancy in the office of trustee, it will, in the manner provided in Section 15.17, appoint a trustee so that there shall at all times be a trustee eligible under this Section.

SECTION 15.02. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to the occurrence of a default, and after the curing of all defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of the occurrence of a default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of, his on affairs.

The provisions of this Section shall be applicable to any separate trustee or co-trustee which may hereafter be appointed pursuant to the provisions of Section 15.18 hereof.

SECTION 15.03. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, or its own negligent failure to act, or its own willful misconduct, except that

(a) prior to the occurrence of a default hereunder and after the curing of all defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligations of the Trustee prior to default and after the curing of all defaults which may have occurred shall be determined solely by the express provisions of this Indenture;

(b) prior to the occurrence of a default hereunder and after the curing of all defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture;

(c) the Trustee shall not be personally liable for any error of judgment made in good faith by a responsible officer or officers thereof, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(d) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Bonds at the time outstanding or their attorneys-in-fact duly authorized, determined as provided in Section 1.11, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture.

The provisions of this Section shall be applicable to any separate trustee or co-trustee which may hereafter be appointed pursuant to the provisions of Section 15.18 hereof.

SECTION 15.04. The recitals of fact contained herein and in the Bonds (other than the Trustee’s authentication certificate) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the trust estate or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the Bonds or coupons issued hereunder.

SECTION 15.05. Subject to the provisions of Sections 15.02 and 15.03, the Trustee shall not be personally liable in case of entry by it upon the trust estate for debts contracted or liability or damage incurred in the management or operation thereof.

SECTION 15.06. To the extent permitted by Sections 15.02 and 15.03, the Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, direction, order, appraisal, report, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Trustee shall not be required to give any notice of the occurrence of a default by the Company under Section 12.01 or to take any other action with respect to such default unless the Trustee knows of the occurrence thereof or in the exercise of reasonable care should know thereof.

The Trustee may consult with counsel and, subject to the provisions of Sections 15.02 and 15.03, the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it.

SECTION 15.07. The Trustee shall not be under any responsibility for the approval of any engineer, accountant, appraiser or other expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustee of its obligation to exercise reasonable care with respect to the approval of independent experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

Nothing contained in this Section shall be deemed to modify the obligations of the Trustee to exercise after default (which has not been cured) the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 15.02.

SECTION 15.08. The Trustee in its individual or any capacity other than as Trustee may become the owner or pledgee of Bonds or coupons secured hereby, and, subject to the provisions of Sections 15.13 and 15.14, may otherwise deal with the Company with the same rights it would have if not the Trustee.

SECTION 15.09. The Trustee shall, within 90 days after the occurrence thereof, give to the Bondholders, in the manner and to the extent provided in Subsection C of Section 11.04, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purpose of this Section being hereby defined to be any of the events specified in Clauses (a) to (g), inclusive, of Section 12.01, not including any period of grace provided for in said Clauses and irrespective of the giving of the notice provided for in Clauses (d) and (g) of said Section), but in the case of any default of the character specified in Clause (d) of Section 12.01 no such notice shall be given until at least 60 days after the occurrence thereof; provided, however, that except in the case of default in the payment of the principal of or interest on any of the Bonds, or in the payment of any sinking or purchase fund instalment, the Trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders.

Nothing herein contained shall require the Trustee to give any notice of any default which shall have been cured.

The provisions of this Section shall be applicable to any separate trustee or co-trustee which may hereafter be appointed pursuant to the provisions of Section 15.18.

SECTION 15.10. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee with interest at the then current legal rate for all advances made by the Trustee in accordance with any of the provisions of this Indenture and will pay to the Trustee from time to time its expenses and disbursements (including all costs, charges and expenses of every kind incidental to any action at law or proceedings in equity to enforce the provisions of this Indenture or to foreclose the same, including attorneys and counsel fees, if placed in the hands of attorneys and counsel for collection, and further including the reasonable compensation and the expenses and disbursements of all persons not regularly in its employ). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. The obligations of the Company to the Trustee under this Section shall be secured by a lien prior to that of the Bonds upon the trust estate, including all property or funds held or collected by the Trustee, as such, except funds held in trust for the benefit of the holders of particular Bonds and coupons.

The Trustee may file from time to time in any foreclosure, receivership, bankruptcy, insolvency, liquidation, reorganization, readjustment or other proceeding involving the Company, or any other obligor on the Bonds, its creditors or its property, one or more claims as a creditor for its reasonable compensation, expenses, liabilities and advances (including the reasonable compensation and expenses of its counsel and of all persons not regularly in its employ) made or incurred by it in the execution of the trusts created by this Indenture and in the exercise and performance of any of the powers and duties of the Trustee under this Indenture and for which the Company is liable under the provisions of this Indenture. Each holder of any Bond shall be deemed to have agreed that to the extent that an allowance out of the estate in any such proceedings with respect to such reasonable compensation, expenses, liabilities and advances may be denied to the Trustee or to its counsel or other agents for any reason, the court may nevertheless allow such claim in any such proceeding, and for the purposes of any plan of reorganization, readjustment, arrangement or composition or other like plan, may classify the Trustee as a secured creditor having priority over the class in which the holders of the Bonds are placed, and that the Trustee, also for the purposes of such claim, in priority to the holders of the Bonds,

(a) shall be entitled to receive and collect such claim out of all distributions of securities, dividends, cash or other disbursements which would otherwise be made to the holders of the Bonds in any such proceeding, and

(b) shall have a lien upon all securities, cash and other considerations to which the holders of the Bonds may become entitled pursuant to any such plan in any such proceedings;

and the court may determine the method and conditions under which any such distributions may be made and lien enforced.

SECTION 15.11. Whenever in the administration of the trusts of this Indenture, prior to a default hereunder and after the curing of all defaults which may have occurred, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an officers’ certificate, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

SECTION 15.12. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request consent or direction of the Company or of Bondholders, the Trustee shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

SECTION 15.13. None of the provisions of this Section 15.13 shall be or become operative for any purpose unless and until this Indenture as from time to time supplemented shall, with respect to any Bonds outstanding or to be issued thereunder, be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, all provisions of this Section 15.13 shall become operative for all purposes.

A. If the Trustee has or acquires any conflicting interest, as defined by Subsection D of this Section, the Trustee shall within 90 days after ascertaining that it has such conflicting interest either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor’s acceptance of such appointment The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 15.17. Upon giving such notice of resignation, the resigning trustee shall give notice thereof in the manner provided in Section 2.47 by publication in each city in which the principal of any of the Bonds shall be payable. If the resigning trustee fails to first publish such notice within 10 days after giving written notice of resignation to the Company, the Company shall publish such notice.

B. In the event that the Trustee shall fail to comply with the provisions of the preceding Subsection A of this Section, the Trustee shall within 10 days after the expiration of such 94 day period transmit notice of such failure to the Bondholders, in the manner and to the extent provided in Subsection C of Section 11.04 with respect to reports pursuant to Subsection A of Section 11.04.

C. Subject to the provisions of Section 19.03, any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such Bondholder, to comply with the provisions of Subsection A of this Section.

D. The Trustee shall be deemed to have a conflicting interest if—

(1) such Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of an obligor upon the Bonds are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture; provided that there shall be excluded from the operation of this Clause any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of such an obligor are outstanding if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for bearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify such Trustee from acting as such under one of such indentures;

(2) such Trustee or any of its directors or executive officers is an obligor upon the Bonds or an underwriter for such an obligor;

(3) such Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an obligor upon the Bonds or an underwriter for such an obligor;

(4) such Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of an obligor upon the Bonds, or of an underwriter (other than such trustee itself) for such an obligor who is currently engaged in the business of underwriting except that (a) one individual may be a director and/or an executive officer of such trustee and a director and/or an executive officer of such obligor, but may not be at the same time an executive officer of both such Trustee and such obligor; (b) if and so long as the number of directors of such Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of such Trustee and a director of such obligor; and (c) such Trustee may be designated by any such obligor or by any underwriter for any such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of Clause (1) of this Subsection D, to act as trustee whether under an indenture or otherwise;

(5) 10% or more of the voting securities of such Trustee is beneficially owned either by an obligor upon the Bonds or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of such Trustee is beneficially owned either by an underwriter for any such obligor or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6) such Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (a) 5% or more of the voting securities of 10% or more of any other class of security of an obligor upon the Bonds, not including the Bonds issued under this Indenture and securities issued under any other indenture under which such Trustee is also trustee, or (b) 10% or more of any class of security of an underwriter for an obligor upon the Bonds;

(7) such Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of such Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly, or is under direct or indirect common control with, an obligor upon the Bonds;

(8) such Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of such Trustee, owns 50% or more of the voting securities of an obligor upon the Bonds; or

(9) such Trustee owns on May 15 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities or of any class of security of any person, the beneficial ownership of a specified percentage of which would have constituted on conflicting interest under Clauses (6), (7) or (8) of this Subsection. As to any such securities of which such Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, such Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15. If the Company or any other obligor upon the Bonds fails to make payment in full of principle or interest in respect of the Bonds when and as the same becomes due and payable, and such failure continues for 30 days thereafter, such

Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30 day period and after such date, notwithstanding the foregoing provisions of this Clause, all such securities so held by such Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by such Trustee for the purposes of Clauses (6), (7) and (8) of this Subsection.

The specifications of percentages in Clauses (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of Clause (3) or (7) of this Subsection.

For, the purposes of Clauses (6), (7), (8) and (9) of this Subsection only, (a) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in, any such note or evidence of indebtedness; (b) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured and (c) the Trustee shall not be deemed to be the owner or holder of (i) any, security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

For the purposes of this Subsection

(1) the term “voting security” shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person;

(2) the term “director” shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or Unincorporated;

(3) the term “executive officer” shall meant the President, every Vice President every Trust, Officer, the Cashier, the Secretary and the Treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the Chairman of the Board of Directors; and

(4) the term “underwriter” used with reference to an obligor upon the Bonds shall mean every person who, within three years prior to the time as of which the determination is made, has purchased from such obligor with a View, or has sold for such obligor hi connection with the distribution of any security such obligor outstanding at such time, or has participated or has had a direct or indirect participation, in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributor’s or seller’s commission.

E. The percentages of voting securities and other securities specified in Subsection D of this Section shall be calculated in accordance with the following provisions:

(1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this Subsection) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(3) The term “amount”, when used in regard to securities, means the principal amount if related to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(4) The term “outstanding”, for the purpose of this Section, means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(a) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(b) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(c) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

(d) Securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitles to exercise the voting rights thereof.

(5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitutes such series different classes; and provided, further, that in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

F. The provisions of this Section which have been made specifically applicable to the Trustee shall apply to the Trustee and, if a separate trustee or co-trustee is appointed pursuant to Section 15.18, to any separate trustee or co-trustee, except that in case of the resignation of a separate trustee or co-trustee such resignation and the appointment of a successor shall (subject to the provisions of Subsection C of this Section) be governed by the provisions of Section 15.18.

SECTION 15.14. None of the provisions of this Section 15.14 shall be or become operative for any purpose unless and until this Indenture as from time to time supplemented shall, in respect of any Bonds outstanding or to be issued thereunder, be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, all provisions of this Section 15.14 shall become operative for all purposes.

A. Subject to the provision of Subsection B of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or any other obligor upon the Bonds within four months prior to a default (as defined in the last paragraph of this Subsection), or subsequent to such default, then, unless and until such default shall be cured, such Trustee shall set apart and hold in a special account for the benefit of such Trustee individually, the holders of the Bonds, and the holders of the indenture securities (as defined in the last paragraph of this Subsection)

(1) an account equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months’ period and valid as against such obligor and its other creditors, except any such reduction resulting from the receipt of disposition of any property described in Clause (2) of this Subsection or from the exercise of any right of set-off which such trustee could have exercised if a petition in bankruptcy had been filed by or against such obligor upon the date of such default; and

(2) all property received by such Trustee in respect of any claim as such creditor, either as security therefore, or in satisfaction or composition thereof, or otherwise after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of such obligor and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee,

(a) to retain for its own account (i) payments made on account of any such claim by any person (other than such obligor) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by such Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

(b) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;

(c) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously with the creation thereof, and if such Trustee shall sustain the burden of proving that at the time such property was so received such Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this Subsection would occur within four months; or

(d) to receive payment on any claim referred to in the foregoing subparagraph (b) or (c) against the release of any property held as security for such claim as provided in said subparagraph (b) or (c), as the case may be, to the extent of the fair value of such property.

For the purposes of subparagraphs (b), (c) and (d), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair, value of the property released, have the same status as the property released and, to the extent that any claim referred to in any of such subparagraph is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of such Trustee as, such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall, be, apportioned between such Trustee, the Bondholders and the holders of other indenture securities in such manner that such Trustee, the Bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization; pursuant, to the Bankruptcy Act or applicable State law, the same percentage of their respective claims; figured before crediting to the claim of such Trustee anything on account of the receipt by it from such obligor of the funds and property in such special account and before crediting to the respective claims of such Trustee, the Bondholders and the holders of other indenture securities dividends on claims filed against such obligor in bankruptcy or receivership or in proceeding for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between such Trustee, the Bondholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distribution to be made to such Trustee, the Bondholders and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims or otherwise to apply the, provisions of this paragraph as a mathematical formula.

Any Trustee who has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee, has resigned or been removed prior to the beginning of such four months’ period shall be subject to the provisions, of this Subsection and only it the following conditions exist:

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months’ period; and

(ii) such receipt of property or reductions of claim occurred within four months after such resignation or removal.

As used in this Section, the term “default” shall mean any failure to make payment in full of the principal of or interest on the Bonds or the other indenture securities when and as such principal or interest becomes due and payable and the term “other indenture securities” shall mean securities upon which an obligor upon the Bonds, of whom the Trustee is directly or indirectly a creditor, is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) which has been qualified under the provisions of the Trust Indenture Act of 1939; (b) under which such Trustee is also Trustee, (c) which contains provisions substantially similar to the provisions of this. Subsection; and (d) under which a default exists at the time of the apportionment of the funds and property held in said special account

B. There shall be excluded from the operation of Subsection A of this Section a creditor relationship arising from–

(1) the ownership or acquisition of securities issued under any indenture or any security or securities having a maturity of one year, or more at the time acquisition by the Trustee; and for the purposes, of this Clause the term “security” shall mean any note; bond debenture evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, investment contract, certificate of deposit for a security or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, or guaranty of any of the foregoing;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the lien of this Indenture or of discharging tax liens or other liens or encumbrances, prior to the lien of this Indenture, on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the Bondholders as provided in Subsections A, B and C of Section 11.04 with respect to advances by the Trustee as such;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this Subsection;

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of an obligor upon the Bonds; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this Subsection.

As used in this Section, the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by an obligor upon the Bonds for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with an obligor upon the Bonds arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and the term “Trustee” shall include the Trustee, and any other separate trustee or co-trustee appointed pursuant to Section 15.18.

SECTION 15.15. The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company, specifying the day upon which such resignation shall take effect, and thereafter publishing notice thereof in each city in which the principal of any of the Bonds shall be payable, such publication to be in the manner provided in Section 2.07. Such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the Bondholders or the Company in the manner hereinafter provided in Section 15.17, and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section shall not be applicable to resignations pursuant to Section 15.13.

SECTION 15.16. The Trustee may be removed at any time by the holders of a majority in principal amount of the Bonds then outstanding or by their attorneys-in-fact duly authorized, notification thereof being given to the Company and to the Trustee.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 15.01, then the Trustee shall resign immediately in the manner and with the effect specified in Section 15.15 and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith (a) by the Company evidenced by an instrument signed in the name of the Company by its President or a Vice President and its Secretary or an Assistant

Secretary or its Treasurer or an Assistant Treasurer, and filed, with the Trustee or (b) by the holders of a majority in principal amount of the Bonds then outstanding or by their attorneys-in-fact duly authorized, notification thereof being given to the Company, and to the Trustee.

SECTION 15.17. In case at any time the Trustee shall resign or shall be removed (unless the Trustee shall be removed as provided in Subsection C of Section 15.13 in which event the vacancy shall be filled as provided in said Subsection (C)) or shall become incapable of tiding, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee, or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of trustee and a successor may be appointed by the holders of a majority in principal amount of the Bonds then outstanding, or by their attorneys-in-fact duty authorized, notification thereof being given to the Company and the retiring trustee as well as the new trustee; provided, nevertheless, that until a new trustee shall be appointed by the Bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors and duly signed by its President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasure; may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the Bondholders as herein authorized. The Company shall publish notice of any such appointment made by it in the manner provided in Section 15.15 hereof. Any new trustee appointed by the Company shall immediately and without further act, be superseded by a trustee appointed by the Bondholders as above provided, if such appointment by the Bondholders be made prior to the expiration of one year after the first publication of notice of the appointment of the new trustee by the Company.

If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of trustee, the holder of any Bond outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint, a successor trustee.

If the Trustee resigns because of a conflict of interest as provided in Subsection A of Section 15.13 and a successor has not been appointed by the Company or the Bondholders, or, if appointed, has not accepted the appointment within 30 days after the date of such resignation, the resigning trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

Any trustee appointed under the provisions of this Section in succession to the Trustee shall be eligible under Section 15.01 hereof and qualified under Section 15.13.

Any trustee which has resigned or been removed shall nevertheless retain the lien upon the trust estate, including all property or funds held or collected by the trustee as such, except funds held in trust for the benefit of particular Bonds or coupons, to secure the amounts due to such trustee as compensation, reimbursement, expenses and indemnity afforded to it by Section 15.10 and shall retain the further rights afforded to it by said Section.

SECTION 15.18. At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the trust estate then subject, or to become subject, to this Indenture may be located, the Company and the Trustee shall have power to appoint, and, upon request of the Trustee the Company shall for such purposes join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, another corporation or one or more person approved by the Trustee either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee of all or any of the property subject to the lien hereof. In the event that the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

Every separate trustee and every co-trustee, other than any trustee which may be appointed as successor to Old Colony Trust Company, shall to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:

(1) The rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the supplemental indenture appointing such separate trustee or trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or trustees or co-trustee or co-trustees;

(2) The Bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all Bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by Old Colony Trust Company or its successor in the trust hereunder;

(3) The Company an d the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section or otherwise and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within 15 days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section; and

(4) No trustee hereunder shall be personally liable solely by reason of any act or omission of any other trustee hereunder.

Any notice, request or other writing by or on behalf of the holders of the Bonds delivered to Old Colony Trust Company, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then separate trustees or co-trustee as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a Successor to Old Colony Trust Company shall refer to this Indenture and to the Conditions in this Article expressed and upon the acceptance in writing by such separate trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property, specified in such instrument either jointly with Old Colony Trust Company or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions, of this Indenture and every such instrument shall be filed with Old Colony Trust Company or its successor in the trust hereunder separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute Old Colony Trust Company, or its successor in the trust hereunder, his, their or its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law to do any and all acts and things and exercise all discretion authorized or permitted by him, them or it, for and in behalf of him, their or it, and in his, their or its name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estate, property, right powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall be vested in and, be exercised by Old Colony Trust Company, or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.

SECTION 15.19. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder; and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of 10% in principal amount of the Bonds then outstanding hereunder, execute and, upon receipt by it of all amounts owing to it hereunder, acknowledge and deliver such instruments, of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the trust estate and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request and payment, pay, over, assign and deliver to the successor trustee any money or other property subject to the lien of this Indenture, including any pledged securities which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, right, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

SECTION 15.20. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Section 15.01 and qualified under Section 15.13, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other party hereto, anything herein to the contrary notwithstanding case any of the Bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions although such successor had itself authenticated such Bonds, adopt the certificate of authentication of the original Trustee or of any successor to it as trustee hereunder, and deliver the said Bonds so authenticated; and in case any of said Bonds shall not have been authenticated any successor to the Trustee may authenticate such Bonds either in the name of any predecessor trustee hereunder or in the name of the successor trustee and in all such cases such certificates shall have the fail force which it is anywhere in said Bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate Bonds in the name of the Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

ARTICLE SIXTEEN.

Defeasance and Payment.

SECTION 16.01. If the Company shall pay and discharge or provide for the payment and discharge of the entire indebtedness on all Bonds outstanding hereunder in any one or more of the following ways, to wit:

A. By paying or causing to be paid the principal of and premium, if any, and interest on Bonds outstanding hereunder, as and when the same become due and payable;

B. By irrevocably depositing with the Trustee, in trust, at or at any time not more than two years prior to maturity thereof, cash sufficient to pay the principal of, premium, if any, and interests to maturity on Bonds outstanding hereunder, together with an irrevocable order of the Company directing the Trustee forthwith (a) to give notice to the holders of all Bonds in the manner provided in Section 10.02 stating in substance (i) that such cash has been deposited with the Trustee and is available for immediate payment of principal, premium, if any, and interest to maturity of the Bonds and (ii) the effect of such deposit under the provisions of this Section and Section 16.03, and (b) to pay such cash to the holders of the Bonds;

C. By irrevocably depositing with the Trustee, in trust, at any time not more than two years prior to the date fixed for redemption, cash sufficient to redeem Bonds outstanding here under together with (i) proof satisfactory to the Trustee that notice of redemption of such Bonds has been duly given or waived, or (ii) an irrevocable order of the Company directing the Trustee to give such notice for and on behalf of the Company, or (iii) evidence satisfactory to the Trustee that such notice will be given or waived, and (iv) if the cash is deposited more than 90 days before the redemption date an order of the Company, expressed to be irrevocable, directing the Trustee (a) forthwith to publish notice in the manner provided in Section 10.02 stating in substance that specified Bonds have been called for redemption, that cash has been deposited and is available for the immediate payment of principal, premium, if any, and interest to the redemption date, and the effect of such deposit under the provisions of this Section and Section 16.03, and (b) to pay such cash to the holders of such Bonds;

D. By delivering to the Trustee, for cancellation by it, Bonds outstanding hereunder, together with all unpaid coupons thereunto appertaining;

and shall also pay all other sums due and payable hereunder by the Company (except in respect of reimbursement of taxes, if any, for which the holders of Bonds shall look only to the Company), then and in that case, upon the written request of the Company, all the trust estate shall revert to the Company and the entire estate, right, title and interest of the Trustee and of the holders of the Bonds and coupons in respect thereof other than the right to receive such sums so deposited in trust shall thereupon cease, determine and become void; and the Trustee in such case, upon the cancellation of all Bonds and coupons for the payment of which cash shall not have been deposited in accordance with the provisions of this Indenture, shall upon receipt of a written request of the Company, and an officers’ certificate and an opinion of counsel as to compliance with conditions precedent, and at the cost and expense of the Company, execute to the Company, or its order, proper instruments acknowledging satisfaction and discharge of this Indenture and surrender to the Company, or its order, all cash and deposited securities, if any, other than cash for the payment of the Bonds and coupons which shall then be held hereunder as a part of the trust estate.

In the absence of a request by the Company to have the lien of this Indenture cancelled and discharged, the fact that all indebtedness secured by this Indenture shall have been fully paid and satisfied shall not render this Indenture inoperative or prevent the Company from again and from time to time issuing Bonds hereunder pursuant to the terms and conditions hereof.

SECTION 16.02. All sums which may become due and payable for principal of and premium, if any, on any Bond issued hereunder shall be paid to the bearer of such Bond, unless registered, and if registered, to the registered owner thereof or his assigns, but only upon surrender of such Bond, accompanied by all matured coupons, if any, thereunto belonging. The interest on registered Bonds, without coupons, shall be paid only to the registered owners thereof. The interest on coupon Bonds shall be paid only upon the surrender of the several coupons for such interest as they respectively mature.

The Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, together with all unpaid coupons thereunto belonging, which the Company may have acquired in any manner whatsoever, and such Bonds and coupons, upon such surrender and cancellation, shall be deemed to be paid and retired. The Trustee shall be under no duty whatsoever to inquire into the ownership of any Bonds or coupons delivered to it by the Company as aforesaid.

SECTION 16.03. When, the Company shall have deposited at any time with the Trustee or any paying agent, as the case may be, irrevocably in trust for the purpose, or left with it if previously so deposited, funds sufficient to pay the principal of and premium, if any, on all or any part of the Bonds when the same become due, either at, maturity or otherwise, or at the date fixed for the redemption thereof, together with all interest due thereon to the date of the maturity of such Bonds or to the date fixed for the redemption thereof, or to pay any coupons at the due date thereof, as the case may be, for the use and benefit of the holders thereof, together with (a) in the case of the deposit of funds to provide, for the redemption of Bonds, either (1) proof satisfactory to the Trustee that notice of redemption of such Bonds has been duly given or waived or (ii) a written instrument executed by the Company and irrevocably directing the Trustee to give such notice for and on behalf of the Company or (iii) evidence satisfactory to the Trustee that such notice will be given or waived, and (iv) in any event, if the cash is deposited more than ninety (90) days before the redemption date, an order of the Company as required by clause (iv) of Section 16.010, or (b) in the case of deposit of funds to pay the principal and interest of all Bonds at maturity, upon compliance with the provisions of Subsection 16.01B; then upon such deposit all such Bonds and appurtenant coupons shall cease to be entitled to any lien, benefit or security of this Indenture except the right to receive the funds so deposited, and such Bonds and/or coupons shall be deemed not to be outstanding hereunder; and from and after such due date, redemption date or maturity, interest on such Bonds or coupons, as the case may be, shall cease to accrue.

SECTION 16.04. Notwithstanding any provision of this Indenture, any moneys deposited with the Trustee or any paying agent in trust for the payment of the principal, of, or interest or premium (if any) on, any Bonds and remaining unclaimed for six-years after the maturity of the Bonds or the coupons in which such moneys were deposited (whether at their stated maturity or upon call for redemption or by declaration as provided in this Indenture) shall then be repaid to the Company upon its written requests, and the holder of such Bonds and coupons shall thereafter be entitled to look only to the Company as unsecured creditors for payment thereof, and liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that before the repayment of such moneys to the Company as aforesaid, the Trustee or paying agent, as the case may be, may first publish in each city in which the principal of any of the Bonds shall be payable notice of its intention to make such repayment, in such, form as may be deemed appropriate by the Trustee or such paying agent, such publication to be in the Manner provided in Section 2.07, except that only one such publication shall be required.

SECTION 16.05. For the purpose of obtaining the satisfaction and discharge of this Indenture the Company may require any paying agent to pay to the Trustee all moneys held by it and upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent for any series of Bonds shall, upon demand of the Company, be repaid to it. Upon any such payment such paying agent shall be released from all further liability with respect to such moneys.

ARTICLE SEVENTEEN.

Limitations of Liability.

SECTION 17.01. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Bond or coupon issued hereunder or under or upon any indebtedness hereby secured or arising out of this Indenture shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever. It is expressly agreed and understood that this Indenture and the Bonds and coupons are solely corporate obligations and that no personal liability whatever does or shall attach to or be incurred by the incorporators stockholders, officers or directors of the Company or of any predecessor or successor corporation, or any of them, because of the indebtedness represented by the Bonds or coupons, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or coupons, or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by statute or constitution, of every such incorporator, stockholder, officer or director is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Bonds and coupons; provided, however, that nothing herein contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

ARTICLE EIGHTEEN.

Supplemental Indentures and Modifications of Indenture.

SECTION 18.01. The Company, when authorized by a resolution of the Board, and the Trustee, from time to time and at any time, subject to the restrictions in this Indenture contained, may, and when so required by this indenture, shall, enter into such indentures supplemental hereto as may or shall by them be deemed necessary or desirable, which shall thereafter form a part hereof, for one or more of the following purposes:

(a) to mortgage, pledge, convey, transfer or assign to the Trustee, and to subject to the lien of this Indenture, with the same force and effect as though specifically described in the Granting Clauses hereof, additional properties hereafter acquired by the Company, whether through consolidation or merger or by purchase or otherwise, and to correct or amplify the description of any properties at any time subject to the lien of this Indenture;

(b) to add to the conditions, limitations and restrictions on the authorized amount, terms, provisions, purposes of issue, authentication and delivery of Bonds or of any series of Bonds, as herein set forth, other conditions, limitations and restrictions thereafter to be observed;

(c) to add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed by the Company although the freedom of action of the Company may be materially restricted thereby, or to add to the defaults specified in Section 12.01 other defaults or to surrender any right or power herein reserved to or conferred upon the Company;

(d) to provide for the creation of any series of Bonds (other than Bonds of the 1984 Series), designating the series to be created and specifying the form and provisions of the Bonds of such series as hereinbefore provided or permitted;

(e) to provide the terms and conditions of the exchange at the option of the holders of Bonds of one series for Bonds of another or other series, or of the exchange at the option of the holders of Bonds of one denomination or kind for Bonds of another denomination or kind of the same series;

(f) to provide that the principal of the Bonds of any series may be converted at the option of the holders into capital stock, bonds and/or other securities, and the terms and conditions of such conversion;

(g) to change, alter, modify, vary or eliminate any of the terms, provisions, restrictions or conditions of this Indenture; provided, however, that unless such supplemental indenture shall have been consented to by bondholders pursuant to Section 18.02, any such changes, alterations, modifications, variations or eliminations made by any such supplemental indenture subsequent to the effective modification date which would adversely affect or diminish the rights of the holders of any Bonds then outstanding against the Company or its property shall be expressly stated in such supplemental indenture to become effective only when all the Bonds of any series established prior to the execution of such supplemental indenture shall cease to be outstanding; provided, further, that the Trustee may, in its uncontrolled discretion, decline to enter into any such supplemental indenture which, in its opinion, may not afford adequate protection to the Trustee when the same shall become operative;

(h) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by a successor corporation of the covenants and obligations of the Company in the Bonds and in this Indenture contained or to subject to the lien of this Indenture any properties owned by it;

(i) to make such provisions for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in this Indenture, or in regard to matters or questions arising under this Indenture as the Board of Directors of the Company may deem necessary or desirable and not inconsistent with this Indenture and which shall not adversely affect the interests of the holders of the Bonds; and

(j) to conform the provisions of this Indenture to the requirements of the Trust Indenture Act of 1939 as then amended or of any similar federal statute replacing such Act, or any rules or regulations promulgated by the Securities and Exchange Commission or other commission or body administering such Act.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Bonds at the time outstanding, notwithstanding any of the provisions of Section 18.02.

Any supplemental indenture the only purpose of which is to grant, convey, transfer and confirm to the Trustee additional property acquired or constructed by the Company may but need not be executed by the Trustee.

SECTION 18.02. With the consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the Bonds at the time outstanding or their attorneys-in-fact duly authorized, including the consent of the holders of not less than sixty-six and two-thirds percentum (66 2/3%) in principal amount of the Bonds at the time outstanding of each series the rights of the holders of which are affected, the Company, when authorized by a resolution of the Board, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the Bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the Bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof without the consent of the holder of each Bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a, parity with the lien of this Indenture, or alter the equal and proportionate security afforded by the lien of this Indenture for the Bonds issued hereunder, without the consent of the holders of all Bonds then outstanding, or (3) reduce the percentage or number of holders of Bonds required to approve any such supplemental indenture or to effectuate a waiver under Section

12.23, without the consent of the holders of all the Bonds then outstanding. The Trustee may in its discretion determine whether or not Bonds of any particular series would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of Bonds of such series and all other series. Subject to the provisions of Sections 15.02 and 15.03, the Trustee shall not be liable for any such determination made in good faith.

Upon the written request of the Company, accompanied by a resolution of the Board authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Bondholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 18.02, the Company shall comply with the provisions of Section 9.06 and shall publish a notice, setting forth in general terms the substance of such supplemental indenture, in each city in which the principal of any of the Bonds shall be payable, such publication to be in the manner provided in Section 2.07, except that only one such publication shall be required. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 18.03. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and all holders of Bonds outstanding thereunder shall thereafter be determined, exercised and enforced hereunder subject in all respect to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 18.04. Subject to the provisions of Sections 15.02 and 15.03, the Trustee may receive an opinion of counsel as conclusive evidence that any supplemental indenture executed pursuant to the provisions of this Article complies with the requirements of this Article.

SECTION 18.05. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If such supplemental indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Company, authenticated by the Trustee and delivered without cost to the holders of Bonds then outstanding, upon surrender of such Bonds with all unmatured coupons and all matured coupons not fully paid, in equal aggregate principal amounts.

SECTION 18.06. Any supplemental indenture executed pursuant to the provisions of this Article shall contain provisions conforming to the Trust Indenture Act of 1939, as then in force; provided, however, that any such provisions may be stated to become operative only if and when the Indenture as supplemented and modified by such supplemental indenture shall have been qualified under the Trust Indenture Act of 1939 and prior to such time shall be of no force and effect.

ARTICLE NINETEEN.

Sundry Provisions.

SECTION 19.01. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Company or the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 19.02. Nothing in this Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee and the holders of the Bonds and coupons issued hereunder any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision herein or in the Bonds contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the Bonds and coupons issued hereunder.

SECTION 19.03. All parties to this Indenture agree, and each holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as such Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than 10% in principal amount of the Bonds outstanding, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on any Bond, on or after the respective dates when the same shall have become due by redemption or otherwise.

SECTION 19.04. If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture which would be required to be included herein by the Trust Indenture Act of 1939 if this Indenture were being qualified thereunder, such provision of this Indenture which would be required so to be included shall control; provided, however, that the foregoing provisions of this Section 19.04 shall become operative only if and when this Indenture as from time to time supplemented shall, in respect of any Bonds outstanding or to be issued thereunder, have been qualified under the Trust Indenture Act of 1939 and prior to such time shall be of no force or effect.

SECTION 19.05. Unless inconsistent with the context, whenever reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act as it was in force on the date of execution of the Fortieth Supplemental Indenture.

SECTION 19.06. In case any one or more of the provisions contained in this Indenture or in the Bonds or coupons shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

SECTION 19.07. The titles of Articles and Sections, the Table of Contents, the Index of Defined Terms and the Prefatory Statement and any wording on the cover of the Fortieth Supplemental Indenture are inserted for convenience only and are not a part hereof.

SECTION 19.08. Although the Fortieth Supplemental Indenture is dated for convenience and for the purpose of reference as of September 1, 1954, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

SECTION 19.09. In order to facilitate the recording and filing of the Fortieth Supplemental Indenture, the same maybe simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

ARTICLE TWENTY

Schedule of Excepted Properties.

SECTION 20.01. There is, however, expressly excepted and excluded from the lien and operation of this Indenture the properties specifically described below in paragraphs A, B, C, D, E, F, G, H, I and J of this Section 20.01; provided, however, that if upon the happening of any default as herein defined, the Trustee or a receiver or trustee shall enter upon and take possession of the trust estate, the Trustee or such receiver or trustee may, to the extent permitted by law, at the same time likewise take possession of all such property then on hand and use and administer the same to the same extent as other property described in the Granting Clauses, constituting part of the trust estate, unless and until such default shall be remedied or waived and possession of the trust estate restored to the Company:

A. All property expressly excepted from the lien of this Indenture in the descriptions of mortgaged properties contained in the Granting Clauses;

B. All cash on hand and in banks, contracts, shares of stock, bonds, notes, evidences of indebtedness and other securities, bills, notes and accounts receivable, and other closes in action, conditional sales contracts or agreements and appliance rental or lease agreements, other than any of the foregoing which are by the express provisions of the Indenture subjected or required to be subjected to the lien hereof;

C. All materials and supplies (other than meters and transformers insofar as they shall actually be charged or should be charged to plant accounts) not installed as part of the fixed property of the Company, including materials held for use or consumption in its business and supplies acquired by the Company for use in the ordinary course and conduct of its business; all goods, wares, merchandise; appliances and supplies, purchased, acquired or held for the purpose of sale, lease or distribution; and gas, oil, coal, fissionable and other minerals and other products, fuel and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the plants or systems of the Company;

D. All oil, gas, coal and other minerals lying or being within or under, and all timber located upon, any land of the Company or any interest in land owned by the Company;

E. All office furniture, equipment and supplies;

F. All aircraft, automobiles, trucks and similar vehicles, together with all equipment, not affixed to the mortgaged real property, necessary to the operation and maintenance of such vehicles;

G. The last day of the term of each leasehold estate (and/or any agreement oral or written therefor) now or hereafter enjoyed by the Company, and whether falling within a general or particular description of property herein, and all leasehold interests, permits, licenses, franchises and rights which are intended to be hereby granted, conveyed, mortgaged, pledged, transferred or assigned, but which cannot be so granted, conveyed, mortgaged, pledged, transferred or assigned, without the consent of other parties whose consent is not, after reasonable effort, secured, or without subjecting the Trustee to a liability not otherwise contemplated by the provisions of this Indenture;

H. All other property (not specifically subjected or required to be subjected to the lien hereof) which for some reason does not fall within the character of utility property as defined in Section 1.27;

I. All property excepted from the lien hereof pursuant to the provisions of Article Fourteen; and

J. All property released or otherwise disposed of pursuant to the provisions of the Revised First Mortgage prior to the effective modification date.

THE COMPANY HEREBY DECLARES that it holds and will hold and apply all property and rights, described in paragraph G of this Article Twenty (which property and rights are therein specifically reserved and excepted) upon the trusts herein set forth and as the Trustee (or any purchaser upon any sale of the mortgaged property hereunder) shall for such purpose direct from time to time, to the fullest extent permitted by law or in equity and by any instruments creating the same, as fully as if the same could be and had been hereby granted, conveyed, mortgaged, pledged, transferred and assigned to and vested in the Trustee.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Fortieth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Clerk or Assistant Clerk or its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Fortieth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Tice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on the 22nd day of September, 1954, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

		By	/s/ C. P. Johnson
Vice President.

Attest:

/s/ Charles Jackson, Jr.
Clerk.

OLD COLONY TRUST COMPANY

		By	/s/ H. S. Parker
Vice President.

Attest:

/s/ R. D. Fisher
Assistant Secretary.

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	ss.:

On this 22nd day of September; 1954, before me personally appeared C. P. JOHNSON and CHARLES JACKSON, JR., to me known to be a Vice President and Clerk, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that: executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned. And on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Elliot G. Kelley
Notary Public

Elliot G. Kelly
NOTARY PUBLIC
My commission expires November 14, 1958

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	ss.:

C. P. JOHNSON and CHARLES JACKSON, JR., being duly sworn each for himself on oath deposes and says that he, the said C. P. JOHNSON is and at the time of the execution of the foregoing Supplemental Indenture was a Vice President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such Vice President executed said Supplemental Indenture in behalf of said corporation; that he, the said CHARLES JACKSON, JR. is and at the time of this execution of said Supplemental Indenture was the Clerk of said corporation, the said mortgagor, and the same person who as such Clerk attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

/s/ C. P. Johnson

/s/ Charles Jackson, Jr.

Subscribed and sworn to before me this 22nd day of September, 1954.

/s/ Elliot G. Kelley
Notary Public

Elliot G. Kelly
NOTARY PUBLIC
My commission expires November 14, 1958

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	ss.:

On this 22nd day of September, 1954 before me personally appeared H. S. PARKER and R.D. FISHER, to me known to be a Vice President and an Assistant Secretary, respectively, of OLD COLONY TRUST COMPANY, one of the corporations that executed, the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my band and affixed my official seal the day and year first above written.

/s/ Elliot G. Kelley
Notary Public

Elliot G. Kelly
NOTARY PUBLIC
My commission expires November 14, 1958

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record as real estate mortgage and file and index as chattel mortgage.

OLD COLONY TRUST COMPANY, Trustee

/s/ R. D. Fisher
Assistant Secretary